2.1





                           ARTICLE 2.

                       PERIOD OF AGREEMENT

2.01  Effective  Date.     The Effective Date of  this  Agreement
shall be January 1, 1990, or if executed by the Airline after February 28, 1990, the date on which the Agreement is executed by both the Authority and the Airline.

2.02 Expiration Date.    This Agreement shall expire on September
30, 2014, unless sooner terminated as provided in this Article 2, or Article 10, Article 13, or Article 14 of this Agreement.

     2.02.1 This Agreement shall terminate as to all Signatory Airlines effective at midnight September 30, 1990, if, prior to August 1, 1990, at least fifty percent (50%) in number of major or national domestic airlines and foreign flag airlines at each Airport representing more than fifty percent (50%) of the true origin and destination passenger activity at each Airport for the twelve (12) month period ending September 30, 1989, have -not become Signatory Airlines. Notwithstanding the foregoing, the Authority has the right to continue the Agreement in effect in accordance with its terms by giving notice thereof to the Airline. Notice, to be effective, must be in writing and mailed to all Signatory Airlines prior to August 31, 1990, provided, that in such event the Airline may elect to terminate this Agreement by notice to the Authority prior to October 1, 1990.

     2.02.2 Notwithstanding any other provisions, the Authority may, in its sole discretion for any reason, terminate this Agreement effective at midnight December 31, 2004, or September 30 of any year thereafter during the Period of this Agreement, provided that the Authority gives one hundred eighty
(180) days written notice to the Airline which states the Authority's reasons for the termination and, further, the Authority terminates the Agreement of all Signatory Airlines effective on the same date. The Authority shall not terminate the Agreement of any Signatory Airline under this provision unless similar and simultaneous action is taken and effected to terminate the Agreement of each signatory Airline.

2.03 Prior Agreements and Leases.

     2.03.1 At midnight, December 31, 1989, all Prior Agreements and Leases not then terminated or expired shall be deemed terminated as of that date, except that the Surviving Agreements, or provisions thereof, listed in Exhibits N-K and D-K shall continue in effect until they expire or are terminated by the Authority or the Airline in accordance with the provisions included in any such Surviving Agreements.

     2.03.2    The joint lease agreement listed in Exhibit D-K,
Item 2, (Amendments to Contracts DTFAl5-85-C-50015, DTFAl5-85-C-50006, and DTFA15-85-C-50020) shall expire on December 31, 1990, and the airlines who are parties thereto and the Authority shall have no further obligations thereunder.

     2.03.3 The contract listed in Exhibit N-K, Item 3, (Contract No. DOT-FA-NA-5135, as amended) between the Authority and Eastern Air Lines, Inc., and all rights thereunder shall expire on the Substantial Completion Date of Eastern's Permanent Premises in the New North Terminal if not otherwise terminated as provided for therein.

                           ARTICLE 3.

                 DEFINITIONS AND INTERPRETATION

3.01 Definitions.   Except as otherwise clearly indicated by  the
context, the following words, terms, and phrases wherever used in this Agreement shall for the purposes of this Agreement have the following meanings:

     Additional Projects shall mean capital expenditures for construction, acquisitions, and improvements related to the Airports, other than small capital items includable as O&M
Expenses in accordance with Authority policy and other than those Projects included in the Capital Development Program.

     Administrative Cost Center shall mean the Cost Center described in Exhibits N-E and D-E.

     Agreement shall mean this Airport Use Agreement and Premises
Lease between the Authority and the Airline, as the same may be amended or supplemented from time to time.

     Air Transportation Business shall mean that business of a Scheduled Air Carrier operated by the Airline at either or both of the Airports.

     Air Transportation Company shall mean (i) a Scheduled Air
Carrier or (ii) a company engaged in nonscheduled common carriage by air of persons, property, and/or mail.

     Aircraft Parking Positions shall mean those portions of the Ramp Areas at each of the Airports, other than Dulles Jet Apron Positions, that are used for the parking of aircraft and support vehicles and the loading and unloading of passengers and cargo.

     Aircraft Parking Position Charges shall mean those charges payable by the Airline, if applicable, for the preferential use of Aircraft Parking Positions as set forth in Section 8.04.

     Airfield Cost Center shall mean the Cost Center described in Exhibits N-E and D-E.

     Airfield Net Requirement shall mean at each Airport the Total Requirement attributable to the Airfield Cost Center, less
(i) Aircraft Parking Position Charges and Dulles Jet Apron Fees, if any; (ii) direct utility or other reimbursements attributable or allocable to the Airfield Cost Center; and (iii) Transfers, if any, allocable to the Airfield Cost Center.

     Airline shall mean the Scheduled Air Carrier executing this Agreement.

     Airline Funded Airfield Coverage shall mean for each Fiscal Year at each Airport, Debt Service Coverage allocable to the Airfield Cost Center for such Fiscal Year multiplied by a fraction, the numerator of which is the landed weight for all Signatory Airlines at that Airport for such Fiscal Year and the denominator of which is the total landed weight for all Air Transportation Companies and General Aviation at that Airport for such Fiscal Year. Airline Funded Airfield Coverage shall be calculated separately for Debt Service on Subordinated Bonds and Debt Service on Senior Bonds.

     Airline Funded Coverage shall mean for each Fiscal Year at each Airport, the sum of Airline Funded Airfield Coverage for such Fiscal Year for that Airport and Airline Funded Terminal Coverage for such Fiscal Year for that Airport. Airline Funded Coverage shall not include Equipment Coverage.

     Airline Funded Terminal Coverage shall mean for each Fiscal Year for each Airport for each Cost Center and Terminal Sub-Center within the Terminal Cost Center, Debt Service Coverage for such Fiscal Year allocated to such Sub-Center multiplied by a fraction the numerator of which is the amount of Premises leased to and the amount of space used as Common Use Premises by the Signatory Airlines in such Sub-Center and the denominator of which is the total amount of Rentable Space in such Cost Center and Terminal Sub-Center. The Airline Funded Terminal Coverage shall be calculated separately for Debt Service on Subordinated Bonds and Debt Service on Senior Bonds.

     Airline Operating Facilities shall mean furniture, furnishings, special light fixtures, carpeting, draperies, wall coverings, decorations, decorating or other special finishing work, signs, appliances, trade fixtures and equipment that is owned, furnished, installed, and used by the Airline in its operations on the Airport.

     Airline Representative shall mean that person designated by a numerical majority of the Signatory Airlines at each Airport to represent said Signatory Airlines in matters relating to the Capital Development Program and Additional Projects at that Airport.

     Airline Supported Areas shall mean for each Airport the Airfield, Terminal and Equipment Cost Centers at that Airport and at Dulles shall also include the IAB, the AOB, and the Passenger
Conveyance System Cost Centers.

     Airline Transfer Account shall mean the account in the Revenue Fund created pursuant to Section 9.06.

     Airport or Airports shall mean the real property including improvements constituting either or both Washington National Airport ("National" or "National Airport"), located in Arlington County, Virginia, and Washington Dulles International Airport ("Dulles" or "Dulles Airport"), located partially in Fairfax County and partially in Loudoun County, Virginia, as depicted in Exhibits N-A and D-A attached hereto, and as each may be subsequently improved, enlarged, or otherwise modified. Washington Dulles International Airport shall include the Washington Dulles International Airport Access Highway.

     Airside Operations Buildings (or "AOB") shall mean the facilities (other than the Existing or New Midfield Concourses) located on the Dulles Jet Apron and used to support the servicing of aircraft.

     Airside Operations Buildings (or "AOB") Rentals shall mean those rentals payable by the Airline for its use, if any, of the Airside Operations Buildings in accordance with Paragraph 8.08.3.

     Airside Operations Buildings (or "AOB") Cost Center shall mean the Cost Center described in Exhibit D-E.

     Amortization Requirements shall mean the repayment of capital costs as principal and interest, in substantially, equal annual installments over a fixed term for a capital expenditure which is not debt financed, and for which Amortization Requirements are to be included in rentals, fees, and charges pursuant to Section 10.06. The Amortization Requirement for each such capital expenditure shall be computed using an amortization period as reasonably determined by the Authority, and an interest component equal to the Thirty-Year Revenue Bond Index, published by the "Bond Buyer," on the date nearest the date on which said capital expenditure is placed in service; provided, however, if the asset in question could not legally be financed with the proceeds of tax-exempt Bonds, the interest component shall be fifty (50) basis points above the then current yield for a United States Government obligation with a maturity comparable to the period of amortization.

     Authority shall mean the Metropolitan Washington Airports
Authority.

     Authority Capital Fund shall mean that fund created pursuant to Section 9.06.

     Authority's Architects and Engineers shall mean the architects and engineers employed by the Authority, or who are under contract to the Authority.

     Aviation Cost Center shall mean the Cost Center described in Exhibits N-E and D-E.

     Base-of-the-Tower Facilities shall mean the facilities for the conduct of business by an Air Transportation Company appurtenant, as of January 1, 1990, to Aircraft Parking Positions
A-l through A-18.

     Board shall mean the Board of Directors of the Metropolitan
Washington Airports Authority.

     Bonds shall mean Senior Bonds, Subordinated Bonds, and Other
Indebtedness.

     Capital Charges shall mean (i) Debt Service, (ii)
Depreciation Requirements, and (iii) Amortization Requirements.

     Capital Development Program shall mean the construction, acquisitions and improvements to the Airports, as more particularly described in Exhibits N-I and D-I attached hereto, including the Dulles Stage II Development Plan.

     Cargo Cost Center shall mean the Cost Center described in Exhibit D-E.

     Chargeable Landings shall mean those aircraft landings for which landing fees shall be due and payable by the Airline, as set forth in Section 8.02. Such landings shall include all landings of aircraft that come to a complete stop on the Airport, with the exception of emergency landings.

     Common Use Charges shall mean those charges, if any, payable by the Airline t& the Authority for the use of Common Use
Premises at each Airport, determined in accordance with Paragraph
8.03.5.

     Common Use Premises shall mean those areas at the Airport which two or more Scheduled Air Carriers are authorized to use, as shown on Exhibits N-B and D-B attached hereto. For purposes of calculating rentals, fees, and charges hereunder, such Common Use Premises shall be deemed Rentable Space; provided, however, no leasehold interests shall accrue to or be acquired by any authorized user thereof.

     Construction Documents shall mean those plans and specifications prepared for inclusion in construction bid documents for the Capital Development Program.

     Contract Security shall mean a security for payment as set forth in Section 8.13.

     Cost Centers shall mean those areas or functional activities established by the Authority at each Airport, as set forth in Exhibits N-E and D-E attached hereto, and as may be amended by the Authority.

     Current Cost Estimate shall mean, as of any date of calculation, the projected total costs in then current dollars of one or more or all of the Projects in the Capital Development Program (as the context shall determine) as estimated by the Authority's Program Manager. Any Current Cost Estimate shall incorporate actual costs for completed Projects; substitute bid amounts for estimates when available; include the financial impacts of change-orders accepted by the Authority; and, reflect any other changes that the Authority reasonably believes will change said projected total costs from the amounts shown in Exhibits N-I and D-I.

     Debt Service shall mean, as of any date of calculation for any Rate Period, the amounts required pursuant to the terms of any Indenture to be collected during said period for the payment of Bonds, plus fees and amounts payable to providers of any form of credit enhancement used in connection with Bonds.

     Debt Service Coverage shall mean, as of any date of calculation for any period, an amount equal to twenty-five percent (25%) of the portion of Debt Service attributable to Senior Bonds and Subordinated Bonds, plus such other amounts as may be established by any financing agreement or arrangement with respect to Other Indebtedness.

     Debt Service Reserve Fund shall mean any fund of that name created and established pursuant to any Indenture.

     Deplaning Passenger shall mean any revenue passenger disembarking at the Airports, including any such passenger that shall subsequently board another aircraft of the same or a different Air Transportation Company.

     Depreciation Requirements shall mean the annual amount charged by the Authority to recover its remaining investment in certain vehicles and equipment acquired by the Authority during the period from June 7, 1987, through September 30, 1989.

     Direct Cost Centers shall mean those areas or functional activities established by the Authority at each Airport as set forth in Exhibits N-E and D-E, and as may be amended by the Authority.

     Dulles Cargo Apron shall mean those areas provided by the Authority at Dulles for the loading and unloading of all-cargo flights, as shown in Exhibit D-A attached hereto.

     Dulles Jet Apron shall mean that portion of the Dulles Ramp
Areas identified as such and shown in Exhibit D-A.

     Dulles Jet Apron Fees shall mean those amounts payable by the Airline, if applicable, for the use of the Dulles Jet Apron positions, including hard stands, as set forth in Paragraph
8.04.4.

     Dulles Main Terminal shall mean a Terminal Sub-Center at
Dulles as more particularly described in Exhibit D-E.

     Dulles Rate Credit Amortization Requirements shall mean the amounts to be included in the Total Requirement to reimburse certain Scheduled Air Carriers for terminal improvements completed and paid for by said Scheduled Air Carriers prior to October 1, 1989, as set forth in the Surviving Agreements.

     Dulles Stage II Development Plan (or "Dulles Stage II") shall mean specific Projects identified as such in Exhibit D-I, which Projects shall generally include the initial New Midfield
Concourse(s), Passenger Conveyances, and other related improvements at Dulles.

     Early Program shall mean those Projects of the Capital
Development Program funded from the proceeds of Subordinated
Bonds issued prior to January 1, 1990.

     Effective Date shall mean the date set forth in Article 2 for the commencement of this Agreement.

     Emergency R&R Fund shall mean that fund created by the Senior Indenture for emergency repair and rehabilitation of the Airports.

     Enabling Legislation shall mean the District of Columbia
Regional Airports Authority Act of 1985 (D.C. Law 6-67), as amended1 and Chapter 598, Virginia Acts of Assembly of 1985, as amended.

     Enplaning Passenger shall mean any revenue passenger ~ boarding at the Airports, including any such passenger that previously disembarked from another aircraft of the same or a different Air Transportation Company.

     Equipment shall mean that equipment and devices owned by the Authority and leased to the Airline, which may include but shall not be limited to, baggage make-up and baggage claim conveyors and devices, loading bridges, 400 Hz, and preconditioned air units.

     Equipment Charges shall mean those amounts payable by the Airline, if applicable, for the use of Equipment in accordance with Section 8.05.

     Equipment Coverage shall mean for each Fiscal Year for each Airport, Debt Service Coverage for such Fiscal Year included in
Equipment Charges.

     Equipment Sub-Centers shall mean those individual facilities at each Airport that are included in the Equipment Cost Center at that Airport, as described in Exhibits N-E and D-E.

     Exclusive Use Premises shall mean those Premises leased exclusively to the Airline, as shown on Exhibits N-B and D-B attached hereto. Except as may otherwise be agreed to, Exclusive Use Premises shall include ticket counters, associated offices, and baggage make-up area and Equipment reasonably necessary for the use thereof.

     Existing Airport Facilities shall mean those Airport areas available for beneficial use and occupancy on January 1, 1990.

     Existing Midfield Concourses shall mean a Terminal Sub-
Center at Dulles as more particularly described in Exhibit D-E.

     Existing North Terminal shall mean a Terminal Sub-Center at
National as more particularly described in Exhibit N-E.

     Extraordinary Coverage Protection Payments shall mean those payments, if any, required pursuant to Paragraph 9.07.3.

     FAA shall mean the Federal Aviation Administration, or its authorized successor(s) other than the Authority.

     Federal Lease shall mean the Agreement and Deed of Lease, dated March 2, 1987, between the United States of America, acting through the Secretary of Transportation, and the Authority, as the same may be amended or supplemented.

     Fiscal Year shall mean the annual accounting period of the Authority for its general accounting purposes which, at the time of entering into this Agreement, is the period of twelve consecutive months beginning with the first day of October of any year.

     Fixed Base Operators (or "FBOs") shall mean those commercial businesses at the Airports authorized by the Authority to sell aviation fuels and provide other aviation-related services, but shall not mean the Fueling Agent.

     Fueling Agent shall mean, for each Airport, that agent selected to operate and maintain the Fueling System for that Airport and deliver fuel through the Fueling System.

     Fueling System shall mean (i) at Dulles, the Authority-owned hydrant fueling system, if any, and the Authority-owned fuel farm; and (ii) at National, the Authority-owned hydrant fueling system, if any, and the Authority-owned fuel farm.

     General Aviation shall mean an operator of (i) private or corporate aircraft not used in the common carriage of passengers, cargo, or freight; or (ii) aircraft as a nonscheduled air taxi.

     General Manager shall mean the General Manager of the Authority and shall include such person or persons as may from time to time be authorized by the General Manager to act for the General Manager with respect to any or all matters pertaining to this Agreement.

     General Purpose Fund shall mean that fund created by the Senior Indenture.

     Ground Transportation Cost Center shall mean the Cost Center described in Exhibits N-E and D-E.

     Indenture shall mean the Senior Indenture, Subordinated
Indenture, or Other Indenture, including amendments, supplements, and successors thereto

     Indirect Cost Centers shall mean those functions and related facilities, not within a Direct Cost Center, established by the Authority at each Airport as set forth in Exhibits N-E and D-E, and as may be amended by the Authority.

     Interim Hangar 11 Terminal shall mean a Terminal Sub-Center at National as more particularly described in Exhibit N-E.

     International Arrivals Building ("IAB") shall mean those facilities provided by the Authority at Dulles for the processing by U.S. Customs and Immigration Services of international Deplaning Passengers requiring such processing and shall include the IAB to be constructed at Dulles pursuant to the Capital Development Program.

     International Arrivals Building (or "IAB") Charges shall mean those charges payable by the Airline for the use, if any, of the International Arrivals Building in accordance with Section
8.07.

     International Arrivals Building (or "IAB") Cost Center shall mean the Cost Center described in Exhibit D-E.

     Joint Use Premises shall mean those Premises leased on a joint use basis to the Airline and one or more other Signatory
Airlines, as shown on Exhibits N-B and D-B attached hereto.

     Landing Area shall mean those portions of each Airport provided for the landing, taking off and taxiing of aircraft, including without limitation, approach and turning zones, avigation or other easements, runways, taxiways, runway and taxiway lights, and other appurtenances in connection therewith.

     Landing Fees shall mean those fees, calculated in accordance with Section 8.01, payable by the Airline for the use of the Airfield.

     Low Volume Airline shall mean a Scheduled Air Carrier operating under Part 135 of the FAA Regulations1 eligible to pay
Low Volume Common Use Fees for the use of Common Use Premises, as described in Paragraph 8.03.6.

     Low Volume Common Use Fees shall mean those fees payable by a Low Volume Airline, if applicable, for the use of Common Use
Premises, as set forth in Paragraph 8.03.6.

     Main Terminal shall mean a Terminal Sub-Center at National as more particularly described in Exhibit N-E.

     Maintenance Cost Center shall mean the Cost Centers described in Exhibits N-E and D-E.

     Majority-in-Interest shall mean, at each Airport, for the Airfield Cost Center, fifty percent (50%) in number of all Signatory Airlines and Signatory Cargo Carriers at such Airport which together landed more than sixty percent (60%) of Signatory Airlines' and Signatory Cargo Carriers' landed weight at that Airport during the most recent six (6) full month period for which the statistics are available, and for the Airline Supported Areas (excluding the Airfield Cost Center), fifty percent (50%) in number of Signatory Airlines at such Airport which together were obligated to pay more than sixty percent (60%) of the sum of Terminal Rentals, Common Use Charges, IAB Charges, AOB Rentals, Passenger Conveyance Charges, and Equipment Charges at such Airport during the most recent six (6) full month period for which statistics are available.

     Maximum Certificated Gross Landed Weight shall mean the maximum gross certificated landing weight in one thousand pound units, as stated in the Airline's flight operations manual, at which each aircraft operated at the Airports by the Airline is certificated by the FAA.

     Net Remaining Revenue shall mean that amount set forth in Paragraph 9.05.2.

     New Midfield Concourse(s) shall mean a Terminal Sub-Center at Dulles and particularly the building(s) and related facilities for the conduct of business by an Air Transportation Company and for appurtenant Aircraft Parking Positions to be constructed as part of the Capital Development Program.

     New North Terminal shall mean a Terminal Sub-Center at National and particularly the buildings and related facilities for the conduct of business by an Air Transportation Company and for appurtenant Aircraft Parking Positions to be constructed as part of the Capital Development Program.

     Non-Aviation Cost Center shall mean the Cost Center described in Exhibits N-E and D-E.

     Operation and Maintenance Expenses ("O&M Expenses") shall mean for any period all expenses of the Authority paid or accrued for the operation, maintenance, administration, and ordinary current repairs of the Airports. Operation and Maintenance Expenses shall not include (i) the principal of, premium, if any, or interest payable on any Bonds; (ii) any allowance for amortization or depreciation of the Airports; (iii) any other expense for which (or to the extent to which) the Authority is or will be paid or reimbursed from or through any source that is not included or includable as Revenues; (iv) any extraordinary items arising from the early extinguishment of debt; (v) rentals payable under the Federal Lease; and (vi) any expense paid with amounts from the Emergency R&R Fund.

     Operation and Maintenance Fund ("O&M Fund") shall mean that fund created by the Senior Indenture.

     O&M Reserve shall mean that reserve for O&M Expenses required by the Senior Indenture.

     Original Cost Estimate shall mean for one or more or all of the Projects in the Capital Development Program (as the context shall determine) the amount specified for such Project in Exhibits N-I and D-I.

     Other Indebtedness shall mean any financing instrument or obligation of the Authority, except the Federal Lease, payable from Revenues on a basis subordinate to the Authority's obligation to pay Subordinated Bonds.

     Other Indenture shall mean any indenture, loan agreement, credit arrangement, or other agreement which specifies the terms of the Authority's obligation to pay Other Indebtedness.

     Outstanding shall mean, with respect to any series of Bonds, the definition of "Outstanding" in the Indenture under which said series of Bonds were issued.

     Passenger Conveyances shall mean the Dulles mobile lounges, buses, or other ground transportation devices, including any underground people mover systems provided by the Authority at Dulles for the movement of passengers and other persons (i) between aircraft, on the one hand, and the Dulles Main Terminal or the IAB, on the other, (ii) between and among the Existing or New Midfield Concourses and the Dulles Main Terminal, and (iii) between and among the Dulles Main Terminal and IAB at Dulles.

     Passenger Conveyance Charges shall mean those charges payable by the Airline pursuant to Section 8.09.

     Passenger Conveyance System Cost Center shall mean the Cost
Center described in Exhibit D-E.

     Passenger Security Reimbursements shall mean those amounts payable by the Airline for the law enforcement officers stationed at the passenger screening facilities pursuant to Federal Aviation Regulations Parts 107 and 108, as they may be amended, and for any cost incurred pursuant to any future regulations, as set forth in Section 8.06.

     Pavement Structural Maintenance shall mean the maintenance, rehabilitation, and keeping in good repair of asphalt, concrete, or other improved surfaces.

     Period shall mean the period of time during which the Airline's activities at the Airport shall be governed by this Agreement, as set forth in Article 2 herein.

     Permanent Premises shall mean those Premises designated as such in Exhibits N-B and D-B.

     Plateau Amount shall mean, at National, the amount of eight million dollars ($8,000,000) in Fiscal Year 1990, and at Dulles the amount of twelve million dollars ($12,000,000) in Fiscal Year 1990. Both amounts shall be subject to annual escalation in accordance with changes in the U.S. Implicit Price Deflator Index. The base date for such adjustment shall be the index for October 1, 1989.

     Preferential Use Premises shall mean those Premises leased on a preferential use basis to the Airline, as shown on Exhibits N-B and D-B attached hereto. Except as may otherwise be agreed upon by the parties hereto, Preferential Use Premises shall include the holdrooms and Aircraft Parking Positions leased by the Airline hereunder, if any, and all Equipment reasonably necessary for the use thereof.

     Premises shall mean areas at the Airports1 whether Permanent
Premises or Temporary Airline Premises1 leased by the Airline pursuant to Article 6 of this Agreement. Premises shall include
Exclusive, Preferential, and Joint Use Premises.

     Prior Agreements and Leases shall mean an agreement or contract, if any, between the Authority or its predecessor-in-interest, and an airline or its predecessor-in-interest for the use and lease of facilities at the Airports which was entered into prior to January 1, 1990. This shall not be construed to include prior agreements between the Authority and the Airline or other airlines, or the agent thereof, for the use, operation, and maintenance of the Fueling Systems, for the provisions of crew transportation and skycap services, or for the operation of in-flight kitchens.

     Priority 2 Projects shall mean those Projects so designated in Exhibits N-I and D-I.

     Program Manager shall mean the firm or individual employed by the Authority to provide overall construction and project management services for the Capital Development Program.

     Project shall mean any discrete, functionally complete portion of the Capital Development Program identified as a separate project in Exhibits N-I and D-I, as revised from time to time.

     Public Safety Cost Center shall mean the Cost Center described in Exhibits N-E and D-E.

     Rail System shall mean any rail system designed to transport persons to and from Dulles. A Rail System shall not include a Passenger Conveyance. For purposes of this definition, Dulles shall not include the Dulles Access Highway.

     Ramp Area shall mean the aircraft parking and maneuvering areas adjacent to the Terminals and shall include within its boundaries all Aircraft Parking Positions and the Dulles Jet Apron positions; provided, however, it shall not include the Dulles Cargo Apron.

     Ramp Area Charges shall mean the Dulles Aircraft Parking
Position Charges and Dulles Jet Apron Fees, as set forth in
Section 8.04.

     Rate Period shall mean that period for which rates for rentals, fees and charges are applicable, as set forth in Articles 8 and 9.

     Regional/Commuter Air Carrier shall mean a Scheduled Air
Carrier that is operating under a Part 135 of the FAA
Regulations.

     Rentable Space shall mean, for each Terminal Sub-Center at each Airport, and for the AOB, the total of all areas in that Terminal Sub-Center, or the AOB, which constitute Premises, Common Use Premises, or areas otherwise available for lease to airlines or non-airline tenants, except for any Premises required to be excluded from the Terminal Rentals calculation pursuant to a Surviving Agreement.

     Requesting Airline shall mean a Scheduled Air Carrier requesting the lease or use of Premises, as set forth in Section
17.03.

     Revenue Fund shall mean that fund created by the Senior
Indenture.

     Revenues shall mean all revenues of the Authority received or accrued except (i) interest income on, and any profit realized from, the investment of moneys in any fund or account to the extent that such income or profit is not transferred to, or retained in, the Revenue Fund or the Bond Fund created by the Senior Indenture or the Bond Funds created by the Subordinated Indenture; (ii) interest income on, and any profit realized from, the investment of moneys in any fund or account funded from the proceeds of Special Facility Bonds; (iii) amounts received by the Authority from, or in connection with, Special Facilities, unless such funds are treated as Revenues by the Authority; (iv) the proceeds of any passenger facility charge or similar charge levied by, or on behalf of, the Authority, unless such funds are treated as Revenues by the Authority; (v) grants-in-aid, donations, and/or bequests; (vi) insurance proceeds which are not deemed to be revenues in accordance with generally accepted accounting principles; (vii) the proceeds of any condemnation awards; and (viii) any other amounts which are not deemed to be revenues in accordance with generally accepted accounting principles or which are restricted as to their use.

     Scheduled Air Carrier shall mean any company performing, pursuant to published schedules, commercial air transportation of persons, property, and/or mail over specified routes to and from the Airport and holding the necessary authority from the appropriate Federal or state agencies to provide such air transportation services.

     Senior Bonds shall mean any bonds or other financing instrument or obligation issued pursuant to the Senior Indenture.

     Senior Indenture shall mean the Master Indenture of Trust dated as of February 1, 1990, securing the Authority's Airport
System Revenue Bonds, as such may be amended or supplemented.

     Signatory Airline shall mean a Scheduled Air Carrier which has an agreement with the Authority substantially similar to this Agreement.

     Signatory Cargo Carriers shall mean those scheduled all-cargo Air Transportation Companies, if any, signatory to an agreement with the Authority providing for the calculation of Landing Fees on substantially the same basis as this Agreement.

     Special Facility shall mean any facility, improvement, structure, equipment, or assets acquired or constructed on any land or in or on any structure or building at the Airports, the cost of construction and acquisition of which are paid for (i) by the obligor under the special facility agreement, or (ii) from the proceeds of Special Facility Bonds, or (iii) both.

     Special Facility Bonds shall mean revenue bonds, notes, or other obligations of the Authority, issued to finance any Special Facility, the payment of principal of, premium, if any, and interest on which are payable from and secured by the proceeds thereof and rentals, payments, and other charges payable by the obligor under the Special Facility Agreement.

     Stage II shall mean the Dulles Stage II Development Plan.

     Sub-Center shall mean either a Terminal or Equipment Sub-
Center.

     Subordinated Bonds shall mean any bonds or other financing instrument or obligation issued pursuant to the Subordinated
Indenture.

     Subordinated Indenture shall mean the Master Indenture of Trust dated March 1, 1988, securing the Authority's General
Airport Subordinated Revenue Bonds, as such may be supplemented or amended.

     Substantial Completion Date (and "Substantially Complete") shall mean the date that any Premises are ready to be moved into and occupied by the Airline, or any Project is substantially complete, as certified by the Authority's Architects and Engineers.

     Surviving Agreements shall mean those Prior Agreements and Leases between the Authority and any airline, or provisions thereof, which continue in effect after the Effective Date, if any, and which are described in Exhibits N-K and D-K.

     Systems and Services Cost Center shall mean the Cost Center described in Exhibits N-E and D-E.

     Temporary Airline Premises ("TAP") shall mean those Premises that are temporarily occupied by the Airline pursuant to Article
5 during the course of the Capital Development Program.

     Terminal Cost Center shall mean the Cost Center as described in Exhibits N-E and D-E.

     Terminal Rentals shall mean those amounts payable by the Airline, calculated in accordance with Paragraph 8.02.4, for the lease of its Exclusive, Preferential, and Joint Use Premises.

     Terminal Sub-Centers shall mean those individual facilities at each Airport that are included in the Terminal Cost Center at that Airport, as described in Exhibits N-E and D-E. At National, Terminal Sub-Centers shall mean the Main Terminal (which shall also include the Existing North Terminal), the Interim Hangar 11 Terminal, and the New North Terminal. At Dulles, Terminal Sub-Centers shall mean the Dulles Main Terminal, the Existing Midfield Concourses, and the New Midfield Concourse(s).

     Terminal Sub-Center Net Requirement shall mean, for each Terminal Sub-Center at each Airport, the Total Requirement attributable or allocable to each such Terminal Sub-Center, less direct utility or other reimbursements attributable or allocable to said Terminal Sub-Center.

     Total Passengers shall mean the total of Enplaning
Passengers and Deplaning Passengers.

     Total Requirement shall mean, with respect to any Direct Cost Center or Terminal or Equipment Sub-Center, that portion of the sum of (i) O&M Expenses; (ii) required deposits under the Senior Indenture to maintain the O&M Reserve; (iii) Capital Charges; (iv) Debt Service Coverage; (v) required deposits to any Debt Service Reserve Fund; (vi) Federal Lease payment; (vii) Dulles Rate Credit Amortization Requirements (at Dulles only);
(viii) required deposits to the Emergency R&R Fund; and (ix) Extraordinary Coverage Protection Payments, if any, properly attributable or allocable to each said Direct Cost Center or Sub-Center.

     Transfers shall mean the amounts to be transferred by the Authority to reduce Signatory Airline rentals, fees, and charges as set forth in Section 9.05.

     U.S. Implicit Price Deflator Index shall mean the then most recently issued year-to-year U.S. GNP Implicit Price Deflator Index, issued by the United States Department of Commerce, or, if such index shall be discontinued, a successor index as designated by the United States Government.

     Utility Production and Delivery System shall mean the utility production and main line transportation components for electrical, water, sewage, heating and air conditioning or natural gas service up to a main distribution panel, reduction station, shut-off valve, or other point of connection with Terminal buildings.

     Additional words and phrases used in this Agreement but not defined herein shall have the meanings set forth in the Indenture, if defined therein.

3.02  Interpretation.     In this Agreement, unless  the  context
otherwise requires:

     3.02.1 Divisions of Articles with one decimal point are Sections, e.g., 1.01. Divisions of Sections with two decimal points are Paragraphs, e.g., 1.01.1.

     3.02.2 All Article, Section, and Paragraph references, unless otherwise expressly indicated, are to Articles, Sections, and Paragraphs of this Agreement.

     3.02.3 The terms "hereby," "herein," "hereof," "hereto," and "hereunder" and any similar terms used in this Agreement refer to this Agreement.

     3.02.4 Words importing persons shall include firms, associations, partnerships, trusts, corporations, and other legal entities, including public bodies, as well as natural persons.

     3.02.5 Any headings preceding the text of the articles and sections of this Agreement, and any table of contents, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     3.02.6 Words importing the male gender shall include the female gender and vice versa.

     3.02.7 Words importing the singular shall include the plural and vice versa, unless the context clearly indicates otherwise.

                           ARTICLE 4.

                       USE OF THE AIRPORTS

4.01 Airline Rights and Privileges at Both Airports. The Airline, together with others so authorized, shall have the following rights to use the Premises and Equipment leased to the Airline pursuant to Article 6, and certain other facilities at the Airports, including, but not limited to, Common Use Premises, all as shown in Exhibits N-B and D-B, but not including Premises leased Exclusively, Preferentially, or Jointly to others, for the operation of the Airline's Air Transportation Business. These rights are subject to the terms of this Agreement, including the exclusions, reservations, and conditions set forth in Sections 4.02, 4.03, and 4.04 and the payment obligation set forth in
Article 8.  These rights are as follows:

     4.01.1 To land upon, take off from, and fly over the Airports, and to taxi, park, load, unload, tow, and store the Airline's aircraft and support equipment on the Airport in areas designated for such purposes by the Authority, and, in all events, on the terms and conditions imposed by the Authority.

     4.01.2 To enplane and deplane persons, mail, and/or property, along with food, beverages, and other supplies; to provide passenger handling services for the Airline's passengers, including the sale of air transportation tickets and services, and to process the Airline's passengers and their baggage for air travel; to sell, handle and provide mail, freight and package express services for the Airline's customers; to maintain, service and repair aircraft and ground support equipment operated by the Airline in areas designated for these purposes by the Authority; to provide porter/skycap services; to provide interline and lost baggage services for the Airline's passengers; to provide security screening services so long as the services meet the FAA requirements; to provide ground transportation on the Airport for employees, baggage, and, with the approval of the Authority, the Airline's passengers; and to provide ground transportation to and from the Airport for employees, lost baggage, and for passengers and baggage from diverted or cancelled flights of the Airline. In addition, the Airline may, in accordance with the provisions of Article 16 with regard to handling agreements, provide these services for other Air Transportation Companies either by itself or in conjunction with other Signatory Airlines, if the Airline is performing these services for itself at the Airports.

     4.01.3 To train personnel in the employ of or to be employed by the Airline at the Airports in the operation of the Airline's Air Transportation Business.

     4.01.4 To sell, dispose of, or exchange the Airline's aircraft, engines, accessories, gasoline, oil, grease, lubricants, or other similar equipment or supplies, except aviation fuels, in areas of the Airports designated for this purpose by the Authority; provided, however, that this Paragraph shall not be construed to prohibit the Airline from selling or otherwise conveying aviation fuels or propellants to an Air Transportation Company which is a successor company to the Airline or to another Signatory Airline from time to time.

     4.01.5 To select, together with the other Signatory Airlines, a single Fueling Agent for each Airport, and to receive, store and transmit fuel through the Fueling Systems at the Airports in accordance with the provisions of the separate fuel system agreement(s) between the Authority and the Fueling Agent selected by the Signatory Airlines and approved by the Authority, or between the Authority and the Fueling Agent selected in accordance with Paragraph 4.02.6.

     4.01.6 To install and maintain in the Airline's Premises, at the Airline's sole cost and expense, identifying signs, posters, displays, and other materials which advertise the services offered by the Airline to the traveling public, consistent with the Authority's regulations and orders; provided, however, identifying signs, posters, displays, and other similar materials shall not be permitted on the Ramp Area, and provided, further, that only the corporate identifiers or "logos" of the Air Transportation Companies using the holdroom shall be permitted in a holdroom area. All such signs, posters, displays, and other similar materials must be approved in writing by the Authority prior to use at the Airport. The Authority reserves the right to place advertising displays in all areas of the Airport that are visible to the public excluding the Exclusive Use Premises and holdroom areas leased to the Airline. The Authority agrees not to allow the placement of advertising of competing route services in the Airline's Premises or common use areas.

     4.01.7 To install, maintain and operate at no cost to the Authority, alone or in conjunction with any other Signatory Airline, radio communication, computer, meteorological and aerial navigation equipment and facilities on the Airline's Premises; provided, however, that such installations shall be subject to the prior written approval of the Authority.

     4.01.8 To install, maintain and operate customer relations, security and holdroom facilities and equipment, administrative offices, operations offices, and related facilities, and to install personal property, including furniture, furnishings, supplies, machinery and equipment, in the Airline's Premises.

     4.01.9 To construct modifications, finishes and improvements in the Airline's Premises subject to the provisions of Section 10.09.

     4.01.10 To have ingress to and egress from the Airports and the Airline's Premises for the Airline's officers, employees, agents, contractors, and invitees, including furnishers of services and supplies.

     4.01.11 To use, for the benefit of the Airline's employees who perform substantially all of their work at the Airports, vehicular parking areas which will be designated by the Authority

     4.01.12 To install soft drink vending machines and snack vending machines in the Airline's non-public Premises for the sole use of the Airline's officers, employees and agents.
Vending machines shall not be within the view of the general public and all machine locations are subject to the prior written approval of the Authority.

     4.01.13 To furnish and operate a preferred customer or "VIP" club for the Airline's passengers in Premises designated for this purpose by the Authority. Further, such preferred customer or "VIP" club may be shared with one or more other Air Transportation Companies; provided, however, that the club is leased to the Airline only, and provided that the rights of all the Air Transportation Companies using the club terminate when such lease terminates.

     4.01.14 To install telephones, telefax, and other telecommunications devices and conduit in the Airline's Premises that are not accessible to the public. The Authority retains the right to install all public telephones, telefax, and other telecommunications devices and conduit in all areas of the Airports accessible to the public, including the Premises leased to the Airline, and to collect the proceeds therefrom; provided, however, the Airlines may install telephones and telefax in the Airline's "VIP" club. If the Airline installs public telephones or telefax in its "VIP" club, it shall pay to the Authority a monthly payment of fifty percent (50%) of the gross revenues received by the Airline from any source from the installation and operation of such telephones or telefax.

     4.01.15 To install, operate and maintain, using the Airline's own employees or those of a wholly-owned subsidiary of the Airline or the Airline's parent company, an establishment for the cooking and preparation of food and beverages for consumption only by passengers and crews on the Airline's aircraft and in the Airline's "VIP" club, if any; provided that the Authority determines, in its discretion, that space is available on the Airports for this purpose and that, if such space is not included and designated in the Airline's Premises, the Airline enters into a separate agreement for such cooking and food preparation space with the Authority. Such food and beverages shall not be intended for consumption by any persons except the Airline's passengers and crews while on the Airline's aircraft, patrons of Airline's "VIP" club, and such employees directly engaged in the cooking and preparation of such food and beverages; provided, however, upon entering a separate agreement with the Authority, and subject to fees and conditions as set forth therein, the Airline may provide these services to one or more other Air Transportation Companies operating from the Airport, including another Signatory Airline.

     4.01.16 To purchase prepared food and beverages for consumption by passengers and crews on the Airline's aircraft and in the Airline's "VIP" club, if any; provided, however, if the Airline purchases catering, not including beverages and complimentary packages of snack food to be consumed on the Airline's aircraft, from an off-Airport caterer including, but not limited to, an Air Transportation Company, for delivery of prepared food and/or beverages to the Airline on the Airport, said caterer will be required to have a contract with the Authority and to pay a fee to the Authority at a rate equal to the rate paid by the Authority's inflight food catering concessionaires located on that Airport. The Airline shall not purchase any prepared food or beverage from a caterer for delivery on the Airports unless and until the caterer is authorized by the Authority to do business on the Airports.

     4.01.17   To acquire, by purchase or otherwise, any Air
Transportation Business-related services and/or supplies from any agent, contractor, or other Signatory Airline subject to the conditions of Paragraph 4.02.5.

4.02 Exclusions, Reservations, and Conditions. The rights granted to the Airline under this Agreement shall be strictly construed, and may be exercised by the Airline only to the extent such rights are necessary or incidental to the conduct by the Airline of its Air Transportation Business. Except with the prior written approval of the Authority, the Airline is prohibited from conducting any business on the Airport separate and apart from the conduct of its Air Transportation Business.

     4.02.1 If the Airline receives notice from the Authority, or if the Airline reasonably should know (i) that it is materially interfering with the use, operation or maintenance of the Airport, including but not limited to, the safe and efficient use of the Airfield and the effectiveness or accessibility of the drainage, sewerage, water, communications, fire protection, utility, electrical, or other systems installed or located from time to time at the Airport; (ii) that it is causing or contributing to a dangerous or hazardous condition; or (iii) that it is in violation of law or applicable rules or regulations; the Airline shall immediately cease such interference, or, where immediate elimination of said interference is not possible, the Airline shall immediately take corrective action and cause others under its control to take corrective action to eliminate the interference.

     4.02.2 As soon as possible, after obtaining any necessary approval from appropriate governmental agencies, the Airline shall remove any of its disabled aircraft from the Landing Area and Ramp Area upon the request of the Authority. The Airline shall place any such disabled aircraft only in such storage areas as may be designated by the Authority, and shall store such disabled aircraft only upon such terms and conditions as at that time may be established by the Authority, consistent with any directives of the FAA and the National Transportation Safety Board.

     (i) In the event the Airline shall fail to remove any of its disabled aircraft as expeditiously as possible, the Authority may, but shall not be obligated to, cause the removal of such disabled aircraft by any reasonable means; provided however, the Authority shall give the Airline prior notice of its intent to do so.

     (ii) If the Authority removes, or causes another to remove the Airline's disabled aircraft, the Airline shall pay to the Authority, upon receipt of an invoice, the costs incurred for such removal, including the cost of labor. The Airline shall also pay any damages incurred by, or imposed upon the Authority as a result of the disabled aircraft.

     4.02.3 Except as may otherwise be authorized herein or in separate agreements between the Airline and the Authority, the Airline shall not provide to its passengers, other Air Transportation Companies, or other persons on the Airport food or beverages, products or services of a kind normally provided by Airport concessionaires nor shall the Airline maintain or operate on the Airport a cafeteria, restaurant, bar, or cocktail lounge, stand, or any other facility for the purpose of providing food and beverages to the public or to the Airline's employees and passengers or to any other Air Transportation Company. This prohibition shall not apply to the Airline's "VIP" club to the extent the Airline provides, in such club, such food and beverage, products or services on a complimentary basis and such club is located and constructed in such a manner as to be separate and distinct from the space that is accessible by the public who are not members of the club and is physically separated by a wall or walls from the Airline's passenger holdroom or boarding area, where persons holding tickets to board the Airline's aircraft are congregating. Further, it shall not be construed to apply to the provision of food, beverages, products, or services aboard an aircraft.

     4.02.4 The Airline shall not use, store, transport, or dispose of any fuels, oil, grease, lubricants, or other hazardous materials to, from, within, or upon the Airports in a manner which violates federal, state, local, or Authority laws and regulations.

     4.02.5 If the Airline uses anyone other than its own employees, the employees of a parent or subsidiary company, or those of another Signatory Airline to perform the Air Transportation Business services and related activity authorized in this Article, the person or entity providing the service may be required to meet the Authority's reasonable qualifications for doing business on the Airports, and obtain an Authority permit, license, or contract if required to do so by the Authority. The Authority may also require the person or entity providing the services to pay reasonable fees or rents, except as otherwise provided in Section 8.10. The Airline shall provide the Authority with a copy of any contract or agreement between the Airline and the agent or contractor upon the Authority's request.

     4.02.6 The Authority reserves the right to impose reasonable conditions on the use of the Fueling System at either Airport whenever a separate agreement on the use of the system is not in effect. In the event the Signatory Airlines fail to select a Fueling Agent by October 1, 1990, the Authority shall have the right to select its own agent to be responsible for the overall operation and maintenance of the Fueling System and to award a contract for a period not to exceed five (5) years to such agent; provided, however, that the Authority shall not select a Fueling Agent without first providing notice to the Signatory Airlines at the Airport (i) of the Authority's intent to select an agent, and (ii) of the anticipated date that the agent will assume responsibility for the Fueling System1 which date shall be at least ninety (90) days after the date of the said notice; and, provided, further, that if the Signatory Airlines thereafter select a different Fueling Agent, in accordance with Paragraph 4.01.5, the Authority shall, upon receipt of a written request from the Signatory Airlines, terminate its contract with the Fueling Agent selected by it at the earliest date upon which such contract may be terminated without penalty and shall thereupon enter into an agreement with such different Fueling Agent in accordance with Paragraph 4.01.5.

     4.02.7 The Authority reserves the right to either temporarily or permanently restrict the use of any roadway, taxiway, or runway or other area at the Airport at any time, provided, that in the event of such restrictions, the Authority shall ensure the availability of reasonable ingress and egress, and shall not unreasonably restrict Airfield operations.

4.03 Operating Rights, Exclusions, and Conditions Applicable Only at National. In addition to the Airline's rights, privileges, and exclusions enumerated in Sections 4.01 and 4.02, the following rights, privileges, and exclusions are applicable to the Airline's operations at National:

     4.03.1 The Airline may (i) use only those Aircraft Parking Positions at National shown on Exhibit N-B for enplaning and deplaning passengers, baggage, cargo and/or mail, and the servicing of aircraft; (ii) park an aircraft that is ready for immediate use as an extra section of a scheduled flight only at an area designated on Exhibit N-B; and (iii) park an aircraft overnight at a location at other than its Aircraft Parking Positions only with the express permission of the Authority and on reasonable terms and conditions, including payment of fees as set forth in Section 8.04.

     4.03.2 Unless otherwise authorized by the Authority, the Airline must use the Fueling Agent to service its aircraft.

     4.03.3 The Airline may not load or unload an all cargo aircraft on the passenger Ramp Areas adjacent to the Terminal facilities.

4.04 Operating Rights, Exclusions, and Conditions Applicable Only at Dulles. In addition to the rights, privileges, and exclusions enumerated in Sections 4.01 and 4.02, the following rights, privileges and exclusions are applicable to the Airline's operations at Dulles:

     4.04.1 The Airline may use only those hard stand or Dulles Jet Apron positions assigned by the Authority for enplaning and deplaning passengers, baggage, cargo and mail, and for servicing of aircraft.

     4.04.2 If the Airline leases space in the Airside Operations Building on the Dulles Jet Apron, the Authority, in its assignment of Dulles Jet Apron positions, will use its best efforts to assign the Airline those positions which are reasonably convenient to the Airline's Airside Operations Building space. The Airline may park aircraft overnight at a location other than the Airline's Aircraft Parking Positions, or assigned Dulles Jet Apron positions, if any, only with the prior permission of the Authority and on reasonable terms and conditions, including payment of fees as set forth in Section 8.04.

     4.04.3 The Airline shall use only the Fueling Agent to fuel its aircraft, except that the Airline may use the Fixed Base Operators at Dulles to fuel the Airline's aircraft if the aircraft are on the FBO's own premises or on the Cargo Ramp, except as may be agreed to in a separate agreement between the Authority and the Fueling Agent.

     4.04.4 The Airline may not load or unload cargo from all-cargo aircraft on the passenger Ramp Area adjacent to the Terminal or the Dulles Jet Apron positions.

                           ARTICLE 5.

                      TRANSITION PROVISIONS

5.01 Implementation of Capital Development Program. The Authority and the Airline agree that completion of the Capital Development Program shown in Exhibits N-I and D-I entails (i) the physical modification or removal of some Existing Airport Facilities and (ii) the modification in the function or use of other Existing Airport Facilities (whether or not these facilities are physically modified) and, in particular, the reduction in the number of Aircraft Parking Positions used for aircraft of other than Regional/Commuter Air Carriers in the Existing Airport Facilities at National Airport. Notwithstanding the preceding two sentences, after construction of the Capital Development Program at National Airport, the number of Aircraft Parking Positions for aircraft of Scheduled Air Carriers (other than Regional/Commuter Air-Carriers) at National where passengers enplane and deplane through a loading bridge shall be forty-four
(44), the same as in the Existing Airport Facilities at National.

5.02 Temporary Airline Premises.

     5.02.1 In order to implement the Capital Development Program in accordance with Section 5.01, the Airline agrees that the Premises leased to it pursuant to Section 6.01 will be deemed to be Temporary Airline Premises (TAP), and the Premises to be leased to it pursuant to Section 6.02 will be deemed to be the Airline's Permanent Premises. The implementation of the Capital Development Program may require the Airline to lease TAP on the Effective Date hereof. Further, the Airline may be required to relocate on a temporary or permanent basis, from TAP to Premises that are different from those that the Airline occupies on the Effective Date. Such relocation is anticipated by the Airline and the Authority but will occur only if it is reasonably necessary to accomplish the Capital Development Program.
Further, such relocation may be from TAP into other TAP until the Airline relocates to Permanent Premises. However, at Dulles, the Airlines will not be required to relocate from the TAP initially leased under Section 6.01 into other TAP except as follows:

     (i) To implement the expansion and rehabilitation of the Dulles Main Terminal;

     (ii) To implement Dulles Stage II of the Capital Development
Program; or Article 17.

     (iii)     As part of a relocation required by Article 17.

     5.02.2 Unless a different notice period and procedure is agreed to, the Airline's occupancy and use of TAP are subject to the notice and process provided in Paragraphs 5.02.3, 5.02.4, and
5.02.5 to vacate the TAP and to relocate to other TAP or to Airline's Permanent Premises. The Authority agrees to use its best efforts to (i) relocate the Airline to TAP suitable for the conduct of the Airline's Air Transportation Business, but not necessarily comparable in size, location, access, or other features of the Premises originally leased under Section 6.01,
(ii) minimize operational disruptions to the Airline as a result of such relocations, and (iii) maintain a phasing schedule for implementation of the Capital Development Program, including the Substantial Completion Date of the Airline's Permanent Premises so as to not unreasonably interfere with the Airline's operation.

     5.02.3 When, in the judgment of the Authority, implementation of the Capital Development Program requires the Airline to vacate TAP, the Authority shall give to the Airline not less than sixty (60) calendar days written notice to vacate any, or all, of the TAP, and the Authority shall then have the right to amend the Exhibits to this Agreement to reflect the deletion of the TAP from the Airline's Premises and in the Authority's sole discretion, to lease said TAP to another tenant or to close said TAP. The Airline agrees to vacate the TAP on the date specified in the said written notice, regardless of whether that date is the last day of the month; provided, however, that if the Airline notifies the Authority as promptly as is reasonably practicable upon receipt of such notice that it cannot reasonably prepare the TAP to which the Airline is being relocated within such notice period, and the reasons therefor, the Airline shall have additional time, not to exceed thirty (30) days, to vacate the TAP.

     5.02.4 The Airline agrees that it will cooperate with the Authority in moving to TAP, in moving from TAP to other TAP, and in moving to Permanent Premises, and that it will move in such a manner so as not to interfere unreasonably with the Authority's planned Capital Development Program. The allocation of the Airline's costs associated with relocation to assist the Capital Development Program shall be in accordance with the Authority policy attached hereto as Exhibit A-P.

     5.02.5 The Airline, while occupying TAP, shall be subject to all of the other conditions and terms of this Agreement.

5.03 Transition to Permanent Premises.

     5.03.1 The Authority shall give written notice to the Airline of the estimated Substantial Completion Date of the Airline's Permanent Premises, at least one hundred and twenty
(120) days prior to said date. The Airline will be permitted to install its own equipment and furnishings in the Airline's Permanent Premises beginning sixty (60) days prior to such estimated Substantial Completion Date.

     5.03.2 The Airline shall move into and occupy its Permanent Premises on or before the actual Substantial Completion Date of such Permanent Premises whereupon such Permanent Premises shall not be considered TAP subject to Section 5.02; provided, however, that if the Airline notifies the Authority as promptly as is reasonably practicable upon receipt of the notice specified in Paragraph 5.03.1 that it cannot reasonably prepare its Permanent Premises by the estimated Substantial Completion Date, and the reasons therefor, the Airline shall have additional time, not to exceed thirty (30) days, to move into and occupy its Permanent Premises. Unless a different payment is required by
Section 8.14, the Airline shall be subject to, and shall pay, the rentals, fees, and charges for its Permanent Premises beginning on the actual Substantial Completion Date thereof regardless of whether the Airline occupies its Permanent Premises prior to, on, or after such actual Substantial Completion Date.

     5.03.3 If the Airline's Permanent Premises are not completed by the estimated Substantial Completion Date that was contained in the written notice given by the Authority pursuant to Paragraph 5.03.1, the Authority shall not be liable to the Airline for failure to deliver possession or to complete said Permanent Premises by said date. The Authority will notify the Airline of any change in such estimated Substantial Completion Date.

                           ARTICLE 6.

                              LEASE

6.01 Lease of Temporary Airline Premises and Equipment. The Authority, as lessor, hereby leases to the Airline, and the Airline, as lessee, hereby leases from the Authority, commencing on the date hereof and subject to all of the terms and conditions herein, particularly the transition provisions of Article 5, the following Temporary Airline Premises and Equipment:

     (i) The Exclusive Use Premises specifically described and identified as TAP in Exhibits N-B and D-B;

     (ii) The Joint Use Premises specifically described and identified as TAP in Exhibits N-B and D-B;

     (iii) The Preferential Use Premises specifically described and identified as TAP in Exhibits N-B and D-B; and

     (iv) The Equipment specifically described and identified as TAP in Exhibits N-H and D-H.

6.02 Lease of Permanent Premises and Equipment. Commencing on the Substantial Completion Date of the Airline's Permanent Premises, the Authority, as lessor, shall, without any further action, lease to the Airline, and the Airline, as lessee, shall, without any further action, lease from the Authority, subject to all of the terms and conditions herein, the following Permanent Premises and Equipment:

     (i)  The Exclusive Use Premises described and identified in
Exhibits N-B and D-B;

     (ii) The Joint Use Premises described and identified in
Exhibits N-B and D-B;

     (iii) The Preferential Use Premises described and identified in Exhibits N-B and D-B; and

     (iv) The Equipment described and identified in Exhibits N-H and D-H.

6.03  Changes.   All of the Premises and Equipment  described  in
Sections 6.01 and 6.02 are subject to modification in accordance with Article 5, this Article 6, Article 16, and Article 17 of this Agreement.

6.04 Allocation of Premises at Dulles. At Dulles, prior to the completion of the design of the westerly expansion of the Main Terminal, and subsequently, prior to the completion of the design of the easterly expansion of the Main Terminal, the Authority will determine the location of each Airline's Premises in the expanded Main Terminal. The following will be the primary, but not exclusive, considerations in establishing the priority order of allocation:

     (i) The amount of space committed to by each Airline in an executed use and lease agreement;

     (ii) The individual Airline's preference with respect to location of its leasable Premises, and the desirability of, and operational requirements for, contiguous space for related functions; and

     (iii) The efficient phasing and implementation of the Main Terminal expansion, whereby relocations are minimized and flexibility for construction phasing is maximized.

6.05 Modification of Premises. In the event that the Authority and the Airline, by mutual agreement, add additional space or spaces to, or delete space or spaces from, the various Premises of the Airline, Exhibits N-B or D-B, as applicable, shall be revised accordingly to reflect such addition or deletion and the revised exhibits shall be incorporated into the Agreement. Space added to the Airline's Premises shall be subject to all of the terms, conditions, requirements, and limitations of this Agreement and the Airline shall pay to the Authority all rentals, fees, and charges applicable to such additional space in accordance with the provisions of this Agreement.

6.06 Addition of Equipment.

     6.06.1 Subject to Paragraph 6.06.3, the Authority reserves the right to acquire and install Equipment in, upon, and adjacent to, the Airline's Premises but only in one or more of the following events:

     (i) The acquisition and installation of the Equipment is identified as part of the Capital Development Program;

     (ii) The acquisition and installation of Equipment is identified as part of any Additional Project;

     (iii) In any Premises, whenever there is a change in tenants; or

     (iv) Such acquisition and installation are agreed to between the Airline and the Authority.

     6.06.2 The Airline agrees to facilitate the installation of the Equipment, including, upon reasonable notice from the Authority, the decommissioning and removal, at the Airline's expense, of the Airline's equipment, if any, that is to be replaced by Equipment pursuant to Paragraph 6.06.1.

     6.06.3 Prior to the acquisition and installation of Equipment pursuant to Paragraph 6.06.1, the Authority shall consult with the Airlines with respect to the technical standards and requirements applicable to such Equipment. So long as such Equipment meets such standards and requirements, the Airline may select the vendor or supplier of Equipment for the Airline's Premises. At the request of the Airline, and provided that it would not adversely affect the tax-exempt status of the Bonds, the Authority may allow the Airline to initially purchase the Equipment and be subsequently reimbursed by the Authority.

6.07 Adjustment of Dimensions. After the Substantial Completion Date of each Airline's Permanent Premises, the actual square footage of the Airline's Premises shall be determined by the Authority from actual measurements, and incorporated into revised Exhibits N-B and N-C, and D-B and D-C. If measurements are to be taken, the Airline shall be notified in advance and shall be entitled to have a representative present when such measurements are taken. Premises consisting of enclosed space shall be measured for interior space from the center line of interior walls to the inside face of exterior walls.

                         ARTICLE 7.

                  OPERATION AND MAINTENANCE

7.01 Authority Responsibilities.

     7.01.1 The Authority shall, with reasonable diligence and prudence, operate and maintain the Airports with adequate, efficient, qualified personnel, and keep the Airports in good condition and repair, including the Terminals, Ramp Area, Existing and New Midfield Concourses, Airside Operations Buildings, and any Passenger Conveyances between Existing and New Midfield Concourses or between aircraft and Terminals and the visual public display of arrival and departure flight information for the Dulles Main Terminal.

     7.01.2    The Authority shall, with reasonable
diligence and prudence, act to maintain the Landing Area for the safe and proper use thereof by the Airline, including the clearing and removal of snow from the runways and taxiways as quickly as reasonably practicable.

     7.01.3 The Authority will operate and maintain the Airports in a manner at least equal to the standards established by the FAA to maintain the Airport Operating
Certificates and any other governmental agency having jurisdiction thereof, except for conditions beyond the control of the Authority.

     7.01.4 The Authority shall not be liable to the Airline for temporary failure to furnish all or any services to be provided by the Authority hereunder, whether due to mechanical breakdown or for any other causes beyond the reasonable control of the Authority.

     7.01.5 The Authority's operation and maintenance responsibilities are set forth in Exhibits D-D and N-D, except that the Airline and the Authority may agree to a different allocation of maintenance responsibility in Exhibits N-B and D-B (leasehold exhibits) in which event any conflict between Exhibits D-D and ND and D-B and N-B shall be resolved in accordance with Exhibits D-B and N-B.
Further, and except as may be provided in Exhibits D-B and N-B, the Authority shall not be obligated to perform the operation and maintenance responsibilities designated by
Section 7.02 and Exhibits N-D and D-D as being the responsibility of the Airline, or for which the Airline, another Signatory Airline, or any other person has assumed such responsibility by separate written agreement with the Authority, including a Surviving Agreement.

     7.01.6 The Authority shall provide, operate, and maintain the Passenger Conveyance system at Dulles, including a sufficient number of trained personnel. The Authority shall provide adequate Passenger Conveyances for the transportation of passengers between the Main Terminal and the Airline's aircraft that are parked on remote hard stand or on the Dulles Jet Apron at a parking position that is not serviced by a passenger holdroom and a loading bridge. The Airline shall determine who boards Passenger Conveyances traveling between the Dulles Main Terminal and its aircraft directly. On Passenger Conveyances serving aircraft directly, passengers enplaning or deplaning for more than one aircraft operation shall not be combined in a single one-way trip. Except in an emergency, the Authority shall not be obligated to provide transportation directly between the Terminal and the Airline's aircraft which is, or in the reasonable judgment of the Authority can be, parked at an Aircraft Parking Position at the Existing Midfield Concourse or New Midfield Concourse(s) and served by a passenger holdroom and a loading bridge. If the Passenger Conveyance has departed directly for the Airline's aircraft before all of the Airline's passengers have boarded it, the Airline may transport its passengers to or from its aircraft by another means subject to the Authority's approval.

     7.01.7 The Authority and the Airline recognize that regular, shuttle-type mobile lounge service of high quality is important for the proper transportation of passengers to and from the Existing Midfield Concourse. The Authority agrees:

     (i) To use its reasonable best efforts to provide mobile lounge service from the Dulles Main Terminal to the Existing Midfield Concourse beginning one hour before any Airline's first departure from the Existing Midfield
Concourse and will continue to operate on a regular basis until a half hour after the' last scheduled flight arrives, even if that flight is later than its scheduled arrival.

     (ii) To use its reasonable best efforts so that (a) after a mobile lounge departs from a terminus another takes its place as soon as practicable, and (b) regardless of the number of passengers carried, mobile lounges depart the terminus after waiting no more than five minutes for boarding passengers; provided that a lounge may remain at one or each terminus for a longer period if no passengers of a Signatory Airline are waiting service for transportation.

     (iii) An adequate number of gates at the Dulles Main Terminal will be designated as the gates from which the mobile lounges to the Existing Midfield Concourses will operate. The Authority reserves the right to designate different or additional gates for this service from time to time upon reasonable notice to the Airlines whose aircraft operate at the Existing Midfield Concourse.

7.02 Airline Responsibilities - General. The Airline shall perform custodial grounds and interior maintenance, including janitorial services, to the non-public areas of its Premises as specified in the Exhibits hereto, and such other operations and maintenance responsibilities as specified herein or by separate written agreement with the Authority, including the Surviving Agreements. In addition, the Airline shall be responsible for operation and maintenance of all Airline Operating Facilities located within its Premises.

     7.02.1 The Airline shall supervise, or cause to be supervised, all persons lawfully present on its Premises, including, but not limited to, its Enplaning and Deplaning
Passengers on the loading bridges, persons traveling on Passenger Conveyances directly to or from the Airline's aircraft, persons traveling on buses or similar vehicles operated by the Airline, and on all paths, walkways, and Ramp Areas used by the passengers to move between the Terminal and/or Passenger Conveyances, and the Airline's aircraft.

     7.02.2 The Airline shall operate, maintain, and repair, at its own expense (i) any loading bridges and ground power/preconditioned air units located at its assigned Aircraft Parking Positions, and (ii) any outbound baggage makeup conveyor system located on its Premises, whether or not title to such bridges, ground power/preconditioned air units, or baggage conveyors rests with the Airline or the Authority; provided, however, the Authority retains the right to assume responsibility for operation, maintenance, and repair of any Equipment upon thirty (30) days prior written notice to the Airlines, and provided, further, that nothing herein shall relieve the Airline of the obligation to pay Equipment Charges for any Equipment, as set forth in Section 8.05 and Exhibits N-H and D-H.

     7.02.3 Except as authorized in writing by the Authority, or except in an emergency, the Landing Area of the Airport shall not be used by any of the Airline's aircraft which exceed the design strength of the Landing Area as described in the then current FAA-approved Airport Layout Plan. In addition, the Authority may prohibit or restrict the use of the Ramp Area by any aircraft the wheel loading of which exceeds the design strength of the pavement as determined by the Authority.

     7.02.4 The Airline shall, together with all other Signatory Airlines, operate, maintain, and repair the triturator at each Airport through a common agent of and selected by the Signatory Airlines; provided, however, there shall be no more than one such agent at each Airport1 and that such agent shall be subject to the approval of the Authority.

7.03 Additional Airline Responsibilities at National.

     7.03.1 At National, the Airline shall be responsible for custodial grounds maintenance, including removal of snow, ice, vegetation, stones, fuel, oil, grease, debris, and all other foreign matter from the Ramp Areas and equipment storage areas, including passenger walkways and Aircraft Parking Positions, and cargo handling areas at its Premises, from the exterior face of the Terminal to the nearest edge of the Airfield's vehicle lane, as depicted in Exhibit N-B.

     7.03.2 The Airline shall assume Pavement Structural Maintenance responsibilities for its Aircraft Parking Positions if the Airline (i) improperly parks aircraft on an Aircraft Parking Position pad, or (ii) fails to perform the custodial grounds maintenance responsibilities required by Paragraph 7.03.1 and, in the Authority's determination, any of these events is sufficient to cause damage to the Aircraft Parking Position. The Authority shall provide the Airline with written notice when it determines that any of these events is sufficient to cause damage to the Aircraft Parking Position. In that event, the cost of performing any Pavement Structural Maintenance for those Aircraft Parking Position(s) shall become payable by the Airline, without reimbursement.

     7.03.3 If the Airline desires to park heavier or larger aircraft on an Aircraft Parking Position than the Aircraft Parking Position was designed to accommodate, it shall, prior to such use and subject to the approval of the Authority, at its own cost and expense, improve the Aircraft Parking Position so that it meets the Authority's standards for such aircraft. In that event, the Airline shall be entitled to reimbursement from the Authority for these improvements at such time as, and to the extent that, the Authority has funds available for such purpose.

7.04 Additional Airline Responsibilities at Dulles.

     7.04.1    The Airline shall be responsible for
custodial grounds maintenance, including removal of snow, ice, vegetation, stones, fuel, oil, grease, debris, and all other foreign matter from the following Ramp Areas and equipment storage areas at its Premises:

     (i)  If the Airline has Premises in the Existing
Midfield Concourses or Airside Operations Building on the
Dulles Jet Apron, the Airline shall perform custodial grounds maintenance for the Dulles Jet Apron out from the exterior wall of said Premises to the south edge of the vehicle roadway on the north side of the Dulles Jet Apron, and out to the north edge of the vehicle roadway to the south, as depicted in Exhibit D-B.

     (ii) If the Airline's Premises include any of the space in the Base-of-the-Tower Facilities, the Airline shall perform custodial grounds maintenance for the Ramp Area from the south exterior wall of said Premises to the north edge of the vehicle roadway, as depicted in Exhibit D-B.

     7.04.2 If the Airline desires to park heavier or larger aircraft on an Aircraft Parking Position than the Aircraft Parking Position was designed to accommodate, it shall, prior to such use and subject to the approval of the Authority, at its own cost and expense, improve the Aircraft Parking Position so that it meets the Authority's standards for such aircraft. In that event, the Airline shall be entitled to reimbursement from the Authority for these improvements at such time as, and to the extent that, the Authority has funds available for such purpose. In no event shall the Airline park any aircraft with a fuselage longer than one hundred twenty (120) feet at the Base-of-the-Tower Facilities.

     7.04.3 The Airline shall provide and maintain at its expense, the telecommunications system between the Airline and the mobile lounge controllers. The Airline will cooperate with the Authority in its operation of the flight information and mobile lounge dispatch communications system by furnishing necessary information to the Authority's controller through said system.

7.05 If the Airline fails to perform its maintenance obligations hereunder, or as specified in Exhibits N-D and D-D, or if the negligence or willful misconduct of the Airline causes additional maintenance obligations for the Authority, the Authority shall have the right, but shall not be required, to perform such maintenance, and to charge the Airline therefor; provided, however, the Authority shall give to the Airline reasonable advance written notice of non-compliance and the Authority's intent to enter upon the Premises prior to the exercise of this right.



                              8.23

                           ARTICLE 8.

                   RENTALS, FEES, AND CHARGES

8.01 General.

     8.01.1 The Airline shall pay to the Authority rentals for use of Premises at the Airports, and fees and charges for the other rights, licenses, and privileges granted hereunder during the Period of this Agreement. Such rentals, fees, and charges shall be calculated based on allocations of Total Requirements, reduced by Transfers, to the Cost Centers and Sub-Centers within the Airline Supported Areas and as specifically provided for herein and in Exhibits N-F and D-F and the accompanying Schedules.

     8.01.2 In each Fiscal Year at each Airport, the total of rentals, fees, and charges payable by the Signatory Airlines hereunder (and, with respect to the Airfield Cost Center, by the Signatory Cargo Carriers), plus Transfers allocable to the Airline Supported Areas at such Airport for such Fiscal Year, shall in any event be at least equal to the sum of (i) O&M Expenses, (ii) amounts required to maintain the O&M Reserve,
(iii) Debt Service, (iv) other Capital Charges, (v) Federal Lease payment, (vi) at Dulles, Dulles Rate Credit Amortization Requirement, (vii) required deposits, if any, to the Debt Service Reserve Fund, and (viii) required deposits, if any, to the Emergency R&R Fund allocable to the Airline Supported Areas at such Airport for such Fiscal Year; and, in each Fiscal Year, at each Airport, the total of rentals, fees, and charges payable hereunder by the Signatory Airlines (and, with respect to the Airfield Cost Center, by the Signatory Cargo Carriers), shall in any event be at least equal to the amount required such that total Revenues of that Airport, plus Transfers for such Fiscal Year, less Operating and Maintenance Expenses at that Airport, for such Fiscal Year, shall be at least equal to one hundred twenty-five percent (125%) of the sum of Debt Service on Senior Bonds and Debt Service on Subordinated Bonds at that Airport for such Fiscal Year.

     8.01.3 Notwithstanding the above, the Airline shall not be required to pay rentals, fees, and charges that are inconsistent with a Surviving Agreement, if any, between the Airline and the Authority.

     8.01.4 For purposes of calculating rates for rentals, fees, and charges payable hereunder, the following Direct Cost
Centers and Indirect Cost Centers, each as described in Exhibits
N-E and D-E, are hereby created:

          (i)    Direct Cost Centers - National

                 (a)  Airfield
                 (b)  Terminal
                 (c)  Aviation
                 (d)  Ground Transportation
                 (e)  Non-Aviation
                 (f)  Equipment

          (ii)   Direct Cost Centers - Dulles

                 (a)  Airfield
                 (b)  Terminal
                 (c)  International Arrivals Building (IAB)
                 (d)  Airside Operations Buildings (AOB)
                 (e)  Cargo
                 (f)  Aviation
                 (g)  Ground Transportation
                 (h)  Non-Aviation
                 (i)  Equipment
                 (j)  Passenger Conveyance System

          (iii)  Indirect Cost Centers - National/Dulles

                 (a)  Maintenance
                 (b)  Public Safety
                 (c)  Systems and Services
                 (d)  Administrative

     8.01.5 For purposes of calculating rates for rentals, fees, and charges payable hereunder, and subject to the provisions of Paragraph 8.03.2, the following Terminal Sub-
Centers and Equipment Sub-Centers, each as described in Exhibits
N-E and D-E, are hereby created:

          (i)    Terminal and Equipment Sub-Centers - National

                      (a) Main Terminal (Includes Existing North
                      Terminal)

                      (b) Interim Hangar 11 Terminal

                 (c)  New North Terminal

          (ii)   Terminal and Equipment Sub-Centers - Dulles

                      (a) Main Terminal (Includes Base-of-Tower
                      Facilities)

                      (b) Existing Midfield Concourses

                 (c)  New Midfield Concourse(s)

          (iii)  Additional Equipment Sub-Centers - Dulles

                      (a) International Arrivals Building (IAB)

                 (b)  Airside Operations Buildings (AOB)

8.02 Landing Fees.

     8.02.1 Calculation of Rates. The Landing Fee rates for each Airport in any Rate Period shall be calculated by dividing each Airport's Airfield Net Requirement by the combined estimated landed weight for all Air Transportation Companies and General Aviation operating at that Airport during the Rate Period.

     8.02.2    Rate Schedule.  Schedules NF-l (National) and DF-l
(Dulles) show the calculation of Landing Fee rates for each Rate
Period.

     8.02.3 Airline's Landing Fee Charges. Each month the Airline shall pay to the Authority Landing Fees for Chargeable Landings for the preceding month. The Airline's Landing Fees shall be determined as the product of the appropriate Airport's Landing Fee rate for the Rate Period, and the Airline's total landed weight for the month. The Airline's total landed weight at each Airport for the month shall be determined as the sum of the products obtained by multiplying the Maximum Authorized Gross Landed weight of each type of aircraft operated by the Airline at each Airport by the number of Chargeable Landings of each said aircraft operating at that respective Airport during such month.

8.03 Terminal Rentals, Fees, and Charges.

     8.03.1 Calculation of Rates. The Terminal Rental rates at each Airport in each Rate Period shall be calculated separately for each Terminal Sub-Center. The rates for each type of space shall be determined in the following Manner:

     (i) First, for each Terminal Sub-Center at each Airport, the Terminal Sub-Center average rental rates shall be calculated as follows:

                (a)Each Terminal Sub-Center Net Requirement shall first be divided by total Rentable Space in that Sub-Center to determine that Terminal Sub-Center's average rental rate for the Rate Period; provided, however, the transition adjustments related to the Capital Development Program as set forth in Paragraph 8.03.2 shall be made prior to determining each Terminal Sub-Center's average rental rates.

                (b)The unadjusted Signatory Airline requirement shall next be determined by multiplying the total amount of Signatory Airline Premises and Common Use Premises in each Terminal Sub-Center, as set forth on Schedules NF-1l and DF-13, times the appropriate Terminal Sub-Center average rental rate.

                (c)The unadjusted Signatory Airline requirement shall then be reduced by the amount of Transfers, if any, and by the amount, if any, of certain Revenues derived from Surviving Agreements, applicable to each Terminal Sub-Center at each Airport to determine the adjusted amount due from the Signatory Airlines.

                (d)The adjusted amount calculated in (c) shall then be divided by the total amount of Signatory Airline Terminal
Sub-Center Premises and Common Use Premises to determine the
Terminal Sub-Center average Signatory Airline rental rate.

     (ii) To determine the differential Terminal Sub-Center rental rates, each Terminal Sub-Center Premises and Common Use
Premises shall first be classified according to the types of space set forth below:

   Type of                                     Weighted
    Space           Location/Function            Value

      1        Ticket Counter              1.00

      2        Ticket Offices;             .90
               Administrative and Upper
               Level Offices; V.I.P.
               Rooms; Holdrooms

      3        Bag Claim; Baggage Service  .85
               Offices

      4        Bag Make-Up; Operations     .55
               Areas

      5        Tug Drives; Exterior        .25
               Baggage Space

      6        Unenclosed Covered Areas         (a) (b)

      7        Unenclosed Improved              (a) (b)
               Uncovered Areas

(a) Rentals for Type 6 and Type 7 space shall be based on initial fixed rates of $4.00 and $1.00, respectively, per square foot, with said rates to be adjusted each Fiscal Year, commencing October 1, 1990, in accordance with changes in the U.S. Implicit Price Deflator Index. The base date for such adjustment shall be the index available on October 1, 1989.

(b) If the Airline encloses, or otherwise modifies any such areas, as approved by the Authority, or if the Authority encloses or otherwise modifies any such area(s), the area(s) shall be reclassified into the appropriate space type. The rate for the reclassified space shall be the then current rate for the reclassified space. If the Airline modifies any such area and the rental rate for the reclassified space is higher than it was prior to reclassification, then, at the time the Airline requests approval to modify the space, the Airline and the Authority shall negotiate an appropriate rental credit(s) to reimburse the Airline for any costs incurred by the Airline in modifying such area(s); provided, however, such agreed upon rental credits shall in no event result in ~ rate less than the then current rate for the space prior to its modification.

     (iii) Next, using the appropriate space totals shown in Schedules NF-11 and DF-13, the Signatory Airline Terminal Sub-Center average rental rate for each Terminal Sub-Center for the Rate Period shall then be converted to differential Terminal Sub-Center rental rates as follows:

                (a)For each Terminal Sub-Center, the amount of Type 1 through Type 5 space shall be Multiplied by the relative weighted values set forth in Paragraph 8.03.1(ii) above, to obtain a weighted equivalent amount of space.

                (b)The adjusted Signatory Airline requirement calculated in Paragraph 8.03.1(i)(c), above, shall be reduced by the amount of Type 6 and Type 7 space rentals due for that Rate period, to determine the differential Signatory Airline requirement.

                (c)For each Terminal Sub-Center, said
differential Signatory Airline requirement shall then be divided by the weighted equivalent amount of Premises and Common Use Premises for said Terminal Sub-Center to determine the rate for Type 1 (premium) space. Rates for Types 2 through Type 5 space shall then be determined by multiplying the Type 1 (premium) rate by the relative weighted values for each type of rentable area.

     8.03.2 Transition Adjustments. The parties hereto recognize that certain facilities at each Airport, due to construction of the Capital Development Program, are anticipated to be abandoned and/or ultimately demolished in stages during the Period of this Agreement:

     (i)  To the extent any portions of the Existing North
Terminal at National are in service during the Period of this Agreement, the following transition adjustments shall be made:

                (a)The Terminal Sub-Center Net Requirement calculated for National's Main Terminal Sub-Center shall also include the costs attributable to the Existing North Terminal, whether occupied or not, during any Rate Period in which the Existing North Terminal has not yet been demolished; and

                (b)Rentable Space in the Existing North Terminal used for the calculations in Paragraph 8.03.1 shall include only those areas of the Existing North Terminal actually occupied in each Rate Period.

     (ii) To the extent any portions of the Base-of-the-Tower
Facilities at Dulles are in service during the Period of this Agreement, the following transition adjustments shall be made:

                (a)The Terminal Sub-Center Net Requirement calculated for the Main Terminal Sub-Center at Dulles shall also include the costs attributable to the Base-of-the-Tower
Facilities, whether occupied or not, during any Rate Period in which the Base-of-the-Tower Facilities have not yet been demolished; and

                (b)Rentable Space in the Base-of-the-Tower
Facilities used for the calculations in Paragraph 8.03.1 shall include only those areas of the Base-of-the-Tower Facilities actually occupied in each Rate Period.

     (iii)     To the extent any portions of the Existing
Midfield Concourses at Dulles are in service following
Substantial Completion of one or more New Midfield Concourse(s) I the following transition adjustments shall be made:

                (a)The Existing Midfield Concourse Sub-Center
Net Requirement shall include the costs attributable to all then remaining portions of the Existing Midfield Concourses, whether occupied or not; and

                (b)Rentable Space in the then remaining Existing
Midfield Concourses used for the calculations in Paragraph 8.03.1 shall include only those areas of the Existing Midfield
Concourses actually occupied in each Rate Period.

     (iv) To the extent that certain areas of each Terminal Sub-Center at either Airport, due to relocations necessitated by the Capital Development Program, may be vacant for temporary periods, the total Rentable Space used for the calculations in Paragraph
8.03.1 at the affected Airport(s) shall be reduced by the amount of such vacated space, whether such temporarily vacated space is that of the Signatory Airlines or other Terminal tenants.

     (v) Upon Substantial Completion of the New North Terminal at National, the Total Requirement for the Interim Hangar 11 Terminal (related to either its use as a terminal or certain costs related to its conversion from terminal use) shall be included in the calculation of rental rates for the New North Terminal at National.

     8.03.3    Rate Schedules.  Schedules NF-2, NF-3, and NF-4
(National) and Schedules DF-2, DF-3, and DF-4 (Dulles) show the calculation of average and differential rental rates for each Terminal Sub-Center.

     8.03.4 Airline's Terminal Rentals. The Airline's Terminal Rentals for Exclusive, Preferential, and Joint Use Premises in each Rate Period shall be determined as the sum of the products obtained by multiplying the appropriate differential Terminal Sub-Center rental rate for the Rate Period, calculated in accordance with Paragraph 8.03.1, by the amount of the corresponding type of space leased by the Airline in each Terminal Sub-Center at each Airport as Exclusive, Preferential, and Joint Use Premises. Said Terminal Rentals for each Rate Period shall be payable in equal Monthly installments.

     8.03.5 Common Use Charges. The Common Use Charges due from Signatory Airlines for Common Use Premises in each Terminal Sub-Center at each Airport in each Rate Period shall be calculated as the product of the appropriate differential Terminal rental rate for the Rate Period and the amount of each category and area of Common Use Premises in each Terminal Sub-Center. Said total Common Use requirement for each Terminal Sub-Center at each Airport shall then be reduced by any amounts for that Rate Period estimated by the Authority (based upon the prior Rate Period's Low Volume Common Use Fees) to be payable as Low Volume Common Use Fees attributable to said Terminal Sub-Center, as set forth in Paragraph 8.03.6, to derive the "net aggregate Common Use requirement." Each Signatory Airline's monthly Common Use Charge, if applicable, for each Airport shall then be determined as follows:

     (i) Ten percent (10%) of the net aggregate Common Use requirement due in each Terminal Sub-Center (or category or area thereof, if applicable) at each Airport shall be prorated equally among the Signatory Airlines, other than those paying Low Volume Common Use Fees.

     (ii) The remaining ninety percent (90%) of the net aggregate Common Use requirement due in each Terminal Sub-Center (or category or area thereof, if applicable) at each Airport shall be prorated among the Signatory Airlines, other than those paying Low Volume Common Use Fees, based upon each such Signatory Airline's proportionate share of Total Passengers for all Signatory Airlines, except that the component of the Common Use Charge at Dulles attributable to baggage claim and holdroom shall be calculated on the basis of Total Passengers less the Airline's deplaning passengers using the IAB.

     (iii) The allocation of Common Use Charges pursuant to Paragraphs (i) and (ii) above, shall be made by the Authority twice each Fiscal Year, with the first such allocation applicable to the six month period commencing on the first day of each Fiscal Year and ending on the last day of the sixth Month of said Fiscal Year, and the second allocation applicable to the remaining six months of said Fiscal Year; provided, however, the Authority shall further have the right to adjust such allocations for the remaining portion of the then current six month period at any other time rates for Common Use Charges are adjusted during a Fiscal Year pursuant to Sections 9.03 or 9.04. At any time such allocations are adjusted, the Authority shall notify the Airline and other Signatory Airlines of the revised allocations, the amounts due from each Signatory Airline, and the period for which such allocations and amounts are applicable, and the Airline shall then pay its allocated share of Common Use Charges in equal monthly installments during said period. Each such allocation shall be based upon activity data for the most recent six months for which such data is then available.

     (iv) For purposes of the Common Use Charge allocation calculations, the Airline shall include in its monthly activity report required by Section 8.12, and individually identify, the number of Enplaning Passengers and Deplaning Passengers handled or otherwise accommodated by the Airline for other Air Transportation Companies not having an agreement with the Authority that provides for the direct payment to the Authority of appropriate Common Use Charges.

     8.03.6 Low Volume Common Use Fees. Notwithstanding the above Paragraph 8.03.5, a Signatory Airline that is a Low Volume Airline shall pay a monthly Low Volume Common Use Fee in lieu of the payment of Common Use Charges, in each Rate Period, for each Airport, calculated as follows:

     (i) The Common Use requirement for such Rate Period, at such Airport, calculated in accordance with Paragraph 8.03.5 shall be divided by the actual Total Passengers at each Airport for the most recent twelve (12) months for which such activity reports are available. This amount shall be the Low Volume Common Use Fee per Passenger for each Airport.

     (ii) For each Common Use Charge allocation period as set forth in Paragraph 8.03.5(iii), a Low Volume Airline is a Signatory Airline (a) which operated at that Airport, (b) which operates under Part 135 of the FAA Regulations, and (c) which either reported an average monthly Enplaning Passenger activity level at that Airport less than or equal to one thousand (1,000) Enplaning Passengers per month during the preceding Common Use Charge allocation period, or, if a new Signatory Airline, is projected to generate a monthly average of less than one thousand (1,000) Enplaning Passengers at that Airport for the ensuing Common Use Charge allocation period.

                (a)In the event that the monthly average
Enplaning Passenger activity level of any Signatory Airline paying the Low Volume Common Use Fee becomes greater than one thousand (1,000) Enplaning Passengers at that Airport during the then-current Common Use Charge allocation period, such signatory Airline shall pay Common Use Charges as set forth in Paragraph
8.03.5    in the next ensuing Common Use allocation period.

                (b)In the event that the monthly average
Enplaning Passenger activity level of any Signatory Airline paying Common Use Charges pursuant to Paragraph 8.03.5 (and which operates under Part 135 of the FAA Regulations) becomes less than one thousand (1,000) Enplaning Passengers at that Airport during the then-current Common Use Charge allocation period, such Signatory Airline shall pay the Low Volume Common Use Fee in the next ensuing Common Use Charge allocation period.

     8.03.7    Rate Schedules.  Schedules NF-5 (National) and DF-
5 (Dulles) show the calculation of Common Use Charges and Low
Volume Common Use Fees for each Rate Period.

8.04 Aircraft Parking Position Charges and Dulles Jet Apron Fees.

     8.04.1    Aircraft Parking Position Charges at National.
The Authority reserves the right to charge the Airline Aircraft
Parking Position Charges at National during the Period of this Agreement; provided, however,

     (i) The Authority shall provide written notice no less than ninety (90) days prior to the effective date of such Aircraft
Parking Position Charge;

     (ii) The Aircraft Parking Position Charge at National shall be calculated in a manner substantially similar to the Aircraft
Parking Position Charge at Dulles, as set forth in Paragraph
8.04.2;

     (iii) The total amount for such charge shall not exceed ten percent (10%) of the Airfield Total Requirement; and

     (iv) Revenues derived from any such charges shall be applied to reduce the Airfield Total Requirement in any Rate Period in which such charges are imposed and collected by the Authority.

     8.04.2    Rates for Ramp Area Charges at Dulles.  Dulles
Aircraft Parking Position Charges and Dulles Jet Apron Fees
("Ramp Area Charges") shall be calculated, beginning January 1,
1992, as follows:

     (i) For the initial period commencing January 1, 1992, five percent (5%) of the estimated Airfield Total Requirement shall be the basis of Ramp Area Charges; provided, however, the Authority shall estimate in each subsequent Rate Period the actual requirement attributable to the Ramp Area as a percentage of the Dulles Airfield Total Requirement. Such Authority-estimated Ramp Area requirement for Dulles shall not exceed ten percent (10%) of the Airfield Total Requirement in any Rate Period.

     (ii) The Ramp Area requirement for Dulles determined as set forth in Paragraph 8.04.2(i) above shall be next divided into Aircraft Parking Position and Dulles Jet Apron components, based upon the number of Aircraft Parking Positions and Dulles Jet Apron positions as a percentage, respectively, of the total of all such aircraft positions at Dulles.

     (iii) The Aircraft Parking Position requirement determined in Paragraph 8.04.2(u) above in each Rate Period shall be divided by the actual linear footage of all Aircraft Parking Positions (measured one hundred (100) feet from the face of the Terminal or Concourse) in each Rate Period, to determine the Aircraft Parking Position Charge rate. In the event such actual measurement cannot be accomplished, each Aircraft Parking position for a narrow-body aircraft shall be deemed to be one hundred twenty-five (125) linear feet and for a wide-body aircraft shall be deemed to be one hundred seventy-five (175) linear feet.

     (iv) The Dulles Jet Apron requirement determined in
Paragraph 8.04.2(u) above in each Rate Period shall be divided by the estimated number of operations at the Dulles Jet Aprons in each Rate Period to determine the Dulles Jet Apron Fee rate for each operation.

     (v) In the event that the Authority designates a separate area(s) of the Ramp Area for the shared use by Signatory Airlines operating under Part 135 of the FAA Regulations, then in such event the Authority shall allocate a reasonable amount of the Ramp Area requirement determined as set forth in Paragraph 8.04.2(i) above to such area(s), and shall charge such Airline for the use of said area(s) based upon each such operator's share of total Enplaning Passengers using the area(s).

     8.04.3 Airline's Dulles Aircraft Parking Position Charges. At Dulles, the Airline's Aircraft Parking Position Charges, if applicable, shall be the product obtained by Multiplying the total linear footage of the Airline's Aircraft Parking Position(s), as set forth in Exhibit D-B, tiles the Aircraft Parking Position Charge rate for the Rate Period. Such charge shall be paid in equal Monthly installments in accordance with Section 8.11.

     8.04.4 Airline's Dulles Jet Apron Fees The Airline's monthly Dulles Jet Apron Fees, if applicable, shall be calculated as the product obtained by multiplying the Dulles Jet Apron Fee rate for the Rate Period by the number of the Airline's aircraft utilizing the Jet Apron to board or disembark passengers during the month; provided, however, the Airline shall not be subject to this Dulles Jet Apron Fee if the Airline pays Aircraft Parking Position Charges directly to the Authority and uses the Dulles Jet Apron exclusively to disembark passengers. An aircraft which both disembarks and boards passengers at a Jet Apron Position will be subject to a single fee. The fee shall be paid monthly in accordance with Section 8.11.

8.05 Equipment Charges.

     8.05.1 Equipment Charges. For each Rate Period, the Airline shall pay charges for each type and item of Equipment leased by the Airline from the Authority, if any, as set forth in Exhibits NH and DH. Except as set forth in Paragraph 8.05.2, said charges shall be calculated as the sum of the following:

     (i) The annual capital requirement for each type and item of Equipment shall be equal to the sum of the Capital Charges plus Debt Service Coverage reduced by Transfers allocable to such Equipment; and

     (ii) The O&M requirement in each Rate Period for each type and item of Equipment which shall be equal to the O&M Expenses incurred by the Authority and allocable to such Equipment.

     8.05.2 The Airline's charges for certain types of Equipment, including baggage claim conveyors and devices, and flight information and baggage information display systems, shall be included in the Airline's Terminal Rentals and Common Use Charges for the Premises and the Common Use Premises in the Terminal Sub-Center in which such Equipment is located.

     8.05.3    Equipment Charge    Rate Schedules.

     Schedules NF-6 (National) and DF-6 (Dulles) show the calculation of Equipment Charges rates for each Rate Period.

8.06 Passenger Security Reimbursements.

     8.06.1    Security Reimbursement Requirement.  Total
Passenger Security Reimbursements due and payable at each Airport in each Fiscal Year shall be equal to the Authority's costs of providing security services, including law enforcement officers, for passenger screening.

     8.06.2    Airline's Passenger Security Requirements.

     (i) The Passenger Security Reimbursement requirement shall be allocated among the Signatory Airlines serving each Airport based upon their respective total Enplaning Passengers requiring such services as set forth in Paragraph 8.06.2(u).

     (ii) The allocation of Passenger Security Reimbursements pursuant to Paragraph 8.06.2(i) shall be made by the Authority twice each Fiscal Year, with the first such allocation applicable to the six month period commencing on the first day of each Fiscal Year and ending on the last day of the sixth month of said Fiscal Year, and the second allocation applicable to the remaining six months of said Fiscal Year; provided, however, the Authority shall further have the right to adjust said allocation for the remaining portion of the then current six month period at any other time the Passenger Security Reimbursements requirement is adjusted during a Fiscal Year pursuant to Sections 9.03 and
9.04. Each such allocation shall be based upon activity data for the most recent six months for which such activity data is then available.

     (iii) For purposes of such allocations, the Airline shall include in its monthly activity report required pursuant to
Section 8.12, and individually identify, the number of Enplaning Passengers handled or otherwise accommodated by the Airline for other Air Transportation Companies not having an agreement with the Authority that provides for the direct payment to the Authority of appropriate charges for Passenger Security Reimbursements.

     8.06.3    Passenger Security Reimbursement Schedules.
Schedules NF-7 (National) and DF-7 (Dulles) show the calculation of the Passenger Security Reimbursement charges for the current
Rate Period.

8.07 International Arrivals Building ("IAB") Charges at Dulles.

     8.07.1 IAB Rate. The IAB rate for each Rate Period shall be calculated by reducing the Total Requirement for the IAB by utility and other reimbursements and Transfers, and dividing such amount by the estimated total international Deplaning Passengers using the IAB facility in each Rate Period, to determine the IAB rate per international Deplaning Passenger.

     8.07.2 IAB Rate Schedule. Schedule DF-S shows the calculation of the IAB rate for each Rate Period.

     8.07.3    Airline's IAB Charges.  The Airline's monthly IAB
Charge, if any, shall be determined as the product of the IAB rate for the Rate Period and the Airline' 5 international
Deplaning Passengers using the facility during the month.

8.08 Airside Operations Building ("AOB") Rentals at Dulles.

     8.08.1 AOB Rate. The AOB Rental rate in each Rate Period shall be calculated by reducing the Total Requirement for the AOB by utility and other reimbursements and Transfers, and dividing such net requirement by the total AOB Rentable Space.

     8.08.2 AOB Rate Schedule. Schedule DF-9 shows the calculation of the AOB rate for each Rate Period.

     8.08.3 Airline's AOB Charges. The Airline's AOB Rentals for each Rate Period, if any, shall be determined as the product of the AOB Rental rate and the number of square feet of AOB Premises leased to the Airline. The Airline shall pay such AOB Rentals in equal monthly installments.

8.09 Passenger Conveyance Charges.

     8.09.1    Passenger Conveyance Charges Prior to the
Completion of Dulles Stage II.

     (i) The Total Passenger Conveyance Charges requirement in each Rate Period prior to the completion of Dulles Stage II shall be equal to the Total Requirement for Passenger Conveyances, reduced by Transfers allocable to Passenger Conveyances and by mobile lounge fees, if any, received by the Authority from non-Signatory Airlines.

     (ii) The Passenger Conveyance Charges requirement determined above shall be allocated among the Signatory Airlines serving
Dulles based upon their respective total Enplaning Passengers for such Rate Period as set forth in Paragraph 8.09.l(iii).

     (iii) The allocation of Passenger Conveyance Charges pursuant to Paragraph 8.09.1(u) shall be Made by the Authority twice each Fiscal Year, with the first such allocation applicable to the six month period commencing on the first day of each Fiscal Year and ending on the last day of the sixth month of said Fiscal Year, and the second allocation applicable to the remaining six months of said Fiscal Year; provided, however, the Authority shall further have the right to adjust said allocation for the remaining portion of the then current six month period at any other time the Passenger Conveyance Charges requirement is adjusted during a Fiscal Year pursuant to Sections 9.03 and 9.04. Each such allocation shall be based upon activity data for the most recent six months for which such activity data is then available.

     (iv) For purposes of such allocations, the Airline shall include in its Monthly activity report required pursuant to
Section 8.12g and individually identify, the number of Enplaning Passengers handled or otherwise accommodated by the Airline for other Air Transportation Companies not having an agreement with the Authority that provides for the direct payment to the Authority of appropriate charges for Passenger Conveyances.

     (v) Schedule DF-l0 (Dulles) shows the calculation of the Passenger Conveyance Charges requirement for the current Rate
Period.

     8.09.2    Passenger Conveyance Charges Following Substantial
Completion of Dulles Stage II.

     (i) Total Passenger Conveyance Charges requirements in each Rate Period following completion of Dulles Stage II shall be calculated in the same manner as set forth in Paragraph 8.09.1(i) above; provided, however, said requirement shall then be divided by the Authority into two components based upon the respective Total Requirements of each component:

                (a)Inter-Terminal and IAB People Mover Train component

                (b)Mobile Lounge/Planemate/Bus component

     (ii) The Mobile Lounge/Planemate/Bus component shall be allocated among the signatory Airlines based on their number of Enplaning Passengers using this transportation component in the manner as set forth in Paragraph 8.09.1 above.

     (iii) The Inter-Terminal and IAB People Mover Train component shall first be allocated between the IAB, on the one hand, and the Terminal Cost Center, on the other hand, based upon the number of Deplaning Passengers using the IAB and the number of Deplaning Passengers using the Terminal Cost Center, respectively.

     (b) The remainder of such component shall be allocated to the Total Requirement for each Terminal Sub-Center served by said system, based upon the respective Rentable Space in each such Terminal Sub-Center.

     (c) Notwithstanding the foregoing1 if the Inter-Terminal and IAB People Mover Train does not serve the IAB, no portion of the Inter-Terminal and IAB People Mover component shall be allocated to the IAB.

8.10 Other Fees and Charges.

     8.10.1 The Authority expressly reserves the right to assess and collect the following:

     (i) Reasonable and non-discriminatory concession, permit or license fees for services or supplies provided by the Airline to others, and by others to the Airline. Notwithstanding the foregoing, except with respect to the provision of inflight catering services or the provision of other food, beverage, products, or services for the Airline's passengers, the Authority shall not charge the following:

                (a)Any such fees to a Signatory Airline
providing supplies or services, including aircraft and Equipment maintenance, to another Signatory Airline, so long as the Signatory Airline providing such services or supplies is concurrently providing such supplies or services for itself and such provision of supplies or services is incidental to its Air Transportation Business and is not conducted as a separate business; or

                (b)Any such fees in excess of the Authority's actual costs of any services or facilities provided by the Authority to such servicer/supplier for services or supplies that the Airline could otherwise perform or provide for itself pursuant to Section 4.01.

     (ii) Pro rata shares of any charges for the provision of any services or facilities which the Authority is required to provide by any governmental entity having jurisdiction over the Airport or the operations of the Airline.

     8.10.2 The Authority reserves the right to charge the Airline or its employees a reasonable fee for the employee parking areas provided at the Airports. Such fee shall be based upon the Authority's costs to construct, operate and maintain such facility(s).

     8.10.3 The Airline shall pay charges for other services or facilities that are provided by the Authority to the Airline at the Airline's request or which are the responsibility of the Airline hereunder. Such services or facilities may include, but are not limited to, maintenance of Airline Premises, when such maintenance is requested by the Airline or is the responsibility of the Airline pursuant to this Agreement, directly metered utility costs and other O&M Expenses, if any, related to Equipment.

     8.10.4 The Airline shall pay the required fees for all permits and licenses necessary for the conduct of its Air Transportation Business at the Airport. The Airline shall also pay all taxes and assessments, which during the Period of this Agreement may become a lien or which may be levied by any governmental authority upon any taxable interest acquired by the Airline in this Agreement, or any taxable possessory right which the Airline may have in or to the Premises or facilities leased hereunder, or the improvements thereon, by reason of its occupancy thereof, or otherwise, as well as taxes on taxable property, real or personal, owned by the Airline in or about said Premises. Upon any termination of tenancy by expiration, cancellation or otherwise, all taxes then levied or a lien on any of said property, or taxable interest therein, shall be paid in full by the Airline as soon as a statement thereof has been issued by the taxing jurisdiction. However, the Airline shall not be deemed to be in default under this Agreement for failure to pay taxes pending the outcome of any proceedings instituted by the Airline to contest the validity or the amount of such taxes.

     8.10.5 Nothing herein shall be construed to prohibit the Authority from imposing and collecting any fines or penalties imposed for violations of any regulation now or hereafter lawfully adopted, as such regulation may be amended, including a regulation for noise abatement purposes.

     8.10.6 The Authority reserves the right to charge ground rentals or fees for the lease or use of land at the Airports.

8.11 Payments.

     8.11.1 Rentals for the Airline's Exclusive, Preferential, and Joint Use Premises, Common Use Charges, Passenger Conveyance Charges, Equipment Charges, Aircraft Parking Position Charges, Passenger Security Reimbursements, and Airside Operations Building Rentals as applicable, shall be due and payable in advance, without demand or invoice, except as provided in Article 9 with respect to adjustments in rates, on the first calendar day of each month. Said rentals and charges shall be deemed delinquent if payment is not received by the tenth calendar day of the month.

     8.11.2 Payment for Landing Fees, Low Volume Common Use Fees, Dulles Jet Apron Fees, and International Arrivals Building Charges for each month shall be due and payable on the tenth calendar day of the next month without demand or invoice and shall be deemed delinquent if not received by the twentieth calendar day of that month.

     8.11.3 Payment for all other fees and charges payable hereunder, including but not limited to metered utility charges, and other miscellaneous charges, shall be due within twenty (20) days of the date of the Authority's invoice. Said payment for fees and charges shall be deemed delinquent if payment is not received within thirty (30) days of the date of such invoice.

     8.11.4 If the Airline fails to make any payment of rentals, fees, or charges due under this Agreement on or before the due date such payment shall bear monthly interest from the date payment was due at the rate per annum which is four percent (4~) higher than the "prime rate" as published in The Wall Street Journal on the date such payment was due; provided, however, that nothing contained herein shall be construed as permitting the Authority to charge or receive interest in excess of the maximum legal rate then allowed by law. Further, this provision shall not be construed as precluding the Authority from pursuing any other remedies it may have for the Airline's default in the payment of its rentals, fees, or charges, from executing against or requiring the Airline to furnish Contract Security pursuant to
Section 8.13, or from exercising any other rights contained herein or provided by law.

     8.11.5 In the event the Airline fails to submit its monthly activity reports as required in Section 8.12 the Authority may, in its discretion, estimate the fees and charges due and payable by the Airline as set forth in Paragraph 8.11.2, based upon one hundred twenty-five percent (125~) of the monthly activity reported by the Airline for the next preceding month and issue an invoice to the Airline for said estimated amount, less amounts, if any, already received from the Airline for rentals, fees, and charges due for such month for which complete activity data has not been received by the Authority. The Airline agrees to pay said estimated amount and to be liable for any deficiencies in payments based on this estimate, plus interest, as set forth in Paragraph 8.11.4 above. If such estimate results in an overpayment by the Airline, and (i) if the Airline submits the delinquent activity report to the Authority within 30 days of the original date due, then the Authority shall credit the Airline's subsequent month's amount due for such overpayment less adjustment for applicable interest charges, if any, as set forth in Paragraph 8.11.4; or (ii) if the Airline does not submit the delinquent activity report to the Authority within thirty (30) days of the original date due, the Authority shall have the right to retain any such overpayment. If such estimate results in an underpayment by the Airline, the Airline shall include with its delinquent activity report any additional amounts due to the Authority, plus applicable interest charges.

     8.11.6 In the event the Airline's rights, licenses, or privileges granted hereunder shall commence or terminate on any date other than the first or last day, respectively, of the month, the Airline's rentals, fees, and charges shall be prorated on the basis of the number of days such Premises, facilities, rights, licenses, services, or privileges were enjoyed during that month and on the Authority's estimate of the Airline's activity for such number of days.

     8.11.7 The Airline will assure that all payments due hereunder are made separately for each Airport. All payments shall be accompanied by a written certificate substantially in the form of Exhibits N-L and D-L attached hereto setting forth the Airport, Premises or activity and period for which payment is being made. All payments due and payable hereunder shall be paid in lawful money of the United States of America, without set off, by check made payable to the Metropolitan Washington Airports Authority and, unless another address is specified by the Authority, delivered to:

                Metropolitan Washington Airports Authority
                P.O. Box 2143
                Merrifield, Virginia 22116-2143

8.12 Information to be Supplied by the Airline.

     8.12.1 Not later than seven (7) calendar days after the end of each month, the Airline shall file with the Authority written reports on forms provided by the Authority for activity conducted by the Airline during said month, and for activity handled or otherwise accommodated by the Airline for other Air Transportation Companies not having an agreement with the Authority providing for its own submission of activity data to the Authority. Unless otherwise specified in writing by the Authority, the report shall be delivered to:

                Metropolitan Washington Airports Authority
                Office of Air Carrier Affairs
                44 Canal Center Plaza
                Alexandria, Virginia 22314

     8.12.2 The Authority shall have the right to rely on said activity reports in determining rentals, fees, and charges due hereunder; provided, however, the Airline shall have full responsibility for the accuracy of said reports. Payment deficiencies due to incomplete or inaccurate activity reports shall be subject to interest charges as set forth in Paragraph
8.11.4. Notwithstanding the foregoing, upon receipt of complete, accurate reports, overpayments, if any, shall be credited by the Authority against the Airline's subsequent month's amount due.

     8.12.3 The Airline agrees, at all times, to maintain and keep books, ledgers, accounts or other records, accurately reflecting all of the entries for the activity statistics to be reported pursuant to Paragraph 8.12.1. Such records shall be retained by the Airline for a period of three (3) years subsequent to the activities reported therein. The Airline agrees to produce such books and records for the Authority at the Authority's place of business within fifteen (15) calendar days of the Authority's notice to do so or, at a location of the Airline's choosing, in which case the Airline shall pay all reasonable expenses, including, but not limited to, transportation, food, and lodging, necessary for an auditor selected by the Authority to audit said books and records.

     8.12.4 The cost of the audit, with the exception of the aforementioned expenses, shall be borne by the Authority;
provided, however, the total cost of said audit shall be borne by the Airline if either or both of the following conditions exist:

     (i) The audit reveals an underpayment of the lesser of one hundred thousand dollars ($100,000) or five percent (5%) of rentals, fees, and charges due hereunder, as determined by said audit; and/or

     (ii) The Airline has failed to maintain accurate and complete books, accounts, and other records in accordance with Paragraph 8.12.3.

8.13 Security for Payment.

     8.13.1 If at any time during the twelve (12) consecutive months immediately preceding the Effective Date of this Agreement, the Airline committed an act or omission that constituted a default in payments due to the Authority pursuant to the terms and provisions of the Prior Agreements and Leases, then the Authority has the right to require the Airline to provide to the Authority on the Effective Date, payment of outstanding default amounts, if any, and a surety bond, irrevocable letter of credit or other security acceptable to the Authority ("Contract Security") in an amount equal to an estimate of four (4) months' rentals, fees, and charges payable by the Airline pursuant to this Article 8. Such Contract Security shall be for the purpose of guaranteeing the payment of all rentals, fees, and charges due hereunder. If Contract Security is required by the Authority, the Airline shall maintain such Contract Security in effect until the expiration of twelve (12) consecutive months during which period the Airline commits no act or omission that would constitute a payment default pursuant to Paragraph 13.01.9 of this Agreement. Such Contract Security shall be in such form and with such company approved to do business in the Commonwealth of Virginia as shall be reasonably acceptable to the Authority.

     8.13.2 Upon the failure of the Airline to make a payment on or before the date due, as prescribed in Section 8.11, and the continued failure by the Airline to make payments within five (5) calendar days after the date of written notice from the Authority of such failure to pay, the Authority, within thirty (30) days of the date of the written notice, shall have the right to impose or reimpose the requirements of Paragraph 8.13.1, above, on the Airline. In such event, the Airline shall provide the Authority with the required Contract Security within fourteen (14) days from its receipt of such written notice that the Authority is imposing or reimposing such Contract Security requirement and maintain said security in effect until the expiration of a period of twelve (12) consecutive months during which the Airline makes all payment, to the Authority as required by Section 8.11 herein when due. The Authority shall have the right to reimpose the requirements of Paragraph 8.13.1, above, on the Airline each time the Airline fails to make a payment as required by Section 8.11 during the Period of this Agreement. The Authority's rights under this Paragraph 8.13.2 shall be in addition to all other rights and remedies available to the Authority either by law or under the terms of this Agreement.

8.14  Rentals,  Fees,  and  Charges During  Construction  of  the
Capital Development Program.

     8.14.1 The rentals, fees, and charges payable by the Airline to the Authority, and the rates for such rentals, fees, and charges, may be recalculated and increased or decreased a~ appropriate, effective as of each Substantial Completion Date of any Project included in the Capital Development Program to the extent that the costs allocable to such Project, or a portion thereof, are allocable to the Airline Supported Areas; provided, however, the Authority may include in any rate adjustment made pursuant to Sections 9.02 and 9.03 the Capital Charges, Debt Service Coverage, O&M Expenses, and all other payments and reserves for any such Project anticipated by the Authority to become payable from Revenues during the next ensuing Rate Period.

     8.14.2 Upon the Substantial Completion Date of any Premises and until the actual square footage of such Premises has been incorporated into revised Exhibits N-C-2 and D-C-2, all determinations that are based on the dimensions of the Premises, including rentals, fees, and charges, shall be based on the approximate dimensions stated in Exhibits N-C-l and D-C-l. After the incorporation of the actual square footage, the rentals, fees, and charges that are determined by the dimensions of the Premises shall be calculated using the actual square footage, and amounts previously paid or owed by the Airline shall be adjusted retroactively to the Substantial Completion Date. After the retroactive adjustment, the Airline shall pay to the Authority, together with the payment for the next monthly period, any additional rentals, fees, and charges that are due to the Authority or the Authority shall credit the Airline with any rentals, fees, and charges that were overpaid by the Airline so that the total payment made by the Airline for the period beginning with the Substantial Completion Date and ending with the date of the adjustment shall be the amount the Airline would have paid if the rentals, fees, and charges had been calculated on the actual square footage from the Substantial Completion Date.

     8.14.3 In the event that Debt Service and Debt Service Coverage applicable to any Project in a Cost Center or Sub-Center within any Airline Supported Area shall become payable from Revenues prior to the Substantial Completion Date of said Project, the Total Requirement for such Cost Center or Sub-Center shall include such Debt Service and Debt Service Coverage from such earlier date.

8.15 Passenger Facility Charges. in the event that passenger facility charges, now precluded by 49 U.S.C. 1513(a), are by legislative enactment, regulatory action, or by an adjudication by a court of competent jurisdiction determined to be lawful for the Authority to assess and collect during the Period of this Agreement, the Authority hereby reserves the right to assess, collect and expend such charges, subject to any conditions and restrictions expressly provided by such legislation or regulation.

8.16 No Other Fees and Charges. Except as provided for in this Agreement or any other contract between the Airline and the Authority, no charges, fees, or tolls of any nature, direct or indirect, shall be imposed by the Authority upon the Airline, its employees, agents, passengers, guests, patrons, and invitees, its suppliers of materials, or furnishers of services; provided, however, and except as otherwise provided herein, that the foregoing shall not be construed to prohibit the Authority from imposing and collecting charges and fees for the use of the public auto parking areas on the Airports, from operators of ground transportation to, from, and on the Airports and from any concessionaire at the Airports in accordance with the terms of a contract with the Authority for the operation of such concession.

8.17 1990 Fiscal Year Adjustment. In consideration for the Authority's agreement to refrain from exercising its right under Prior Agreements and Leases to impose new rates and charges on the Airline effective as of October 1, 1989, and instead, deferring the effectiveness of said new rates and charges to January 1, 1990, the rates and charges in effect for the period January 1, 1990, through September 30, 1990, will include an amount that represents the difference, during the period from October 1, 1989, to December 31, 1989, between the amount of the rates and charges then in effect and the amount that would have been charged to the Airline if the rates and charges under this Agreement had been made effective on October 1, 1989.

                           ARTICLE 9.

         CHANGES IN RATES FOR RENTALS, FEES, AND CHARGES

9.01 General.

     9.01.1 Rates for Signatory Airlines' rentals1 fees, and charges shall be adjusted as set forth in this Article 9. Said adjusted rates shall become effective (i) on the first day of each Fiscal Year pursuant to Section 9.02 ("Annual Adjustment");
(ii) on the first day of the seventh month of each Fiscal Year, if adjusted pursuant to Section 9.03 ("Midyear Adjustment"); or
(iii) at any other time pursuant to Section 9.04.

     9.01.2 Beginning on the effective date of a Rate Period following each such adjustment as provided for herein and for the duration of that Rate Period, unless said rates are subsequently adjusted during a Fiscal Year pursuant to Section 9.03 or 9.04, the Airline's rentals, fees, and charges payable to the Authority hereunder shall be based upon the rates as adjusted.

     9.01.3 All adjustments made pursuant to this Article 9 shall be determined by the Authority and provided to the Airline substantially in conformance with the methods set forth in
Article 8. Upon each adjustment, revised Schedules NF-l through NF-l1 and DF-1 through DF-14, showing the calculation of adjusted rates for rentals, fees, and charges for that Rate Period shall be prepared by the Authority and transmitted to the Airline, and said rates shall apply without the necessity of formal amendment of this Agreement.

     9.01.4 If the calculation of adjusted rates for the next ensuing Rate Period is not completed by the Authority or the notice to the Airline of said adjusted rates as required herein is not given on or before twenty (20) calendar days prior to the end of the then current Rate Period, the rates for rentals, fees, and charges then in effect shall continue to be paid by the Airline until such calculations are concluded and such twenty
(20) day notice is given. Upon the conclusion of such calculations and the giving of such twenty (20) day notice, the Authority shall determine the difference(s), if any, between the actual rentals, fees, and charges paid by the Airline to date for the then current Rate Period and the rentals, fees, and charges that would have been paid by the Airline if said adjusted rates had been in effect beginning on the first day of the then current Rate Period. Said differences shall be applied to the particular rentals, fees or charges for which a difference(s) in rates resulted in an overpayment or underpayment, and shall be remitted by the Airline or credited by the Authority in the month immediately following the calculation of the new Rate Period rates and the giving of notice to Signatory Airlines.

9.02 Annual Adjustment.

     9.02.1 Approximately sixty (60) days prior to the end of each Fiscal Year, the Authority shall notify the Signatory Airlines of the estimated rates for rentals, fees, and charges for the next ensuing Fiscal Year. Said rates shall be based upon estimated activity at each Airport, budgeted O&M Expenses, the estimated Transfers amount required by this Agreement, Capital Charges, Debt Service Coverage, Lease payments, and all other payments and reserves as set forth in Exhibits N-F and D-F, for the next ensuing Fiscal Year.

     9.02.2 Within twenty (20) days after the forwarding of said estimated rates for rentals, fees, and charges, the Authority shall meet collectively with the Signatory Airlines of each Airport at a mutually convenient time for the purpose of discussing such estimated rates for rentals, fees, and charges. The Authority shall make available to the Signatory Airlines any reasonably requested additional information relating to the determination of the proposed rates. The Authority agrees to fully consider the comments and recommendations of the Signatory Airlines prior to finalizing its schedule of estimated rates for rentals, fees, and charges for the next ensuing Fiscal Year.

     9.02.3 Following said meeting, the Authority shall provide at least twenty (20) days advance written notice to the Signatory Airlines of the estimated rates for rentals, fees, and charges in accordance with this Section 9.02, and subject to the provisions of Paragraph 9.01.4, such adjusted rates shall become effective on the first day of the next ensuing Fiscal Year.

9.03 Midyear Adjustment.

     9.03.1 In addition to the provisions of Sections 9.02 and 9.04, the Authority shall have the right to adjust the estimated rates for rentals, fees, and charges payable by the Signatory Airlines at the midpoint of each Fiscal Year in accordance with this Section 9.03.

     9.03.2 Approximately sixty (60) days prior to the end of the sixth month of the then current Fiscal Year, the Authority shall re-estimate the rates for rentals, fees, and charges payable hereunder, applicable to the last six months of the then current Fiscal Year, and shall then determine in accordance with Paragraph 9.03.5 whether a midyear adjustment to any rate(s) will be made. Said re-estimated rates shall be based upon any adjustment to Transfers required by this Agreement based upon the actual audited results for the preceding Fiscal Year and revised estimates of activity, 0&M Expenses, Capital Charges, Debt Service Coverage, and all other payments and reserves, as set forth in Exhibits N-F and D-F, for the then current Fiscal Year.

     9.03.3 In the event midyear adjustments to rates are made by the Authority, the Authority shall notify the Signatory Airlines of the re-estimated rates approximately forty-five (45) days prior to the end of the sixth month of the then current Fiscal Year. Within twenty (20) days after the forwarding of said rates, the Authority shall, if requested by the Airline or another Signatory Airline, meet collectively with the Signatory Airlines at each Airport at a mutually convenient time for the purpose of discussing said re-estimated rates. The Authority shall make available to the Signatory Airlines any reasonably requested additional information relating to said rates. The Authority agrees to fully consider the comments and recommendations of the Signatory Airlines prior to finalizing the midyear adjusted rates.

     9.03.4 Following said meeting, the Authority shall provide at least twenty (20) days advance written notification to the Signatory Airlines of the adjusted rates to become effective on the first day of the seventh month of the then current Fiscal
Year, subject to the provisions of Paragraph 9.01.4.

     9.03.5 Nothing in this Section 9.03 shall be construed to require that the Authority make a midyear adjustment to estimated rates at either Airport; provided further that the Authority shall not make any such midyear adjustment to any rate at an Airport if the total of rentals, fees, or charges payable by the Signatory Airlines at that Airport, using the then current rates for rentals, fees, and charges at that Airport, is at least ninety-eight percent (98%) of the total of rentals, fees, or charges that would be payable by the Signatory Airlines using any re-estimated rate(s) calculated pursuant to this Section 9.03.

     9.03.6 In the event that the Authority does not make a midyear adjustment to rates, any difference between the estimated Transfers amount included in the calculation of the then current rates, and the amount of Transfers actually due to the Signatory Airlines based upon the audited results for the preceding Fiscal Year, may at the option of the Authority (i) be included in any subsequent adjustment of rates during the then current Fiscal Year, as provided for in Section 9.04; or (ii) be incorporated into the settlement calculations for the then current Fiscal Year as provided for in Section 9.07.

9.04 Other Rate Adjustments.

     9.04.1 Notwithstanding the provisions of Sections 9.02 and 9.03, any rate for rentals, fees, or charges payable by the Signatory Airlines at an Airport may be adjusted by the Authority at any other time in the event of one or more of the following:

     (i) Current year-to-date unaudited financial data and/or activity statistics indicate that total rentals, fees, and charges payable at an Airport pursuant to the then current rates are projected by the Authority to vary by more than five percent (5%) from the total rentals, fees, and charges that would be paid during the Rate Period at that Airport if rates were based upon more current financial and activity data then available.

     (ii) The Indenture requires such an adjustment; provided, however, that total rentals, fees, and charges payable to the Authority by Signatory Airlines shall be calculated in accordance with this Agreement.

     (iii) Additional Projects are constructed in Airline Supported Areas, and Debt Service and/or Amortization Requirements for such Additional Projects become payable from Revenues on a date other than the first day of any Fiscal Year; provided, however, the Authority may include in any rate adjustments made pursuant to Sections 9.02 and 9.03 the Capital Charges, O&M Expenses, and all other payments, Debt Service Coverage, and reserves required by this Agreement for any such Additional Project, the costs of which are anticipated by the Authority to become payable from Revenues (as opposed to capitalized interest) during the next ensuing Rate Period.

     (iv) At any other time as provided for in this Agreement, including, but not limited to, adjustments made in accordance with Section 8.14 for Projects included in the Capital
Development Program.

     9.04.2 The Authority shall provide at least twenty (20) days advance written notice to the Signatory Airlines of changes to estimated rates made in accordance with this Section 9.04, including the reasons necessitating any such adjustment, and such adjusted rates shall become effective on the date specified in the Authority's written notice to the Airline, subject to the provisions of Paragraph 9.01.4.

9.05 Transfers.

     9.05.1 At the conclusion of each Fiscal Year, the amount of any "Net Remaining Revenue" at each Airport, as such term is defined in Paragraph 9.05.2, shall be determined. For each Fiscal Year during the Period of this Agreement such Net Remaining Revenue shall be allocated between the Authority and the Signatory Airlines at that Airport in accordance with provisions of Paragraph 9.05.4. For the first Fiscal Year immediately following the expiration or earlier termination of this Agreement, such Net Remaining Revenue shall be allocated in accordance with the provisions of Paragraph 9.05.6. The Signatory Airlines' share (hereinafter called "Transfers") of Net Remaining Revenue for each Fiscal Year shall be transferred by the Authority from the General Purpose Fund to the Airline Transfer Account at the beginning of the next ensuing Fiscal Year. Amounts in the Airline Transfer Account shall be applied as credits in the calculation of Signatory Airline rates for rentals, fees, and charges in such next ensuing Fiscal Year. The Authority's share of Net Remaining Revenue shall be transferred by the Authority from the General Purpose Fund to the Authority Capital Fund at the beginning of such next ensuing Fiscal Year, and used for the purposes described in Section 9.06.

     9.05.2 For any Fiscal Year, Net Remaining Revenue at each Airport is hereby defined to mean the total of Revenues for such Fiscal Year plus Transfers, if any, from the prior Fiscal Year less (i) O&M Expenses; (ii) required deposits to maintain the O&M Reserve; (iii) Debt Service; (iv) Federal Lease payment; (v) the amount of rental credits given to certain Scheduled Air Carriers as set forth in the Surviving Agreements; (vi) required deposits to any Debt Service Reserve Fund; and (vii) required deposits to the Emergency R&R Fund; all as calculated in accordance with Schedules NF-8 and DF-l0 for the then current Fiscal Year.

     9.05.3 When estimating the rates for rentals, fees, and charges for the next ensuing Fiscal Year, as set forth in Section 9.02, the Authority shall also estimate for each Airport the Transfers required by this Agreement to be transferred from Net Remaining Revenue generated at each Airport in the then current Fiscal Year. Said estimated required Transfers at each Airport shall be allocated to the Cost Centers and Sub-Centers at that Airport in the manner described in Paragraph 9.05.4, and included as a credit in the calculation of rates for Signatory Airlines' rentals, fees, and charges for the next ensuing Fiscal Year.

     9.05.4    Net Remaining Revenue at each Airport for each
Fiscal Year shall be allocated between the Signatory Airlines and the Authority and the Signatory Airlines' share shall be allocated to Airline Supported Areas at each Airport as follows:

     (i) An amount equal to the entire amount of the Depreciation Requirement collected from the Signatory Airlines for such Fiscal Year shall be allocated to the Authority;

     (ii) An amount equal to the entire amount of Airline Funded Coverage on Subordinated Bonds (or if any such Bonds have been refunded from the proceeds of Senior Bonds, then the entire amount of Airline Funded Coverage on such Senior Bonds) collected from the Signatory Airlines for such Fiscal Year shall be allocated to the Airline Supported Areas in direct proportion to the allocation of Debt Service on Subordinated Bonds (or Senior Bonds, if any, issued to refund Subordinated Bonds) to the Cost Centers and Sub-Centers within the Airline Supported Areas;

     (iii) An amount equal to the entire amount of any Extraordinary Coverage Protection Payments, as described in Paragraph 9.07.3, shall be allocated to Airline Supported Areas in direct proportion to the Total Requirements of each of the Cost Centers and Sub-Centers within the Airline Supported Areas.

     (iv) An amount equal to the entire amount of Equipment Coverage collected from the Signatory Airlines for such Fiscal Year shall be allocated to the Equipment Sub-Centers in direct proportion to the allocation of Debt Service to such Sub-Centers.

     (v) An amount equal to the excess of Net Remaining Revenue for such Fiscal Year over the sum of the amounts described in
(i), (ii), (iii), and (iv) above shall be divided between the Signatory Airlines and the Authority as follows:

                (a)Such amount for each Airport shall be divided equally between the Signatory Airlines and the Authority until the Authority's share under this Paragraph (v) for that Airport is equal to the Plateau Amount for that Airport for that Fiscal Year;

                (b)Once the Authority's share of Net Remaining Revenue has reached the Plateau Amount for an Airport for such Fiscal Year, the Signatory Airlines' share of any additional Net Remaining Revenue at that Airport shall equal seventy-five percent (75%) and the Authority's share shall equal twenty-five percent (25%);

     (vi) The Signatory Airlines' share of Net Remaining Revenue determined pursuant to Paragraph (v) above shall be allocated to the Airline Supported Areas as follows:

                (a)An amount equal to fifty percent (50%) of the amount of Airline Funded Coverage on Debt Service on Senior Bonds collected from the Signatory Airlines for such Fiscal Year shall be allocated to the Airline Supported Areas in proportion to the allocation of Debt Service on Senior Bonds to the Cost Centers and Sub-Centers within the Airline Supported Areas;

                (b)The remainder shall be allocated to the Airline Supported Areas in proportion to the Total Requirements (for purposes of this allocation only, Total Requirements shall include one hundred twenty-five percent (125%) of any Special Facility Bond debt service attributable to facilities in the Airline Supported Areas which are reasonably entitled pursuant to Paragraph 10.01.3 and the terms of any Special Facility agreement to the benefit of Transfers) of each of the Cost Centers and Sub-Centers within the Airline Supported Areas.

     9.05.5 The Authority shall credit Transfers only from funds available for such purposes in the General Purpose Fund.
If for any reason the amount in the General Purpose Fund available for Transfers to the Signatory Airlines pursuant to this Agreement is less than the amount required to be credited to the Signatory Airlines pursuant to Paragraph 9.05.4, the Authority shall make appropriate increases in Transfers from available funds in subsequent Fiscal Years.

     9.05.6 Net Remaining Revenue for the last Fiscal Year during the Period of this Agreement shall be allocated either (i) in accordance with the terms of any subsequent airport use agreement entered into between the Authority and some or all of the Signatory Airlines, or (ii) in the absence of such agreement, between the Authority, on the one hand, and the airlines then operating at the Airports on the other hand, substantially in accordance with the methodology set forth in this Agreement except with respect to any distinctions made herein between Signatory Airlines and non-Signatory Airlines.

9.06 Creation of Funds and Accounts.

     Authority Capital Fund - The Authority shall create a fund to be entitled the Authority Capital Fund into which the Authority shall transfer its share of Net Remaining Revenue calculated in accordance with Section 9.05. Amounts in the Authority Capital Fund may be used by the Authority for any one or more of the following purposes:

     (i)  To pay the costs of any Projects in the Capital
Development Program, including any cost overruns;

     (ii) To redeem, defease, or retire any Outstanding Bonds;

     (iii) To pay the costs of any Additional Projects, including any projects in the Authority's repair and rehabilitation program;

     (iv) To pay the O&M Expenses of, or any capital costs in excess of ten million dollars ($10,000,000) for, a Rail System;
and

     (v) To pay Debt Service on any Bonds issued to fund the costs of any of the foregoing.

     Airline Transfer Account - The Authority shall create an account to be held in the Revenue Fund into which the Authority shall deposit Transfers calculated in accordance with Section
9.05.

9.07 Settlement.

     9.07.1 Rentals, fees, and charges paid by the Airline during any Fiscal Year shall be subject to adjustment provided for in this Section 9.07. Within one hundred twenty (120) days following the close of each Fiscal Year or as soon as the audited financial data for said Fiscal Year is available, rates for rentals, fees, and charges for the preceding Fiscal Year shall be recalculated using audited financial data and the methods set forth in Article 8 and Exhibits N-F and D-F. Upon the determination of any difference(s) between the rentals, fees, and charges paid by the Signatory Airlines during the preceding Fiscal Year and the rentals, fees, and charges that would have been paid by the Signatory Airlines using said recalculated rates, the Authority shall credit the Airline with the amount of any overpayment, and/or invoice the Airline for the amount of any underpayment

     9.07.2 Notwithstanding the results of the settlement calculations made pursuant to Paragraph 9.07.1, the Authority shall also determine whether the total of Revenues and Transfers allocable hereunder to the Airline Supported Areas at each Airport in the preceding Fiscal Year then being audited were at least equal to the (i) O&M Expenses; (ii) amounts required to maintain the O&M Reserve; (iii) Debt Service; (iv) other Capital Charges; (v) Federal Lease payment; (vi) at Dulles, Dulles Rate Credit Amortization Requirement; (vii) required deposits, if any, if any, to the Emergency R&R Fund allocable to the Airline Supported Areas at that Airport in said Fiscal Year. Should any deficiency exist for any reasons whatsoever, including but not limited to payment defaults and/or unleased premises, then the Airline, collectively with all other Signatory Airlines and Signatory Cargo Carriers, if any, shall pay its pro rata share of such deficiency, with such payments to be included as Revenues in the Fiscal Year then being audited. The Airline's pro rata share shall be calculated (i) on the basis of its share of total Signatory Airline and Signatory Cargo Carrier landed weight at the Airport at which the deficiency occurred, if attributable to the Airfield; and/or (ii) on the basis of its share of total Terminal Premises actually rented by the Signatory Airlines and for which rental payments were actually received by the Authority at the Airport at which the deficiency occurred, if attributable to the Terminal. The Authority shall invoice the Airline for its share of any such deficiency, and the Airline shall remit its payment therefor within thirty (30) days of the date of the Authority' 5 invoice.

     9.07.3 The Authority shall include Extraordinary Coverage Protection Payments in the rates for rentals, fees, and charges for the Airline Supported Areas at each Airport in any Fiscal Year in which the amount of Revenues plus Transfers less operating and Maintenance Expenses at that Airport is projected to be less than one hundred twenty-five percent (125%) of the sum of Debt Service on Senior Bonds and Debt Service on Subordinated Bonds at that Airport. Any amounts which must be collected for such Extraordinary Coverage Protection Payments will be allocated to Cost Centers and Sub-Centers within the Airline Supported Areas on the basis of the Total Requirements of such Cost Centers and Sub-Centers.



                         ARTICLE 10.

                    CAPITAL IMPROVEMENTS

10.01     General.

     10.01.1 The parties hereto recognize that capital expenditures to preserve, protect, enhance, expand, or otherwise improve the Airports, or parts thereof, are required during the Period of this Agreement. Such capital expenditures include the Capital Development Program and Additional Projects of the Authority, and may include improvements by the Airline. Any such improvements by the Airline, and capital expenditures of the Authority to be paid for or financed with Bonds or Revenues of the Airports shall be subject to the provisions of this Article 10.

     10.01.2 Subject to the provisions of this Article 10, the Authority may pay for any such capital expenditures using any funds lawfully available for such purposes, and/or may issue Bonds, whether subject to, or exempt from, Federal income taxation, in amounts sufficient to finance any such capital expenditures, including any costs for design or program management, capitalized interest, any required Debt Service Reserve Fund, costs of issuance, bond insurance premiums or credit facility fees, or any other costs reasonably incurred by the Authority in connection with the issuance of Bonds. All costs associated with such capital expenditures of the Authority, including but not limited to, O&M Expenses and appropriate reserves therefor, Debt Service, Debt Service Coverage, and any other payments, Amortization Requirements, and/or reserves applicable to said capital expenditures, shall be included in the determination of rates for rentals, fees, and charges in accordance with Articles 8 and 9; provided, however, that, except in accordance with Paragraph 9.07.3, no such rentals, fees, and charges payable hereunder, shall be payable by the Airline for capital expenditures, the costs for which are not properly attributable or allocable to the Airline Supported Areas.

     10.01.3 Nothing herein shall preclude the Authority from undertaking, or authorizing to be undertaken, capital expenditures to be financed or paid from sources other than Revenues, or to borrow funds which are repayable from sources other than Revenues, for the purpose of funding capital expenditures. Such other sources may specifically include, but are not limited to, the proceeds of Special
Facility Bonds. In the event any Special Facility is constructed within any Airline Supported Areas, the Special
Facility agreement between the Authority and the Special
Facility obligor may provide, among other things, for the following:

     (i) The treatment of O&M Expenses and responsibilities either as direct obligations of the obligor or in the same manner as O&M Expenses are handled for other facilities within the Airline Supported Areas;

     (ii) A method of compensating the obligor for costs allocable to any premises constructed as part of the Special Facility which costs, under the Authority's allocation methodology, would not be allocated to airline leased premises and to allocate a fair and reasonable amount of Transfers to such Special Facility; the method of compensation or allocation could include, for example, fair and reasonable direct payments to the Special Facility obligor, allocations of Revenues or Transfers, credits against other payments due from the Special Facility obligor, or any combination of the foregoing;

     (iii)     Provisions relating to security for the
Special Facility Bonds; and

     (iv) Provisions relating to the operation and use of the Special Facility, including accommodation provisions.

10.02     Capital Development Program.

     10.02.1 Exhibits N-I and N-J (National) and Exhibit D-I and D-J (Dulles) summarize the Capital Development Program commenced by the Authority in 1988, including a listing of Projects, a description of the Projects, their priority status, their estimated costs, their estimated construction start and Substantial Completion Dates, and the applicable Cost Centers or Terminal or Equipment Sub-Centers. The Authority shall, from time to time, refine and update such Project descriptions. Such Project refinements may include the addition or deletion of components functionally related to the Capital Development Program; provided, however, that no such refinements shall materially change the scope of the Capital Development Program.

     10.02.2 Subject to the issuance of Bonds, and the availability of the proceeds thereof, and to the provisions of Section 10.04 with respect to the Dulles Stage II Development Plan, the Authority shall complete the Projects of the Capital Development Program in a good and workmanlike manner, substantially in accordance with Exhibits N-J and D-J and the Project Construction Documents developed or to be developed by the Authority's Architects and Engineers for each Project, current copies of which are or will be on file at the Authority's offices.

     10.02.3 The Authority shall provide the Airline information with respect to the Capital Development Program and an opportunity to consult on matters with respect thereto. This may be accomplished in the following manner The Signatory Airlines will establish, staff, and maintain an organization known as the Metropolitan Washington Airlines Committee ("MWAC"). The Airline may designate its representative to MWAC. The seven largest Signatory Airlines, as determined by reference to the combined landed weight at the two Airports, will constitute an executive committee of the MWAC, provided that the executive committee includes at least one domestic airline from each Airport and at least one foreign flag airline at Dulles. The executive committee of MWAC shall designate an individual to serve as a representative for all Scheduled Air Carriers ("Airline Representative") to the Authority with respect to the construction and operational impact of all Projects described in the Capital Development Program and all Additional Projects.

     (i)  The Authority shall afford the Airline
Representative access to all construction sites relating to the Capital Development Program and an opportunity to participate in the evaluation of design and construction alternatives. The Authority shall consider the comments and requests of the Airline Representative regarding design and construction of a Project and of alternatives and methods proposed to reduce or eliminate adverse operational impacts or costs.

     (ii) The Authority shall provide the Airline
Representative the following:

                (a)The scope, budget, and schedule for each Project in the Capital Development Program prior to the award of a contract for design, if any, for that Project.

                (b)Copies of design submittals for the
schematic, design, development, and construction document phases of the design process. Routine submittals will include site plans, floor plans, and elevations. Architectural and structural details or mechanical and electrical design documents will not be routinely submitted. Design submittals shall not include correspondence or minutes of meetings between the Authority and the designer.

                (c)A periodic Capital Development Program cost control report which shall include the original Cost
Estimate and the Current Cost Estimate, including all fees, for each Project contained in the Capital Development
Program.

                (d)Notice of pre-bid and pre-construction meetings

                (e)A monthly listing of change orders in excess of one hundred thousand dollars ($100,000).

                (f)A monthly update of the Capital
Development Program schedule.

                (g)A monthly status report for each
contract which has been awarded and not completed and each contract that is in the bidding process.

                (h)A weekly construction forecast.

     (iii) The Airline Representative shall have an opportunity, upon his reasonable request, to meet with the Authority to discuss the Project design, and the effects of the Project construction on airfield operations or landside access.

     (iv) The Authority agrees to sponsor employment of said Airline Representative by providing necessary funds to the Air Transport Association ("ATA") for his salary and for the staffing and operation of his office. Payments will be made to ATA commencing February 1, 1990, and every six (6) months thereafter based on a budget submitted by the Airline Representative to the Authority for its review following approval by the executive committee of MWAC. Salaries, benefits, and expenses will be included as O&M Expenses of the Airfield Cost Centers.

     (v)  The Authority will provide to the Airline
Representative an office at National which shall be considered administrative space for rate making purposes.
The space will be furnished, finished, maintained, and provided utilities by the Authority, the cost of which will be recovered as if it were the Authority's administrative space. All necessary permits and access facilitation, including employee parking and National and Dulles security identification, will be made available to the Airline
Representative and his staff.

10.03 Capital Development Program Other Than Projects in the Early Program or in the Dulles Stage II Development
Plan.

     10.03.1 The Original Cost Estimate for the Capital Development Program, not including the Early Program and not including the Dulles Stage II Development Plan, is six hundred sixty-nine million and four hundred fifty-four thousand and four hundred dollars ($669,454,400) (stated in 1989 dollars) for National (Exhibit N-I), and three hundred fifty-nine million and six hundred four thousand dollars ($359,604,000) (stated in 1989 dollars) for Dulles (Exhibit D-I). Such Original Cost Estimate excludes financing costs, interest on Bonds, or on any interim financing obtained by the Authority to finance the Capital Development Program, and other deposits and reserves required by any Indenture. The Original Cost Estimate for each Airport shall be revised from time to time to reflect any design changes approved by the Authority and a Majority-in-Interest of Signatory Airlines for the Airfield Cost Center at that Airport. In addition, the Original Cost Estimates shall be revised annually in accordance with the U.S. Implicit Price Deflator Index. Such revision shall be calculated by escalating the estimated costs of the Projects included in the Original Cost Estimate to their respective midpoints of construction. The Original Cost Estimates, as revised pursuant to this Paragraph 10.03.1, of the Capital Development Program, shall not be exceeded except as set forth in this Article.

     10.03.2 The Authority shall for each Airport develop and maintain Current Cost Estimates for each of the Projects included in the Capital Development Program, except for Projects in the Early Program, and except for the Dulles Stage II Development Plan which shall be subject to Paragraph 10.04.3.

     (i) Whenever the Current Cost Estimate applicable to a Project in the Capital Development Program (except the Early Program and the Dulles Stage II Development Plan) at either Airport exceeds the Original Cost Estimate, as revised pursuant to Paragraph 10.03.1, for that Project by more than five percent (5%) percent, the Authority shall promptly notify the Airline Representative. Whenever such excess is more than ten percent (10%), the Authority shall meet promptly with the Airline Representative to discuss such increased cost and to determine whether and how the Project could be revised so that the Current Cost Estimate for such Project will not exceed the Original Cost Estimate for such Project by more than ten percent (10%).

     (ii) The Authority agrees to consider the requests, suggestions, and recommendations of the Airline Representative; provided, however, that so long as the Current Cost Estimate for the Capital Development Program (excluding the Early Program and Dulles Stage II) at an Airport has not exceeded the Original Cost Estimate, as revised pursuant to Paragraph 10.03.1, plus the contingency described in Paragraph 10.03.3, the decision whether to revise the Capital Development Program at that Airport shall be solely reserved to the Authority, and shall be made at the sole discretion of the Authority.

     10.03.3   The following contingencies are hereby
established for the Capital Development Program (excluding the Early Program and excluding the Dulles Stage II
Development Plan):

               National:         twenty-five percent (25%)
                                 of the Original Cost
                                 Estimate, as revised
                                 pursuant to Paragraph
                                 10.03.01

               Dulles:           twenty percent (20%) of
                                 the Original Cost
                                 Estimate, as revised
                                 pursuant to Paragraph
                                 10.03.1

In the event the Original Cost Estimate, as revised pursuant to Paragraph 10.03.1, plus the contingency, for the Capital Development Program (excluding the Early Program and Dulles Stage II) at either Airport is exceeded by the Current Cost Estimate for such Airport, the Authority shall be required to do one or more of the following:

     (i)  Modify or defer a sufficient number of Priority 2
Projects at that Airport so that the Current Cost Estimate for such Airport does not exceed the Original Cost Estimate, as revised pursuant to Paragraph 10.03.1, plus the contingency at such Airport;

     (ii) Fund the cost overrun from the Authority's annual share of Net Remaining Revenue or from any balance in the Authority Capital Fund (in which event there shall be no Amortization Requirement);

     (iii) Issue subordinated debt payable from and secured by the Authority's share of Net Remaining Revenue to fund the cost overrun; or

     (iv) Obtain approval for additional funding from a Majority-in-Interest of the Signatory Airlines for the appropriate Cost Center at that Airport.

     10.03.4 The Authority shall provide to the Signatory Airlines a financial feasibility study of the Capital Development Program Project 152 (structured parking at Dulles), as it may be redesignated, and any analysis thereof by the Authority. The Authority will not proceed with completion of final design and construction of such Project until a five month review and comment period for Signatory Airline response on the feasibility study has transpired.

10.04     Dulles Stage II Development Plan.

     10.04.1   The Authority shall have the right to
undertake the construction of the Dulles Stage II
Development Plan only after one or more of the following provisions has been satisfied:

     (i) Design and construction may commence at any time that the cost of the New Midfield Concourse(s) is to be financed as a Special Facility;

     (ii) Design and construction may commence at any time that Signatory Airlines at Dulles accounting for at least fifty percent (50%) of total Dulles Enplaning Passengers during the then most recent twelve (12) consecutive month period, have executed amendments to their Agreements to lease at least sixty-six and two-thirds percent (66.67%) of the Airline leasable premises in the New Midfield
Concourse(s);

     (iii) In the absence of the authorization to begin design and construction of the Dulles Stage II Development Plan pursuant to Paragraph 10.04.1(i) or (ii), the design and preparation of Construction Documents for the Dulles Stage II Development Plan may be undertaken by the Authority (but no actual construction may commence) at any time following the date that total Enplaning Passengers at Dulles in the twelve (12) consecutive month period immediately preceding said date were at least eight million (8,000,000) Enplaning Passengers; during such design period, the Authority and the Signatory Airlines shall use their best efforts to resolve any outstanding issues related to the Dulles Stage II Development Plan;

     (iv) In the absence of the authorization to begin design and construction of the Dulles Stage II Development Plan pursuant to Paragraph 10.04.1(i) or (ii), subject to the Signatory Airlines' rights described in Paragraph 10.04.6, actual construction of the Dulles Stage II Development Plan may commence at any time following the date that total Enplaning Passengers at Dulles in the twelve (12) consecutive month period immediately preceding said date were at least nine million five hundred thousand (9,500,000) Enplaning Passengers. For purposes of this Paragraph 10.04.1, "actual construction" shall be deemed to commence at the time that a contract, or contracts, has been awarded for the construction of any portion of the Dulles Stage II Development Plan, provided that the total amount of such contract, or contracts, is at least two million dollars ($2,000,000);

     (v) Design and construction of the Dulles Stage II Development Plan may commence at any time with approval of a Majority-in-Interest of the Signatory Airlines for the Airline Supported Areas (excluding the Airfield Cost Center) at Dulles; or

     (vi) Design and construction of the Dulles Stage II
Development Plan may commence at any time on or after January 1, 2000.

     10.04.2 The Original Cost Estimate for the Dulles Stage II Development Plan is three hundred twenty-five million and three hundred ninety-five thousand dollars ($325,395,000) (stated in 1989 dollars). Such Original Cost Estimate excludes financing costs, interest on Bonds or on any interim financing obtained by the Authority to finance Dulles Stage II, and other deposits and reserves required by the Indenture. The Original Cost Estimate shall be revised from time to time to reflect any design changes approved by the Authority and a Majority-in-Interest of the Signatory Airlines at Dulles for the Airline Supported Areas excluding the Airfield Cost Center. In addition, the Original Cost Estimate shall be revised annually in accordance with the U.S. Implicit Price Deflator Index. Such revision shall be calculated by escalating the estimated Project costs included in the Original Cost Estimate to their respective midpoints of construction. In the event Dulles Stage II is undertaken pursuant to Paragraph 10.04.l(iv), the Original Cost Estimate, as revised pursuant to this Paragraph 10.04.2, for the Dulles Stage II Development Plan shall not be exceeded except as set forth in this Article.

     10.04.3   The Authority shall develop and maintain
Current Cost Estimates for each of the Projects included in the Dulles Stage II Development Plan. In the event Dulles
Stage II is undertaken pursuant to Paragraph l0.04.l(iv), the following shall apply:

     (i) Whenever the Current Cost Estimate applicable to a Project in the Dulles Stage II Development Plan exceeds the Original Cost Estimate, as revised in accordance with Paragraph 10.04.2, for that Project by more than five percent (5%) percent, the Authority shall promptly notify the Airline Representative. Whenever that excess is more than ten percent (10%), the Authority shall meet promptly with the Airline Representative to discuss such increased cost and to determine whether and how the Project could be revised so that the Current Cost Estimate for such Project will not exceed the Original Cost Estimate for such Project by more than ten percent (10%).

     (ii) The Authority agrees to consider the requests, suggestions, and recommendations of the Airline Representative; provided, however, that so long as the Current Cost Estimate for the Dulles Stage II Development Plan has not exceeded the Original Cost Estimate, as revised in accordance with Paragraph 10.04.2, plus the contingency described in Paragraph 10.04.4, the decision whether to revise the Stage II Development Plan shall be solely reserved to the Authority, and shall be made at the sole discretion of the Authority.

     10.04.4   The contingency for the Dulles Stage II
Development Plan is hereby established as twenty-five percent (25%) of the Original Cost Estimate, as revised in accordance with Paragraph 10.04.2, of the Stage II
Development Plan.

     10.04.5 In the event Dulles Stage II is undertaken pursuant to Paragraph l0.04.l(iv) and except as provided in Paragraph 10.04.6, in the event the Original Cost Estimate, as revised in accordance with Paragraph 10.04.2, plus the contingency, for the Dulles Stage II Development Plan is exceeded by the Current Cost Estimate, the Authority shall be required to do one or more of the following:

     (i)  Modify or defer a sufficient number of Priority 2
Projects, if any, so that the Current Cost Estimate does not exceed the Original Cost Estimate, as revised in accordance with Paragraph 10.04.2, plus the contingency;

     (ii) Fund the cost overrun from the Authority's annual share of Net Remaining Revenue or from any balance in the Authority Capital Fund (in which event there shall be no Amortization Requirement);

     (iii) Issue subordinated debt payable from and secured by the Authority's share of Net Remaining Revenue to fund the cost overrun; or

     (iv) Obtain approval for additional funding from a Majority-in-Interest of the Signatory Airlines for the Airline Supported Areas (excluding the Airfield Cost Center) at that Airport.

     10.04.6 In the event the condition in Paragraph l0.04.1(iv) is satisfied and the Authority notifies the Airline Representative that it intends to proceed with construction of the Stage II Development Plan, and at the time of the notice the Current Cost Estimate exceeds the Original Cost Estimate, as revised in accordance with Paragraph 10.04.2, plus contingency, if the Authority does not receive a Majority-in-Interest approval of the Signatory Airlines at Dulles for the Airline Supported Areas (excluding the Airfield Cost Center), the Authority shall defer actual construction of Dulles Stage II for one year. Thereafter, the Authority may proceed with construction of the Dulles Stage II Development Plan and (i) Paragraph
10.04.5 shall not apply, and (ii) to the extent that the Authority expends funds for the Dulles Stage II Development Plan from the Authority's share of Net Remaining Revenues or from any balance in the Authority Capital Fund, there shall be no Amortization Requirement.

     10.04.7   Upon Substantial Completion of the New
Midfield Concourse(s), the Authority may, in its sole discretion, remove from service or demolish all, or a portion of, the Existing Midfield Concourses.

10.05     Additional Projects.

     10.05.1 The Authority will provide the Airline Representative with a list of any proposed Additional Projects for each Fiscal Year in advance of the Fiscal Year. The Authority will also provide the Airline Representative at least sixty (60) days notice before beginning any Additional Project not included in said list. No additional notification, approval, or other requirements shall apply to any other Additional Projects except those in Airline Supported Areas. In addition, the Authority shall notify the Airline in writing if it intends to undertake Additional Projects in Airline Supported Areas. Such notice shall include the following:

     (i)  A description of the proposed Additional
Project(s) together with cost estimates, scheduling, and any preliminary drawings, if applicable;

     (ii) A statement of the need for the proposed
Additional Project(s), along with the planned benefits to be derived from such expenditures;

     (iii) The Authority's means of financing or paying the costs of the proposed Additional Project(s); and

     (iv) The planned allocation of the costs thereof to the various Cost Centers and Sub-Centers and the estimated impact on Signatory Airline rates for rentals, fees, and charges.

     10.05.2 Within thirty (30) days after the Authority's delivery of said notice of Additional Projects in Airline Supported Areas, the Authority shall schedule a meeting with the Signatory Airlines collectively, or with an airline committee selected by the Signatory Airlines. The Authority shall review and consider the comments, suggestions, and recommendations of the Airline together with the comments and recommendations of the other Signatory Airlines; provided, however, the Authority reserves the right to make, subject to the provisions of Paragraph 10.05.4 with respect to Additional Projects to be financed with the proceeds of Bonds, the final decision with respect to such Additional Project. After the meeting, the Authority shall notify the Airline of its decision on whether to proceed with the Additional Project as proposed or modified.

     10.05.3   If the Authority proceeds with Additional
Projects in the Airline Supported Areas, the Authority shall provide the Airline Representative the following:

     (i)  The scope, budget, and schedule for the Additional
Project.

     (ii) Copies of design submittals, if any, for the schematic, design, development, and construction document phases of the design process. Routine submittals will include site plans, floor plans, and elevations. Architectural and structural details or mechanical and electrical design documents will not be routinely submitted. Design submittals shall not include correspondence or minutes of meetings between the Authority and the designer.

     (iii) An opportunity to meet with the Authority to discuss the Project design and the effects of Project construction on airfield operations or landside access.

     (iv) Notice of pre-bid and pre-construction meetings.

     10.05.4   With respect to Additional Projects in
Airline Supported Areas which the Authority proposes to fund with the proceeds of Bonds, the following provisions shall apply:

     (i) If the Additional Project is within one or more of the following categories, no additional procedures are required:

                (a)Projects necessary to comply with any current or future law, rule, regulation, order or judgment of any Federal, state, or local agency (excluding the Authority) or court, or any Federal grant agreement or airport certification requirement, including any required modification or replacement of the National air traffic control tower;

                (b)Projects to improve the safe operation of the Airport;

                (c)Projects for restoration or replacement of airport capacity;

                (d)Airfield projects eligible for Federal funding for which the Authority has received the full level of eligible Federal funding;

                (e)Any project with respect to which the Authority has received commitments from users to lease eighty percent (80%) or more of the leasable premises included in such project;

                (f)Projects necessary to replace or repair damaged, destroyed, or condemned property to the extent that the amount of insurance or condemnation proceeds has been inadequate;

                (g)Projects for the acquisition and
installation of Equipment in accordance with Section 6.06;
or

                (h)Projects included in the Fiscal Year
1990 repair and rehabilitation program and, in the Fiscal
Year in which a Surviving Agreement at Dulles expires, projects in the amounts necessary and appropriate to fund additions to the O&M Reserve required by the application of this Agreement to the Premises which were leased under the Surviving Agreement; or

                (i)Any project with respect to which the Authority has received approval of a Majority-in-Interest of the Signatory Airlines with respect to the Cost Center at the Airport in which the project is located.

     (ii) If an Additional Project is not within one or more of the foregoing categories, then:

                (a)During Fiscal Years 1990 through 1994, the Authority could not issue Bonds to fund such project;

                (b)During Fiscal Years 1995 through 1999, the Authority could issue Bonds to fund such project but only if the amount of such Bonds, together with Bonds previously issued pursuant to this Paragraph (b) or previously issued pursuant to a Majority-in-Interest approval, would not exceed one hundred million dollars
($100,000,000) at either Airport;

                (c)During Fiscal Years 2000 through 2004, the Authority could issue Bonds to fund such project but only if the Authority defers for one year from the date of Majority-in-Interest disapproval the issuance of Bonds for any such project the estimated cost of which exceeds twenty-five million dollars ($25,000,000); and

                (d)During Fiscal Years 2005 through 2014, the Authority could issue Bonds to fund such project but only if the Authority defers for one year from the date of Majority-in-Interest disapproval the issuance of Bonds for any such project the estimated cost of which exceeds twenty-five million dollars ($25,000,000) (stated in 2001 dollars and escalated in accordance with the U.S. Implicit Price Deflator Index); thereafter, the Authority may proceed with the Project (i) if it obtains a Majority-in-Interest approval, or (ii) if after requesting Majority-in-Interest approval, such approval is not obtained, the Authority may issue Bonds for the project only after giving the Airline sixty (60) days notice of its intent to do so. Commencing on the date of notification of the Authority's intent to proceed to issue Bonds and continuing for sixty (60) days thereafter, the Airline would have the right to terminate this Agreement upon one hundred eighty (180) days' written notice to the Authority; provided, further, however, that if the Authority does not issue such Bonds, any such termination notice shall be ineffective.

10.06 Amortization. Subject to the provisions of Paragraph 10.03.3(u), 10.04.5(u), and 10.04.6 in the event that the Authority funds any Project in the Capital Development Program, or portion thereof, or any Additional Project, or portion thereof, attributable or allocable to the Airline Supported Areas from the Authority's share of Net Remaining Revenue, Amortization Requirements shall be charged for such Additional Project and included in the calculation of Signatory Airline rentals, fees, and charges pursuant to Articles 8 and 9.

10.07 Capital Development Program Audit. The MWAC may conduct a financial audit, using a nationally recognized accounting firm, of the Authority's implementation of the Capital Development Program and of Additional Projects in the Airline Supported Area. The Authority shall make its financial records for the most recent three (3) years available for this audit at a location selected by the Authority upon reasonable notice of the audit from the Airline Representative. The finding of any such audit shall be reviewed with the Authority.

10.08     Federal and State Grants and Loans.

     10.08.1 The Authority agrees to use its best efforts to maximize Federal and Commonwealth of Virginia aviation grants that may be available to fund a portion of the costs of the Capital Development Program and any Additional
Projects.

     10.08.2 The parties hereto recognize that the Commonwealth of Virginia has advanced four million dollars ($4,000,000) to the Authority to be expended on design costs for the New Midfield Concourse(s). Upon repayment of this advance by the Authority to the Commonwealth, Capital Charges related to such repayment shall be included in the calculation of Signatory Airline Passenger Conveyance Charges until the Substantial Completion Date of the New Midfield Concourse(s) at which time such repayment shall be included in the calculation of Terminal Rentals for the New Midfield Concourse(s). Such repayment shall be amortized or financed over a ten (10) year period.

10.09     Improvements by the Airline.

     10.09.1 The Airline may construct and install, consistent with the terms and provisions of this Agreement and at its sole expense, Airline Operating Facilities and improvements in its Exclusive, Preferential, and if any, Joint Use Premises as the Airline deems to be necessary for its operations; provided, however, that the plans and specifications, location, and construction schedule for such Airline Operating Facilities and improvements must be approved by the Authority in writing prior to the commencement of any and all such construction or installation. No reduction or abatement of rentals, fees, and charges due to the Authority hereunder shall be allowed for any interference by such construction with the Airline's operations hereunder.

     10.09.2 Prior to the commencement of construction of any such Airline Operating Facilities and improvements, the Airline shall obtain or cause to be obtained a contract surety bond in a sum equal to the full amount of any construction contract. Said bond shall (i) be drawn in a form and from such company reasonably acceptable to the Authority; (ii) shall guarantee the faithful performance of necessary construction and completion of improvements in accordance with the Authority's approved final plans and detailed specifications; and, (iii) shall protect the Authority against any losses and liability, damages, expenses, claims, liens, and judgments caused by or resulting from the failure to perform completely the work described. The Airline shall further acquire, or cause to be acquired, a payment bond with any contractor or contractors of the Airline as principal, in a sum equal to the full amount of the construction contract awarded by the Airline for the improvements and shall require its contractor to acquire similar bond from its subcontractors. Said bond shall guarantee payment of all wages for labor and services engaged, and of all bills for materials, supplies and equipment used in the performance of said construction contract. The Airline shall assure that any work associated with such construction or installation shall not unreasonably interfere with the operation of the Airports, or otherwise unreasonably interfere with the permitted activities of other Airport tenants and users. The Airline shall within five (5) working days discharge any lien filed against its property or Premises by posting a bond or other adequate security.

     10.09.3 The Airline shall require contractors to furnish satisfactory evidence of statutory worker's compensation insurance1 comprehensive general liability insurance, comprehensive automobile insurance and physical damage insurance, on a builder's risk form with the interest of the Authority endorsed hereon, in such amounts and in such manner as the Authority may reasonably require. The Authority may require additional insurance for any alterations or improvements approved hereunder, in such limits as the Authority reasonably determines to be necessary.

     10.09.4 Any construction or installation shall be at the sole risk of the Airline and shall be in accordance with all applicable state and local codes and laws and subject to inspection by the Authority.

     10.09.5 Upon completion of approved construction, and within sixty (60) days of the Airline's receipt of a certificate of occupancy for the new construction, a complete set of as-built drawings shall be delivered to the Authority for the permanent record of the Authority.

     10.09.6 All Airline Operating Facilities, except those financed by the Authority, shall be and remain the property of the Airline during the Period of this Agreement. Upon termination or expiration of this Agreement, any Airline Operating Facilities and improvements which are permanently affixed to the Airline's Premises shall become the property of the Authority. Provided, that in the event of a termination of this Agreement before the expiration of the twenty-five (25) year Period in accordance with Section 2.02, the Airline shall be entitled to receive from the Authority, or the Authority shall cause the Airline to receive, payment for the unamortized value of approved installation of Airline Operating Facilities and improvements that are permanently affixed to the Premises which are vacated by the Airline and not leased to the Airline in a subsequent Agreement or subsequently used by the Airline. For these purposes, facilities and improvements shall be amortized on the basis of generally accepted accounting principles over their useful life as agreed upon at the time the Authority approves the improvement in accordance with Paragraph 10.08.1.

10.10 Rail System. The Authority and the Airlines recognize that, at the time of preparation and distribution for execution of this Agreement, the Authority has no current intention to participate in the capital or operating costs of a Rail System. The Authority will, however, be supportive of efforts of those outside the Authority to provide a Rail System to the Airport and will use its best efforts to accommodate a Rail System on the Airport. The Authority and the Airlines have mutual concerns regarding potential financial impact of future proposals or decisions relating to a Rail System. In view of these concerns, it is agreed as follows:

     (i) No operating or maintenance costs associated with any Rail System may be incurred by the Authority and/or paid for from any source of funds other than the Authority's Capital Fund unless and until such costs are addressed and mutually resolved in a written agreement between the Majority-in-Interest of the Signatory Airlines at Dulles for the Airfield Cost Center and the Authority.

     (ii) Any capital costs in excess of ten million dollars ($10,000,000), and all operating costs that may ultimately be incurred by the Authority as a result of its accommodation of or participation in a Rail System will be addressed in an agreement between the Majority-in-Interest of the Signatory Airlines at Dulles for the Airfield Cost Center and the Authority. The negotiation of such an agreement will commence at least six (6) months prior to the Authority's Fiscal Year in which such costs would be incurred with the objective of reaching an agreement not less than sixty (60) days prior to such Fiscal Year.

     (iii) In the absence of such an agreement, the aggregate of all capital costs of any rail link to Dulles which the Authority may incur is ten million dollars ($10,000,000) over the Period of this Agreement and all costs shall be allocated to the Dulles ground transportation cost center.


                              11.3

                           ARTICLE 11.

          DAMAGE AND DESTRUCTION TO PREMISES; INSURANCE

11.01     The Authority's Responsibilities.

     11.01.1 The Authority shall maintain insurance or cause insurance to be maintained with a responsible insurance company or companies approved to do business in the Commonwealth of Virginia, or adopt and maintain a risk financing plan for property losses and said insurance, plan, or combination thereof shall cover such risks as are ordinarily insured against by reasonably prudent operators of airports, including the insurance required by the Indenture, and further, including, without limiting the generality of the foregoing, fire, lightning, windstorm, hail, floods, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke and uniform standard extended coverage with vandalism and malicious mischief endorsements, coverage of demolition of buildings and removal of debris, all-risk coverage, business interruptions, and extra expense. Such insurance or plan shall be maintained in an amount not less than the full insurable replacement value. Full insurable replacement value of any insured improvement shall be deemed to equal the actual replacement cost of the improvement and shall be determined by the Authority from time to time, but not less frequently than once every three years. In the event that such determination of full insurable replacement value indicates that the improvements are underinsured, the Authority shall secure the necessary additional coverage.

     11.01.2 If a portion of the Airports within the Airline Supported Areas, except property for which the Airline is responsible under Section 11.02, is damaged or destroyed by fire or other peril, and except for TAP or as provided elsewhere in this Article 11, the Authority after consultation with the Airline, shall, to the extent of proceeds of the Authority's property insurance paid to the Authority or self insurance, repair, reconstruct, and replace the damaged or destroyed improvements so that the Airports are returned substantially to the same condition, character, and utility value (based upon the plans and specifications for the Premises, subject to the then-existing Airport building standards) as existed prior to such damage or destruction, exclusive of improvements made by the Airline and Airline Operating Facilities. With respect to TAP, the Authority shall so repair, reconstruct, and replace damaged or destroyed TAP to the extent suitable to the conduct of the Airline's Air Transportation Business or provide alternative suitable Premises.

11.02     The Airline's Property Insurance Responsibilities.

     11.02.1 The Airline shall be primarily responsible for insuring its Airline Operating Facilities and for insuring the property for which it has responsibility in accordance with a Surviving Agreement. The Authority shall be an additional named insured on policies for the insurance of the Airline's Premises.

     11.02.2 The insurance for Airline Operating Facilities and property required by Paragraph 11.02.1 shall be in an amount equal to the full replacement value thereof. This insurance shall include the following coverages at a minimum fire, lightning, windstorm, hail, floods, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke and uniform standard extended coverage with vandalism and malicious mischief endorsements, coverage of demolition of buildings and removal of debris, all-risk coverage, business interruptions, and extra expense.

11.03     Rental Abatement.

     11.03.1 If the Premises or Equipment, or any portion thereof, are rendered untenantable by reason of damage or destruction, other than damage or destruction described in Paragraph 11.03.2, the Airline shall be entitled to a pro rata abatement of rentals, based upon size and type of area rendered untenantable, until the Premises or Equipment are restored; provided, however, that the Airline shall not be entitled to any such abatement of rentals at any time if the rate covenant under the Indenture is not at such time being met, or if such abatement would cause the rate covenant to be violated, or if such abatement would prevent the Authority from complying with any additional bonds test under the Indenture.

     11.03.2   Notwithstanding any other provisions of this
Article 11, if the Premises or Equipment shall be damaged or destroyed by fire or other peril, due to the negligence or willful act or omission of the Airline, its officers, its employees acting within the course and scope of their employment, its agents, or licensees, the Airline shall not be entitled to any rental abatement.

11.04     Responsibilities if Damage or Destruction Occurs.

     11.04.1 The Authority shall use its best efforts to provide the Airline with alternative Premises and Equipment during the period that its Premises and Equipment are damaged or destroyed and are untenantable or unusable. Said alternative Premises or Equipment shall be suitable for the conduct of the Airline's Air Transportation Business, but shall not be construed to require alternative Premises and Equipment that are comparable to the size1 location, access, or other features of the Premises or Equipment leased under Article 6.

     11.04.2 The Airline shall pay rentals, fees, and charges in accordance with Article 8 for any alternative Premises and Terminal Equipment used or leased by it during the period of repair and reconstruction of the original Premises.



                           ARTICLE 12.

     THIRD PARTY OBLIGATIONS; INDEMNIFICATION AND INSURANCE

12.01 Indemnification. The Airline shall defend, indemnify, and hold the Authority and its agents, officers and employees completely harmless from and against any and all claims, suits, demands, actions, liabilities, losses, damages, judgments, or fines arising by reason of injury or death of any person, or damage to any property, including all reasonable costs for investigation and defense thereof (including, but not limited to, attorney fees, court costs and expert fees) of any nature whatsoever arising out of the Airline's conduct of its Air
Transportation Business on the Airports, or in its use or occupancy of the Premises, regardless of where the injury, death, or damage may occur, except to the extent such injury, death, or damage is caused by the negligent act or omission or willful misconduct of the Authority. The Authority shall give to the Airline reasonable notice of, and an opportunity to defend against, any such claims or actions, and the Authority shall take reasonable actions to mitigate its damages.

     12.01.1 The Airline shall defend, indemnify, and hold the Authority, and its agents, officers, and employees, completely harmless from and against any claim, suit, demand, action, liability, loss, damage, judgment, fine, or civil penalty and all costs and expenses of whatever kind or nature (including, but not limited to, attorney fees, court costs, and expert fees) associated therewith in any way arising from or based upon the violation of any Federal, state, or municipal laws, statutes, resolutions, or regulations by the Airline, its agents, employees, contractors, or tenants, in conjunction with the Airline's use and/or occupancy of the Airport. The Authority shall give the Airline reasonable notice of, and an opportunity to defend against, any such claims or actions, and the Authority shall take reasonable actions to mitigate its damages.

     12.01.2 If the Authority is deemed to be in noncompliance with laws or regulations governing access to secure areas of the Airport and to the areas of the Airfield and said non-compliance is the result of or due to the negligence or willful act or omission of the Airline or of any of the Airline's employees, agents, or contractors and such breach results in a civil penalty action against the Authority, the Airline agrees to reimburse the Authority for all expenses, including reasonable attorney fees, incurred by the Authority in defending against the civil penalty action and for any civil penalty or settlement amount paid by the Authority as a result of being deemed in non-compliance. The Authority shall give the Airline reasonable notice of any allegation, investigation, or proposed or actual civil penalty sought for such non-compliance.

     12.01.3 The provisions of this Section 12.01 shall survive the expiration, termination, or early cancellation of this Agreement for claims, suits, demands, actions, liabilities, loss, or damage, which occur prior to the termination or early cancellation of this Agreement.

12.02 Required Insurance Coverage. The Airline, at its sole cost and expense, shall throughout the Period of this Agreement, keep all of its operations on the Airports, and its obligation to indemnify the Authority pursuant to Section 12.01, continuously and fully insured in accordance with this section of this Agreement. The minimum amounts and types of insurance coverage required hereunder shall in no event be construed to limit or modify the Airline's obligation to indemnify the Authority as set forth in Section 12.01.

     12.02.1 Airline Liability Insurance This insurance shall be maintained in respect of all aircraft owned, leased or operated by the Airline for bodily injury or death and property damage liability in a combined single limit amount of not less than two hundred million dollars ($200,000,000) per occurrence and shall include aircraft liability, airport liability, passenger liability and baggage and cargo liability. Provided, however, if the Airline operates at the Airports only as a Regional/Commuter Air Carrier, the Airline shall maintain aircraft liability insurance in a combined single limit amount of not less than fifty million dollars ($50,000,000) per occurrence. A twenty-five million dollars ($25,000,000) per occurrence sub-limit for personal injury, bodily injury (including death) and property damage liability shall cover premises-operation, medical payments, contractual liability, liability of independent contractors, personal injury, and fire legal liability. If the Airline operates a club or "VIP" room serving alcoholic beverages, liquor liability insurance must be provided.

     12.02.2 Comprehensive Automobile Liability Insurance. This insurance shall cover owned, hired, and nonowned vehicles against death, bodily injury, and property damage claims, in a combined single limit amount of not less than five million dollars ($5,000,000).

     12.02.3   Workers' Compensation and Employers' Liability.
This insurance shall provide Virginia Statutory Limits with an All States Endorsement and one million dollars ($1,000,000) in Employer's Liability coverage.

12.03      Insurance  Companies;  Certificates;  Self  Insurance;
Review of Coverage.

     12.03.1 All insurance shall be in a form and with an insurance company or companies that is reasonably acceptable to the Authority, and, if a domestic insurer, rated B+10 or better under the Best rating system. Said insurance shall be in occurrence form, not claims made.

     12.03.2 On or before the Effective Date, an original Certificate or Certificates of Insurance shall be transmitted to the Authority providing evidence that the required insurance coverage has been procured by the Airline and is in effect on the Effective Date in the types and amounts required by this Article. Said Certificate(s) shall clearly list the Metropolitan Washington Airports Authority as an additional named insured on the liability policies with respect to the Airline's indemnity obligation under Section 12.01. Further, said Certificate(s) of Insurance shall unequivocally provide thirty (30) days advance written notice to the Authority prior to any material change, cancellation, or non-renewal of coverage thereunder. The Certificate(s) shall be signed by, or bear the facsimile of, a representative of the insurance company authorized to bind that company.

     12.03.3 All insurance policies required hereunder may be written to include a reasonable retention or deductible. Said retention or deductible shall be subject to the approval of the Authority which approval shall not be unreasonably withheld.

     12.03.4 Notwithstanding anything to the contrary in this Article, the Authority will allow the insurance coverage required by Section 12.02 herein to be provided through a self-insurance plan established by the Airline; provided that the self-insurance plan may consist of a combination of primary, excess umbrella insurance and a self-insured retention, and the total of insurance and self insurance protection is no less than the limits stated in this Article. The self-insurance plan must be approved in writing by the Authority prior to becoming effective at the Airports. An Airline requesting the Authority's approval of a self-insurance plan must submit a copy of its self-insurance plan, current financial statement showing the limits of its established self-insurance retention and proof of the primary and excess umbrella insurance. The Authority shall have thirty (30) days to review the proposed self-insurance plan. If the self-insurance plan is approved by the Authority and becomes effective, the Airline shall not increase the self-insurance retention levels stated in the self-insurance plan approved by the Authority without the approval of the Authority.

     12.03.5 The Authority reserves the right to periodically review any and all policies of insurance and to request reasonable adjustments in the limits of coverage required hereunder from time to time throughout the Period of this Agreement, but not more frequently than once every two years. The Authority shall provide the Airline with such request in writing and the Airline shall comply within sixty (60) days from the receipt thereof.

                           ARTICLE 13.

                       AUTHORITY REMEDIES

13.01 Default. The occurrence of any of the following events shall be considered an event of default by the Airline:

     13.01.1 The Airline becomes insolvent (as such term is defined under Section 101 of the Federal Bankruptcy Code, 11 U.S.C. 101 et seq., or any successor statute thereto); or fails to pay its debts generally as they mature; or takes the benefit of any present or future Federal or state insolvency statute; or makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement of its indebtedness under the Federal Bankruptcy Code or under any other law or statute of the United States or of any state thereof, or consents to the appointment of a receiver, trustee, custodian, liquidator, or other similar official, of all or substantially all of its property; or an order for relief shall be entered by or against the Airline under any chapter of the Federal Bankruptcy Code.

     13.01.2 The Airline is adjudged a debtor or bankrupt by order or decree of a court, or an order is made approving a petition filed by any of the Airline's creditors or by any of its stockholders, seeking its reorganization or the restructuring of its indebtedness under the Federal Bankruptcy Code or under any other law or statute of the United States or any state thereof, and such order or decree shall not be stayed or vacated within sixty (60) days of its issuance.

     13.01.3   A petition under any chapter of the Federal
Bankruptcy Code or an action under any Federal or state insolvency law or statute shall be filed against the Airline and is not dismissed or stayed within sixty (60) days after the filing thereof.

     13.01.4 A receiver, trustee, custodian, liquidator, or other similar official takes possession or control of all or substantially all of the property of the Airline by or pursuant to, or under authority of any legislative act, resolution, or rule, or any order or decree of any court or governmental board, agency, or officer, and such possession or control continues in effect for a period of sixty (60) days.

     13.01.5   The Airline becomes a corporation in dissolution.

     13.01.6 The transfer, passing, or devolving of any interests or rights of the Airline hereunder, by operation of law or otherwise1 to any other person, firm, corporation, or other entity, by, in connection with, or as a result of any bankruptcy, insolvency, trusteeship, liquidation, or other proceedings or occurrence described in Paragraphs 13.01.1 through 13.01.5.

     13.01.7 The discontinuance by the Airline of its Air Transportation Business at the Airports for a period of thirty
(30) consecutive days or for a period of sixty (60) days in any Fiscal Year; provided, however, that suspension of operations by the Airline during a strike or work stoppage by its employees at the Airports, or for similar reasons beyond the control of the Airline, shall not be a discontinuance of operations.

     13.01.8 The voluntarily discontinued use or abandonment by the Airline for a period of thirty (30) consecutive days of all, or a portion, of its Premises or Equipment at one or both
Airports and the failure to remedy this condition within thirty
(30) days of notice to remedy same from the Authority.

     13.01.9 The failure of the Airline to pay rentals, fees, and charges or any other payment required by this Agreement when due and the expiration of the period, if any, provided for herein after which said payment due becomes delinquent, except, however, in the event of a dispute over a payment, the Airline shall not be in default provided that the Airline has presented, at the time the payment is due, the dispute in detail and in writing, to the General Manager of the Authority. The decision of the General Manager will reinstate or modify the amount due and the due date. The Airline shall pay the amount due as specified by the General Manager within ten (10) days of the receipt of notice from the General Manager. If a dispute remains over that amount, the Airline agrees to pay the amount claimed by the Authority while pursuing its remedies.

     13.01.10 The failure of the Airline to maintain the minimum insurance levels required in Articles 11 and 12 of this Agreement.

     13.01.11  The failure of the Airline to provide Contract
Security required pursuant to Section 8.13.

     13.01.12 The conduct of any business, practice, or performance of any act at the Airport which is not specifically authorized herein or by any other agreement between the Authority and the Airline, if said business or act does not cease permanently within thirty (30) days of receipt of the Authority's written notice to cease said business, practice, or act.

     13.01.13 The nonperformance by the Airline of any other material covenant, condition, term, or agreement required to be performed by the Airline herein, and the continued failure of the Airline (i) to remedy such nonperformance within a thirty (30) day period after receipt of written notice from the Authority to remedy the same; or (ii) to diligently commence and proceed towards a remedy for such nonperformance which cannot be remedied within such thirty (30) day period in which event the Airline shall have the burden of proving that the nonperformance cannot be remedied within thirty (30) days, that it is proceeding with diligence to remedy same, and that such nonperformance will be remedied within a reasonable period of time.

     13.01.14 The issuance of an order or the taking of action by any court or governmental authority having jurisdiction over the Airline's operations which for a period of thirty (30) days substantially limits or prohibits the Airline's operations at the Airports. Provided, however, that before it invokes its remedies for a default under this Paragraph 13.01.14, the Authority will have reasonably determined that the material adverse consequences of a default herein cannot be substantially eliminated by the procedures available to the Authority under Article 17.

13.02     Remedies.

     13.02.1 In addition to any remedy provided by law, and except for defaults under Paragraph 13.01.8, if the Airline shall be in default under this Agreement, and if the notice of default to the Airline stated that this Agreement could, as a result thereof, be terminated, the Authority shall have the right, in its sole discretion, to terminate this Agreement. The termination may be effective in not less than ten (10) calendar days from the date of written notice of termination from the Authority unless the Airline has cured the default during this period.

     13.02.2 The Authority's remedies for a default under Paragraph 13.01.8 includes the right to reclaim, in its discretion, the Premises that have been abandoned and to delete same from the Airline's Agreement. Such reclamation may be effective in not less than ten (10) calendar days from the date of written notice from the Authority. Nothing herein shall preclude the Authority from terminating this Agreement in its entirety in the event that the Airline's default under Paragraph
13.01.8 relates to all of its Premises at both Airports. Nothing herein shall, in the event of a default under Paragraph 13.01.8, preclude the Authority, as an alternative to reclaiming the Premises or Equipment or terminating this Agreement, from continuing to hold the Airline responsible for the performance of this Agreement for the Period thereof.

     13.02.3 Upon the effective date of termination or reclamation under Paragraphs 13.02.1 or 13.02.2, respectively, the Authority may re-enter and take immediate possession of the Premises. Notices of termination or reclamation under Paragraphs
13.02.1 or 13.02.2 shall operate as a notice to quit and any other notice to quit or notice of the Authority's intention to re-enter the Premises is hereby expressly waived. If necessary, the Authority may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If the Authority elects to terminate this Agreement in whole or in part, everything contained in this Agreement on the part of the Authority to be done and performed shall cease without prejudice to the right of the Authority to recover from the Airline all rentals, fees, charges, and other sums accrued up to the time of termination or recovery of possession by the Authority, whichever is later. Further, the Authority shall use its best efforts to relet the Premises, and, if the full rentals provided for herein plus the costs, expenses, and damages described below shall not be realized by the Authority, the Airline shall be liable for all damages sustained by the Authority, including, without limitation, any deficiency in rentals, fees, and charges, the expenses of placing the Premises in good rentable condition, and reasonable attorneys' fees. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim the Authority may have against the Airline for anticipatory breach of this Agreement.

     13.02.4 All rights and remedies of the Authority set forth herein are in addition to all other rights and remedies available to the Authority at law or in equity. All rights and remedies available to the Authority hereunder, at law or in equity, are expressly declared to be cumulative. The exercise by the Authority of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by the Airline hereunder or of any of the Authority's rights or remedies in connection therewith. The Authority shall not be deemed to have waived any default by the Airline hereunder unless such waiver is set forth in a written instrument signed by the Authority. If the Authority waives in writing any default by the Airline, such waiver shall not be construed as a waiver of any covenant, condition, or term set forth in this Agreement except as to the specific circumstances described in such written waiver.

     13.02.5 If the Authority shall institute proceedings against the Airline and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any subsequent breach of the same or of any other covenant, condition, or term set forth herein, nor of any of the Authority's rights hereunder with regard to any future occurrence of the same or other matter. Neither the payment by the Airline of a lesser amount than the full rentals, fees, and charges due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and the Authority may accept such check or payment without prejudice to the Authority's right to recover the balance of such rent or other sums or to pursue any other remedy available to the Authority. Unless previously agreed to by the Authority in writing, no re-entry by the Authority shall be considered an acceptance of a surrender of this Agreement or Premises.

13.03 To the extent that the Authority's right to terminate this Agreement as a result of an event enumerated in Paragraphs
13.01.1 through 13.01.6 of this Article is determined to be unenforceable under the Federal Bankruptcy Code, as amended from time to time, or under any other statute, then the Airline and any trustee who may be appointed agree (i) to perform promptly every obligation of the Airline under this Agreement until this Agreement is either assumed or rejected under the Federal Bankruptcy Code; (ii) to pay on a current basis all rentals, fees, and charges set forth in this Agreement; (iii) to reject or assume this Agreement within sixty (60) days of a filing of a petition under the Federal Bankruptcy Code; (iv) to cure or provide adequate assurance of a prompt cure of any default of the Airline under this Agreement; and (v) to provide to the Authority such adequate assurance of future performance under this Agreement as may be requested by the Authority, including a tender of Contract Security as set forth in Section 8.13 of this Agreement.

13.04 Special Cancellation Right. In the event that the United States government determines that the Airline has failed to comply with the nondiscrimination covenants set forth in
Section 18.04 herein, the Authority shall have the right to cancel this Agreement after such action as the United States government may direct to enforce such covenants has been followed and completed, including exercise or expiration of appeal rights

                           ARTICLE 14.

                        AIRLINE REMEDIES

14.01 Default. The occurrence of the following shall be considered an event of default by the Authority The failure of the Authority to perform any material covenant or term required to be performed by the Authority and the failure continues for thirty (30) days after receipt of written notice from the Airline, or, if by its nature such default cannot reasonably be cured within thirty (30) days, the Authority fails to diligently commence to cure such default within said thirty (30) day period after receipt from the Airline of written notice to remedy the same

14.02 Airline's Remedy. Provided the Airline is not itself in default of this Agreement as set forth in Article 13, the Airline may bring an appropriate action in a court of competent jurisdiction to compel the Authority to perform in accordance with the terms of this Agreement.

14.03       Termination.   At  any  time  when   no   Bonds   are
Outstanding, and if the Airline is not then in default in the payment of any amount due from it to the Authority hereunder, the Airline may terminate this Agreement by giving the Authority sixty (60) days advance notice upon or after the happening and during the continuance of any one of the following events:

     (i) The issuance by any court of competent jurisdiction of an injunction in any way preventing or restraining the use of the Airport or any part thereof so as to substantially limit or prohibit the Airline's use of the Airport in the conduct of its Air Transportation Business, and the remaining in force of such injunction, not stayed by way of appeal or otherwise, for a period of at least sixty (60) days;

     (ii) The enactment of any law, issuance of any order, rule, ordinance, or regulation, or the taking of any action by a Federal, state, or local government body or agency having jurisdiction with respect to the Airport, or the occurrence of any fire, other casualty, act of God or the public enemy, substantially limiting or prohibiting, for a period of at least sixty (60) days, the Airline's use of the Airport in the conduct of its Air Transportation Business; provided, however, that none of the foregoing is instituted or initiated by the Airline or due to any fault of the Airline;

     (iii) The default by the Authority in the performance of any material covenant or agreement required to be performed by the Authority herein, which default materially and adversely limits or prohibits the Airline's operations at the Airport, and the failure by the Authority to remedy such default after written notice thereof has been delivered to the Authority, unless (a) the Authority takes prompt action to remedy such default within a period of thirty (30) days after receipt from the Airline of such notice, or (b) in the case of any such failure which cannot with due diligence be cured within such thirty (30) day period, the Authority takes corrective action within the thirty (30) day period and diligently pursues such action until the failure is cured.

     (iv) The substantial limiting or restricting of the Authority's operation of the Airport by action of any Federal, state, local government body or agency having jurisdiction with respect thereto, and the continuance thereof for a period of not less than sixty (60) days, provided such restriction materially and adversely affects the Airline's operations at the Airport.

                           ARTICLE 15.

               SURRENDER OF PREMISES; HOLDING OVER

15.01 Surrender and Delivery. Immediately upon termination or the expiration of this Agreement, or upon deletion of any portion of the Premises (including TAP) and Equipment leased hereunder in accordance with Article 5 or 17, the Airline shall peaceably surrender and deliver to the Authority the Premises and Equipment that are the subject of said expiration or termination. Premises and Equipment shall be surrendered in good condition, with the exception of ordinary wear from use of the Premises and Equipment for the purpose for which they were leased. After surrender, the Airline agrees to pay to the Authority the costs, if any, incurred by the Authority to bring the Premises and Equipment up to such condition.

15.02     Removal of Property.

     15.02.1 Except as provided in Paragraph 15.02.2, nothing herein shall be construed to preclude the Airline from removing from the Airports or otherwise disposing of its personal property, including aircraft, tools, equipment, and trade fixtures, title to which is to remain with the Airline. All Authority property damaged by or as a result of the removal of Airline property shall be promptly restored by the Airline to the condition existing before such damage, at the Airline's sole cost and expense. Such aircraft, tools, equipment, trade fixtures, and other personal property shall be removed upon the expiration of this Agreement or from any portion of the Premises upon the deletion from this Agreement of that portion from the Premises leased hereunder.

     15.02.2 Any removal of property by the Airline pursuant to this Section 15.02 shall be subject to any valid lien which the Authority may have thereon and such property shall not be removed from the Airport without the written consent of the Authority.

     15.02.3 At the expiration or termination of this Agreement, any personal property of the Airline not removed in accordance with Paragraph 15.02.1 above, at the option of the Authority, may be removed and placed in storage by the Authority at the sole cost of the Airline. If such property is not removed from storage by the Airline within one month after placement therein, the Authority may elect, after notice to the Airline, to take ownership of the property or dispose of the property by either public or private sale and retain the proceeds. Any costs of removal and disposition not covered by such proceeds shall be borne by the Airline.

15.03 Holding Over. In the event the Airline holds over, refuses, or fails to give up the possession of the Premises and Equipment at the expiration or termination of this Agreement, or the relevant portion of Premises and Equipment in the event of expiration or termination of the lease for said portion, without written consent of the Authority, the Airline shall have only the status of a tenant at sufferance and no periodic tenancy will be deemed to have been created. The Airline shall pay reasonable rentals, rates, and charges as then prescribed by the Authority and such rentals, rates, and charges may be different from those prescribed during the Period of the Agreement. Rent shall be paid on a pro rata basis for the period of time that the Airline is in such a hold over status. Further, in the event that the Airline holds over, and if the Authority shall desire to regain possession of the Premises, then the Authority may re-enter and take possession of the Premises. Furthermore, if the Authority so elects, it may accept rent and concurrently commence legal proceedings to regain possession of the Premises.

                           ARTICLE 16.

      TRANSFER OF PREMISES BY ASSIGNMENT, SUBLETTING, ETC.
                       HANDLING AGREEMENTS

16.01 General. The Airline shall not assign, transfer, convey, sell, mortgage, pledge, or encumber (hereinafter collectively referred to in Article 16 as "assignment") or sublet its Premises or Equipment, without the prior written approval of the Authority. The Airline shall not allow the use of its Premises or Equipment through a handling or services agreement or similar arrangement (hereinafter collectively referred to in
Article 16 as "handling agreements") by any other Air Transportation Company without the prior written approval of the Authority. If the Airline fails to obtain prior written approval of any such assignment, sublease, or handling agreement, the Authority, in addition to the rights and remedies set forth in
Article 13, shall have the right to refuse to recognize the agreement and the assignee, sublessee or "handled" Air Transportation Company shall acquire no interest in this Agreement or any rights to use Premises or Equipment.

16.02 Authority Approval of Assignments. It shall not be unreasonable for the Authority to disapprove or condition an assignment of the Airline's Premises or Equipment under any or all of the following circumstances, among others:

     16.02.1 If the Airline has failed to accommodate a Requesting Airline on reasonable terms prescribed by the Authority in accordance with Article 17.

     16.02.2 If said assignment would result in the transfer of fifty percent (50%) or more of any of the following the Airline's linear feet of ticket counter space; square feet of holdroom space; or number of gate positions.

     16.02.3 If the assignee is not, and is not willing to become, a Signatory Airline.

     16.02.4 If a Signatory Airline, including a Signatory Airline which is not leasing space directly from the Authority because of the unavailability of such space, is, in the determination of the Authority, in need of the Premises and/or Equipment proposed to be assigned; provided, however, that such signatory Airline is willing to take such Premises and Equipment on substantially the same terms and conditions relating to the use of such Premises and Equipment to be assigned as proposed in the assignment.

     16.02.5 If the Authority determines that there is adequate space for lease by the proposed assignee directly from the Authority.

     16.02.6 If the Authority determines that the proposed assignee is not substantially as creditworthy as the Airline.

     16.02.7 Notwithstanding the foregoing, this section shall not be interpreted to preclude the assignment of this Agreement, and the Airline's rights and obligations hereunder, to a parent, subsidiary, or merged company if such parent, subsidiary, or merged company conducts an Air Transportation Business at the Airport at which the Airline is a Signatory Airline and assumes all rights and obligations hereunder. Written notice of such assumption shall be provided by the parent, subsidiary, or merged company thirty (30) days prior to the effective day of such assignment.

16.03      Authority  Approval of Subleases.   It  shall  not  be
unreasonable for the Authority to disapprove or condition a sublease of the Airline's Premises or Equipment under any or all of the following circumstances, among others:

     16.03.1 If the Airline has failed to accommodate a Requesting Airline on reasonable terms prescribed by the Authority in accordance with Article 17.

     16.03.2   If said sublease would result in the sublease

     (i) for a period greater than fifty percent (50%) of the remaining Period of the Agreement, and (ii) is for greater than fifty percent (50%) of any of the following Premises the Airline's linear feet of ticket counter space; square feet of holdroom space; or number of gate positions.

     16.03.3 If the sublessee is an Air Transportation Company who is not, and is not willing to become, a Signatory Airline.

     16.03.4 If a Signatory Airline, including a Signatory Airline which is not leasing space directly from the Authority because of the unavailability of such space, is, in the determination of the Authority, in need of the Premises and/or Equipment proposed to be subleased; provided, however, that such Signatory Airline is willing to take such Premises or Equipment on substantially the same terms and conditions as proposed in the sublease and is willing to provide the Airline with a reasonable security deposit, not to exceed three (3) months' rentals.

     16.03.5 If the Authority determines that there is adequate space for lease directly from the Authority by the proposed sublessee or if the sublease does not contain a provision which permits it to be terminated upon notice from the Authority to the parties thereto of the availability of Premises in accordance with Section 1.04.

16.04 Authority Approval of Handling Agreements. It shall not be unreasonable for the Authority to disapprove or condition a handling agreement if the Airline has failed to accommodate a Requesting Airline on reasonable terms prescribed by the Authority in accordance with Article 17.

16.05 Reasons for Disapproval. The circumstances under which the Authority may determine to disapprove or condition assignments, subleases, and handling agreements set forth in Sections 16.02, 16.03, and 16.04 are not intended to be a comprehensive list of all those which the Authority may impose under Section 16.01.

16.06 Method of Obtaining Approval. The Airline, when requesting an approval of an assignment, sublease, or handling agreement under Section 16.01, shall include with its request a copy of the proposed agreement, if prepared, or a detailed summary of the material terms and conditions to be contained in such agreement. Any proposed agreement or detailed summary thereof shall provide the following information (i) the Premises and/or Equipment to be assigned, sublet, or used under a handling agreement; (ii) the terms; (iii) if a sublease, the rentals and fees to be charged; and (iv) all material terms and conditions of the assignment, sublease, or handling agreement the Authority may reasonably require. If approved, the Airline shall submit a fully executed copy of such agreement to the Authority within thirty (30) days prior to the commencement of the assignment or sublease or within fifteen (15) days after the commencement of the handling agreement.

16.07 Administrative Charge. In the event the Airline is authorized by the Authority to sublease any portion of its Premises or Equipment, the Airline may charge such sublessee, in addition to a reasonable charge for any services and Airline owned property provided by the Airline or actual costs other than rental costs incurred by the Airline, reasonable rentals not to exceed one hundred fifteen percent (115%) of the Airlines' rentals for such portion of the Premises and Equipment.

     16.08 Airline to Remain Liable. The Airline shall remain fully and primarily liable during the Period of this Agreement for the payment of all of the rental due and payable to the Authority for the Premises and Equipment that are subject to an assignment, sublease, or handling agreement under Section 16.01, and fully responsible for the performance of all the other obligations hereunder, unless otherwise agreed to by the Authority; provided, however, this Section 16.08 shall not apply to Premises and Equipment with respect to which an assignment has been made at the Authority's request pursuant to Paragraph
16.02.4 hereof.

16.09      Authority  Determination of Type  of  Agreement.   The
Authority shall have the right to examine the terms of any agreement or arrangement submitted to it for approval pursuant to this Article 16, and determine whether such agreement or arrangement is most appropriately characterized as an assignment, sublease, or handling agreement, regardless of the Airline's characterization of such agreement or arrangement.



                           ARTICLE 17.

               AVAILABILITY OF ADEQUATE FACILITIES

17.01 General. The Authority and the Airline agree that facilities at the Airports are limited and the Airline shall cooperate fully with the Authority's exercise of its obligation to prudently operate and manage the Airports so as to provide adequate facilities for all Air Transportation Companies, including the Airline1 operating or desiring to operate at the Airports.

17.02 Periodic Reallocation of Premises. It is recognized that an allocation of Premises at National occurred in 1989 and is reflected in Exhibits N-B and D-B. It is recognized that an allocation of Premises will occur at Dulles in conjunction with the westerly and easterly expansions of the Main Terminal and said allocation will be consistent with Section 6.04. In addition to any other rights of the Authority, the Authority may, effective the date which is nine (9) months prior to the date of Substantial Completion of the new North Terminal at National and on every third anniversary of the date of Substantial Completion thereafter, reallocate the Airline's Premises and Equipment at National Airport among the Signatory Airlines. In addition to any other rights of the Authority, the Authority may, effective on the date which is the third anniversary of the date of Substantial Completion of the westerly expansion of the Main Terminal at Dulles and on every third anniversary of that date thereafter, reallocate the Airline's Premises and Equipment at Dulles Airport among the Signatory Airlines. Such reallocations may result in the reduction of the Airline's Premises and Equipment and/or cause the Airline to vacate Premises and relocate to other Premises. The reallocation of any Premises shall be accomplished in accordance with a utilization study conducted by the Authority which shall take into account the following factors, among others:

     (i) Each Signatory Airline's historical, current and reasonably projected frequency of operations;

     (ii) Each Signatory Airline's number of Enplaning and
Deplaning Passengers;

     (iii)     Each Signatory Airline's number of gates;

     (iv) Each Signatory Airline's linear feet of ticket counter space, square feet of holdroom space and square feet of other
Premises;

     (v) The need to provide Premises and Equipment to a Signatory Airline which is without adequate Premises and Equipment leased directly from the Authority due to the unavailability of such space;

     (vi) The practicality of the Authority constructing additional Premises within a reasonable period of time; and

     (vii) The need for the Authority to manage aircraft and passenger activity at the Airport in order to correct an imbalanced use of Airport facilities, including Aircraft Parking
Positions, or to minimize or ameliorate congestion in the Terminal or at the curbside.

     17.02.1 In making such reallocations, the Authority shall give the Airline, along with other Signatory Airlines at the affected Airport, not less than thirty (30) days written notice of the proposed space reallocations together with the Authority's reasons for the reallocations. The Airline shall during the thirty (30) day period be entitled to respond to the proposed reallocations in writing. A final decision of the Authority shall be in writing from the General Manager and contain the basis therefor along with the effective date of a reallocation, if any.

     17.02.2 In implementing such reallocations, the Authority shall attempt to minimize disruptions to the Airline's operations and to preserve the operational integrity of the Airline's
Premises during and after such reallocation.

     17.02.3   If, as a result of a reallocation under this
Section 17.02, the Airline is required to relocate all or a portion of its operations, or to consolidate its operations in its remaining Premises, the Authority shall determine the reasonable cost of such relocation or consolidation, including the unamortized cost on the basis of generally accepted accounting principles of reallocated Airline Operating Facilities and fixed improvements vacated by the Airline, and said costs shall be borne by the Signatory Airline gaining the use of the reallocated Premises or Equipment, and shall be paid to the Airline.

     17.02.4 The Authority shall revise the Exhibits hereto, as appropriate, to reflect the resulting modifications of the Agreement, and such amended Exhibits shall be substituted herein.

17.03     Voluntary Accommodation of a Requesting Airline.

     17.03.1 The need exists to maximize the use of facilities that are available on a long term basis to the signatory Airlines and to facilitate the entry of new Scheduled Air Carriers and the expansion of service by other Scheduled Air Carriers operating at the Airports (hereinafter collectively referred to as "Requesting Airline(s)"). The Authority hereby expresses a preference to have, to the extent possible, a Requesting Airline's need to use the Airport(s) accommodated by the Signatory Airlines on a voluntary basis. The Airline's voluntary accommodation of a Requesting Airline hereunder shall be subject to the prior execution of a handling agreement or written sublease between the Airline and such Requesting Airline setting forth mutually agreed upon terms, conditions, rates and charges, which handling agreement or sublease shall also require the written approval of the Authority prior to the effectiveness thereof in accordance with Article 16. Any such accommodation agreement made by the Airline and the Requesting Airline may define the priority rights of the Airline.

17.04     Accommodation on Exclusive and Joint Use Premises.

     17.04.1 In the event the Authority receives a written request from a Requesting Airline for a type of space leased on an exclusive or joint use basis to others, and the Requesting Airline demonstrates to the satisfaction of the Authority that it has contacted all Signatory Airlines at a level above the local station manager and has exhausted all reasonable efforts to find reasonable accommodations for its proposed operations on the Airport, the Authority shall serve written notice to all Signatory Airlines of the Authority's intention to make a determination, in not less than fifteen (15) calendar days, as to how the Requesting Airline will be accommodated.

     17.04.2 The Authority will be guided by all pertinent factors, including Airline's present use and the use planned by the Airline for such Premises in the one hundred eighty (180) days immediately after the request, the present and planned requirements for Air Transportation Companies that the Airline is then accommodating or handling, the compatibility of such Requesting Airline's proposed operations and work force with the Airline's own operations and work force and those of other Air Transportation Companies already using such facilities, and the security of the Airline's and the Requesting Airline's operations.

     17.04.3 The Authority may request that planned uses and requirements be documented and submitted in writing to the Authority, and if the Airline requests, the Authority shall treat such planned uses and requirements as confidential, proprietary information.

     17.04.4 If the Authority determines that the Requesting Airline can be accommodated on the Airline's Exclusive or Joint Use Premises, the Authority may (i) authorize in writing the Requesting Airline to use the Premises leased to the Airline;
(ii) notify the Airline in writing of such authorization and the effective date thereof; and (iii) provide to the Airline and to such Requesting Airline a written statement specifying the required terms and conditions, if any, including whether the Requesting Airline may handle its aircraft and passengers with its own employees or agents, except that the Authority shall not prescribe the rates and charges to be imposed by the Airline upon the Requesting Airline for any services provided by the Airline to the Requesting Airline, other than as prescribed in Article 16.

     17.04.5 If the Airline is directed to accommodate a Requesting Airline in accordance with Section 17.04 and Section

     17.06, the Airline shall make available to the Requesting
Airline for the Requesting Airline's use, the Airline's Exclusive or Joint Use Premises or such portion thereof as shall be determined by the Authority.

17.05     Accommodation on Preferential Use Premises.

     17.05.1 In the event the Authority receives a request from a Requesting Airline for a type of space leased on a preferential basis to others, the Authority shall make a determination as to how the Requesting Airline will be accommodated. Promptly thereafter, the Authority shall notify the Airline of any planned accommodation on the Airline's Preferential Use Premises; provided, however, the Authority has determined that the Requesting Airline's schedule is compatible with the Airline's priority use as described in Paragraph 17.05.2 and would not require the Airline to reschedule an existing arrival or departure. The Airline shall, consistent with its right of priority use, as described in Paragraph 17.05.2, accommodate such Requesting Airline as directed by the Authority by providing access to and use of its Preferential Use Premises.

     17.05.2 If the Airline is directed to accommodate a Requesting Airline under Paragraph 17.05.1, the Airline shall have the priority use of such Premises at all times except for each period commencing fifteen (15) minutes before the Requesting Airline's next scheduled arrival at a gate and continuing until the earlier of the Requesting Airline's scheduled departure from the gate or forty-five (45) minutes (one hundred twenty (120) minutes for a wide body aircraft) before the next scheduled use of the gate by the Airline assuming there is no other gate available to the Airline for such next scheduled use. The Airline may make a change in its own scheduled use of said facilities by giving the Requesting Airline who is being accommodated at least thirty (30) days notice of any schedule change that would require the Requesting Airline to change its schedule or otherwise discontinue use of said facilities. In the event of any conflicts due to schedule delays of either the Airline or the Requesting Airline, such conflicts shall be resolved in the manner least likely to inconvenience the passengers of both airlines. Such conflicts shall be resolved by the Airline and the Requesting Airline whenever possible. In the absence of such resolution, the Authority shall resolve such conflicts.

     17.05.3 Accommodation on Preferential Use Premises shall not be subject to the procedures of Section 17.04, but shall be as directed by the Authority for the operations of aircraft by an Air Transportation Company; provided, however, that the Authority shall not require an accommodation under this Section 17.05 unless there is not a reasonable means of accommodating the Air Transportation Company on Premises and Equipment obtained directly from the Authority, and, if the Requesting Airline is a Signatory Airline, there is not a reasonable means as determined by the Authority, of accommodating the aircraft operations on that Signatory Airline's Premises and Equipment.

     17.05.4 For purposes of Paragraph 17.05.1, a direction by the Authority shall be sufficient if given by the manager of the Airport to the Airline's manager of its station for the Airport.

17.06 Use of Equipment. In connection with an accommodation pursuant to Section 17.04 or 17.05, the Authority may also authorize the Requesting Airline to use Equipment or airline-owned equipment; provided, however, that whenever the Requesting Airline is authorized to use airline-owned equipment, the following conditions shall apply (i) such equipment must be essential to the accommodation of the Requesting Airline (e.g., loading bridges and baggage claim and makeup equipment), and (ii) when reasonably required, the Airline may require the Requesting Airline to use the Airline's employees to operate such equipment.

17.07 Indemnification. During the period of accommodation by a Requesting Airline pursuant to Sections 17.04 through 17.06, the Airline shall be relieved of its obligation under this Agreement to indemnify and save harmless the Authority, its officers, directors, employees, or agents with regard to any claim for property damage or personal injury arising out of the accommodation of said Requesting Airline unless such damage or injury is caused by the negligence or willful misconduct of the Airline, its officers, directors, employees, or agents. The Authority shall require the Requesting Airline to agree in writing to indemnify the Authority and the Airline in the manner and to the extent required of the Airline, pursuant to Article 12 hereof.

17.08       Payment  by  Requesting  Airline.   Payment  by   the
Requesting Airline to the Airline for accommodation on the Airline's Premises or Equipment or Airline-owned property and for services shall be reasonable and for the Premises or Equipment or Airline-owned property shall not exceed one hundred fifteen percent (115%) of the Airline's cost on a pro-rata basis. The
Airline may require a reasonable security deposit from the Requesting Airline, not to exceed three (3) months' payments. In the event of a payment default by the Requesting Airline, the Airline may institute termination procedures in the following manner (i) the Airline shall certify such payment default to the Authority; (ii) the Authority shall have fifteen (15) days in which to pursue appropriate remedies against the Requesting Airline; and (iii) if, after such fifteen (15) day period, the Requesting Airline remains in default, the Airline may terminate the Requesting Airline's use of such Premises, Equipment and airline-owned equipment upon fifteen (15) days' notice.



                           ARTICLE 18.

                      FEDERAL REQUIREMENTS

18.01 Relationship to Federal Lease. This Agreement shall be and remain subordinate to the provisions of the Federal Lease dated March 2, 1987, between the United States Department of Transportation and the Authority, providing for the Authority's lease of the Airports effective June 7, 1987. The Authority agrees to provide the Airline written advance notice of any material amendments to the Federal Lease. At any time after the execution of this Agreement, the United States Department of Transportation, or its successor, shall have the right to declare this Agreement to be superior to the Federal Lease.

18.02 Other Government Agreements. This Agreement shall be and remain subordinate to the provisions of any existing or future agreements between the Authority and the United States government or other governmental authority, relative to the operation or maintenance of the Airports, the execution of which has been or will be required as a condition precedent to the granting of Federal or other governmental funds for the development of the Airport, to the extent that the provisions of any such existing or future agreements are generally required by the United States or other governmental authority of other civil airports receiving such funds. The Authority agrees to use its best efforts to notify the Airline of any provision of which the Authority becomes aware which would materially and adversely modify the material terms of this Agreement.

18.03 Federal Government's Emergency Clause. All provisions of this Agreement shall be subordinate to the rights of the United States of America to operate the Airports or any portion thereof during time of war or declared national emergency in accordance with established lawful procedures. Such rights shall supersede any provision of this Agreement that is inconsistent with the operation of the Airports by the United States of America during a time of war or national emergency.

18.04     Nondiscrimination.

     18.04.1 The Airline for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree as a covenant running with the land that (i) no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of Premises; (ii) in the construction of any improvements on, over, or under Premises and the furnishing of services thereon, no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination; and (iii) the Airline shall use the Premises in compliance with all other requirements imposed by or pursuant to the Airport and Airway Improvement Act of 1982, as amended or superseded, and any regulations issued thereunder, as well as in compliance with Title VI of the Civil Rights Act of 1964 and 49 CFR, Subtitle A, Part 21, Nondiscrimination in Federally Assisted Programs of the United States Department of Transportation, as said Statute and regulations may be amended.

     18.04.2 The Airline acknowledges that the provisions of 49 CFR Part 23, "Participation by Minority Business Enterprise in Department of Transportation Programs," as said regulations may be amended, and such other similar regulations that may be enacted governing Disadvantaged Business Enterprises, may be applicable to the activities of the Airline under the terms of this Agreement, unless exempted by said regulations, and hereby agrees to comply with the applicable regulations. These requirements may include, but not be limited to, compliance with Disadvantaged Business Enterprise or Minority Business Enterprise, as such terms are defined in 49 USC 2204, 49 CFR 23.5, or such other statutes or regulations as may be enacted governing minority or disadvantaged business enterprises, participation goals, the keeping of certain records of good faith compliance efforts, which would be subject to review by the various agencies, the submission of various reports and, if so directed, the contracting of specified percentages of goods and services contracts to Minority and Disadvantaged Business Enterprises.

18.05 Airfield and Sterile Area Security. The Airline expressly acknowledges its responsibility to provide security for the sterile area in accordance with 14 CFR Part 107, "Airport Security," and 14 CFR Part 108, "Airplane Operator Security," as such may be amended from time to time, and with all rules and regulations of the Authority concerning security procedures, including each Airport's approved security program.

18.06 Airport Certification. The Airline shall not operate at the Airports in a manner that prevents or impairs the Authority's ability to meet and maintain compliance with 14 CFR
Part 139, "Certification and Operations Land Airports Serving Certain Air Carriers," and other requirements for obtaining, and maintaining, an Airport Operating Certificate from the FAA.



                           ARTICLE 19.

                       GENERAL PROVISIONS

19.01      Rights  Reserved  to the Authority.   All  rights  not
specifically granted to the Airline by this Agreement are reserved to the Authority.

19.02 Actions By the Authority and the Signatory Airlines. Whenever in this Agreement the doing of any act or the exercise of any right by the Airline is conditioned upon receipt of approval, permission, agreement or authorization, the Authority shall promptly render its decision and shall neither unreasonably withhold nor unreasonably condition its approval of a request by the Airline. Whenever in this Agreement any approval is required from the Airline or from a Majority-in-Interest, such decision shall be promptly rendered and shall not be unreasonably withheld or conditioned.

19.03 Majority-in-Interest Approval Procedures. The Authority shall initiate the Majority-in-Interest approval process by delivering the request for approval to the Signatory Airlines at the appropriate Airport for the appropriate Cost Center. The request will be deemed to have been approved unless the Authority receives, within thirty (30) days, written notice of disapproval from the Signatory Airlines representing a Majority-in-Interest at such Airport for such Cost Center.

19.04 Authority Not Liable. Except as specifically provided for in this Agreement, the Authority shall not be under any duty or obligation to the Airline to repair or maintain the Premises, or any portion thereof, or any facilities or equipment constructed thereon. The Authority shall not be responsible or liable to the Airline for any claims for compensation for any losses, damages, or injury, including lost profits, sustained by the Airline resulting from failure of any water supply, heat, air conditioning, electrical power, or sewer or drainage facility, or caused by the natural physical conditions on the Airports, whether on the surface or underground, including stability, moving, shifting, settlement of ground, or displacement of materials by fire, water, windstorm, tornado, act of God, or state of war, civilian commotion or riot, or any other cause or peril beyond the control of the Authority, except to the extent covered by the Authority's insurance.

19.05     Laws, Regulations, and Compliance.

     19.05.1 Laws and Regulations. The Airline and the Authority shall each comply with all applicable Federal, state, and local laws, codes, regulations, including regulations of the Authority, ordinances, rules, and orders now or hereafter in force; provided, however, that the Airline or the Authority may, without being considered in breach hereof, contest any of the foregoing as long as such contest is diligently commenced and prosecuted by the Airline or the Authority, as the case may be.

     19.05.2 Safety and Fire Regulations The Airline shall conduct its operations and activities under this Agreement in compliance with all safety regulations and directives of the Authority and applicable Federal, state, and local laws. The Airline shall procure and maintain such fire prevention and extinguishing devices as required by the Authority and shall at all times be familiar with and comply with the fire regulations and orders of the Authority.

     19.05.3 Security. The Airline understands that the police security protection provided by the Authority is finite and limited to that generally provided to any other airline or business on the Airports and expressly acknowledges that any special security measures deemed necessary or desirable for additional protection of the Premises, equipment, improvements, and the Airline's personal property, and that of its employees and invitees shall be the sole responsibility of the Airline and shall involve no cost to the Authority.

     19.05.4 Compliance By Other Tenants. The Authority shall, whenever possible, make reasonable efforts to obtain uniform compliance with the Authority's rules and regulations; however, the Authority shall not be liable to the Airline for any violation or non-observance of such rules and regulations by any user, tenant, concessionaire, other Air Transportation Company, invitee, licensee, or trespasser at the Airports nor shall such violation or non-observance by a user, tenant, concessionaire, other Air Transportation Company, invitee, licensee, or trespasser at the Airports, constitute a waiver of the Airline's obligation to comply with Authority rules and regulations.

19.06 Inspection. The Airline shall allow the Authority's authorized representatives entry to the Premises for the purpose of examining and inspecting said Premises, for purposes necessary, incidental to, or connected with the performance of the Authority's rights and obligations under this Agreement or in the exercise of its governmental functions. Except in the case of an emergency, the Authority shall conduct such inspections during reasonable business hours, and in the presence of the Airline's representative.

19.07 Relationship of the Parties. The Airline is and shall be deemed to be an independent contractor and operator responsible to all parties for its respective acts and omissions, and the Authority shall in no way be responsible therefor. Nothing in this Agreement shall be construed as making the Airline an agent or representative of the Authority for any purpose whatsoever.

19.08 Covenant Not to Grant More Favorable Terms. The Authority shall accord all Signatory Airlines substantially equal treatment and shall not hereafter, during the Period of this Agreement, offer to other Scheduled Air Carriers more favorable rates or terms and conditions at the Airports than those provided in this Agreement for comparable rights and privileges, unless the more favorable rates and conditions are offered to the Airline at the same time; provided, however, nothing herein shall be construed to limit the Authority's rights to distinguish or discriminate among different classes of Air Transportation Companies, or to charge differential rental rates; provided, further, the Airline acknowledges the Surviving Agreements in Exhibits N-K and D-K, that these Surviving Agreements will be accorded priority in the event of a conflict between the terms of a Surviving Agreement and this Agreement, and the Airline agrees that more favorable treatment of one or more Signatory Airlines may result from the implementation of a Surviving Agreement and said treatment shall not be a violation of this covenant specifically or this Agreement generally.

19.09 Quiet Enjoyment. The Authority agrees that, upon payment of the rentals, fees and charges and performance of the covenants and agreements on the part of the Airline to be performed hereunder, the Airline shall peaceably have and, in accordance with the terms hereof, enjoy the Premises and all rights, licenses, services, and privileges of the Airports and their appurtenances granted herein.

19.10 No Individual Liability. No member, officer, agent, director, or employee of the Authority or the Airline shall be charged personally, or held contractually liable by or to the other party, under the terms or provisions of this Agreement, or because of any breach thereof, or because of the execution or attempted execution of this Agreement.

19.11 Waiver of Performance. The failure of the Authority or the Airline, in any one or more instances, to invoke a provision, term, covenant, reservation, condition, or stipulation of this Agreement, or to enforce or take action to enforce, or to demand performance by the other party hereto, or to insist upon a strict performance by the other of any of the provisions, terms, covenants, reservations, conditions or stipulations contained in this Agreement shall not be considered a waiver or relinquishment of the rights to invoke, enforce, demand, or insist thereon, but the same shall continue and remain in full force and effect, and no waiver by either party of any provision, term, covenant, reservation, condition, or stipulation hereof shall be deemed to have been made in any instance unless expressed in writing. In the event any agreement contained in this Agreement is breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to be a waiver of any other breach hereunder.

19.12 Force Majeure. Except as herein provided, neither the Authority nor the Airline shall be deemed to be in default hereunder if either party is prevented from performing any of the obligations, other than the payment of rentals, fees and charges hereunder, by reason of strikes, boycotts, labor disputes, embargoes, shortages of energy or materials, acts of God, acts of the public enemy, riots, rebellion, or sabotage.

19.13 Severability. If any article, section, provision, term, or condition of this Agreement is held to be invalid by a court of competent jurisdiction, the remainder of this Agreement, including the remaining rights and obligations of the Authority and the Airline, shall not be affected thereby.

19.14     Subordination to Indenture.

     19.14.1 This Agreement and all rights granted to the Airline hereunder are expressly subordinated and subject to the lien and provisions of the pledges, transfer, hypothecation or assignment made by the Authority in any prior Indenture, or Indenture hereafter executed by the Authority, to issue Bonds. The Authority expressly reserves the right to enter into such Indentures and to make such pledges and grant such liens and enter into such covenants as it may deem necessary or desirable to secure and provide for the payment of Bonds, including the creation of reserves therefor; provided, however, that no such pledges, liens, covenants, or reserves shall have a material adverse affect on the Airline.

     19.14.2 The Airline understands that the Authority is and will be the issuer of Bonds, the interest on which, with the exception of taxable Bonds, is intended to be excludable from gross income from the holders of such Bonds for Federal income tax purposes under the Internal Revenue Code of 1986. The Airline agrees that it will not act, or fail to act (and will immediately cease and desist from any action, or failure to act) with respect to the use of the Premises and Equipment leased to the Airline under this Agreement, if such act or failure to act may cause the Authority to be in noncompliance with the provisions of the Internal Revenue Code of 1986 as they may be amended, supplemented, or replaced, or the regulations or rulings issued thereunder, nor will the Airline take, or persist in, any action or omission which may cause the interest on the tax-exempt Bonds not to be excludable from the gross income of the holders thereof for Federal income tax purposes.

19.15 Prohibition Against Exclusive Rights. It is hereby specifically understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right to provide aeronautical services to the public as prohibited by Section 308(a) of the Federal Aviation Act of 1958, as amended, and the Authority reserves the right to grant to others the privileges and right of conducting any or all activities of an aeronautical nature.

19.16 Airline Mergers and Consolidations. If the Airline consolidates with or merges into another corporation or permits one or more other corporations to consolidate with or merge into it, or transfers or conveys all or substantially all of its property, assets and licenses to another corporation, the corporation resulting from or surviving such merger (if other than the Airline) or consolidation or the corporation to which such transfer or conveyance is made shall (i) expressly assume in writing and agree to perform all of the Airline's obligations hereunder, (ii) be qualified to do business in the Commonwealth of Virginia, and (iii) if such corporation shall not be organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, furnish to the Authority an irrevocable consent to service of process in, and to the jurisdiction of the courts of, the Commonwealth of Virginia with respect to any action or suit, in law or at equity, brought by the Authority to enforce the Agreement. If the Airline is the surviving corporation in such a merger, the express assumption referred to in the preceding sentence shall not be required.

19.17 No Third Party Beneficiaries. This Agreement is for the benefit of the parties hereto only and is not intended to and shall not create any rights in or confer any benefits upon any person or entity (including any other Signatory Airline) other than the parties hereto.

19.18      Distribution of Funds Upon Termination.   All  amounts
remaining  in  any  fund or account, including any  debt  service reserve, established under any Indenture entered into by the Authority shall be distributed or applied in accordance with the provisions of the Indenture under which such fund or account was established. All amounts in any other fund or account established in connection with this Agreement shall be distributed to the Authority, which may use such amounts for any lawful purpose.

19.19 The Airline hereby irrevocably elects (binding the Airline and all successors-in-interest under the Agreement) not to claim depreciation or any investment tax credit with respect to any Project or Additional Project financed with the proceeds of Bonds.

19.20 Notices. Except as specifically provided elsewhere in this Agreement, any notice given under the provisions of this Agreement shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid --

                To Authority:General Manager
                             Metropolitan Washington Airports
                Authority
                             44 Canal Center Plaza
                             Alexandria, Virginia 22314

                To Airline:

or to such other respective addresses as the parties may designate to each other in writing from time to time. Notice by certified or registered mail shall be deemed given three (3) days after the date that such notice is deposited in a United States Post Office.

19.21 Governing Law. This Agreement shall be governed by and in accordance with the laws of the Commonwealth of Virginia.

19.22 Venue. To the extent allowed by law, the venue for any action arising from this Agreement shall be Arlington County, Virginia, for National Airport and Loudoun County, Virginia, for
Dulles Airport.

19.23 Capacity to Execute. The individuals executing this Agreement personally warrant that they have full authority to execute this Agreement on behalf of the Airline or the Authority as the case may be.

19.24 Execution. The parties hereto acknowledge that they have thoroughly read this Agreement, including any exhibits or attachments hereto and have sought and received whatever competent advice and counsel was necessary for them to form a full and complete understanding of all rights and obligations herein. The parties further acknowledge that this Agreement is the result of extensive negotiations between the parties and shall not be construed against the Authority by reason of the preparation of this Agreement by the Authority.

19.25      Clear  Title.   The Authority covenants  that  at  the
granting and delivery of this Agreement, it has the right and authority to lease the Premises and Equipment to the Airline as set forth in this Agreement.

19.26 Binding Effect. The terms, conditions, and covenants of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and upon their successors, assigns and sublessees, if any. This provision shall not constitute a waiver of any conditions regarding assignment or subletting contained in this Agreement.

19.27 Entirety of Agreement The parties agree that this Agreement sets forth the entire Agreement between the parties, and that there are no promises or understandings other than those stated herein. Except as otherwise provided in this Agreement, none of the provisions, terms, and conditions contained in this Agreement may be added to, modified, superseded, or otherwise altered, except by written instrument executed by the parties hereto.

     IN WITNESS WHEREOF, this Airport Use Agreement and Premises
Lease is duly executed by the AUTHORITY and WESTAIR COMMUTER
AIRLINES as of the dates shown below, intending themselves to be legally bound hereby.

                                 WESTAIR COMMUTER AIRLINES



                                 By:
                                 Title:
                                 Date:



                                 METROPOLITAN WASHINGTON
                                 AIRPORTS AUTHORITY



                                 By:
                                         General Manager

                                 Date:



                     SECRETARY'S CERTIFICATE

     I, __________________________________, certify that I am the
Secretary of the Corporation named as Airline herein; that __________________________________, who signed this Agreement on behalf of the Airline was then ______________________________ of said Corporation; that said Agreement was duly signed for in behalf of said Corporation by authority of its governing body, and within the scope of its corporate powers.



                                 _______________________________
                                 ______
                                 (Secretary's Signature



                                         (Corporate Seal)

WA990750.097/2+
     WHEREAS, the METROPOLITAN WASHINGTON AIRPORTS AUTHORITY

(hereinafter referred to as the "Authority") and WESTAIR COMMUTER

AIRLINES (hereinafter referred to as the "Airline") have entered into Agreement No. 4-90-A040, providing for the use of facilities and lease of space at Washington National Airport and Washington

Dulles International Airport; and

     WHEREAS, a prior agreement between the Authority and other airlines operating at Washington Dulles expires by its own terms on December 31, 1990, and certain passenger boarding gates and other premises revert to the Authority and become available for lease; and

     WHEREAS, the Airline has been utilizing one of the passenger gates under a sublease with another airline, and desires to

continue the lease of the premises from the Authority; and

     WHEREAS, the Authority agrees to lease the premises to the boarding Airline.

     NOW, THEREFORE, the Parties hereto agree as follows:


     As provided for in subparagraph 6.05, Modification of Premises, Area E-270, consisting of 1,459 square feet of space and known as the Gate A-i Hold Room, is added to the Airline's leased premises at Washington Dulles, effective January 1, 1991, as shown on the attached Exhibits D-B-1A and D-B-1, p.10.
     All other terms and conditions of the Agreement remain

unchanged.

     IN WITNESS WHEREOF, the Parties hereto have executed this

Amendment as of the dates shown below.


          METROPOLITAN WASHINGTON AIRPORTS AUTHORITY



          By

               Charles C. Erhard, Manager

               Finance and Administration Division
               Washington Dulles International Airport

          Date

          WESTAIR COMMUTER AIRLINES



          By



          Title



          Date



                     SECRETARY'S CERTIFICATE
     I, ___________________, certify that I am the secretary of the corporation named as the Airline herein; that

___________________, who signed this amendment on behalf of the

Airline, was then _________________ of said corporation; that said amendment was duly signed for and on behalf of said

corporation by authority of its governing body, and is within the scope of its corporate powers.




                        ______________________________
                        (Corporate Seal)
                        Secretary's Signature



         METROPOLITAN WASHINGTON AIRPORTS AUTHORITY
           WASHINGTON DULLES INTERNATIONAL AIRPORT
                  AIRLINE PREMISES EXHIBIT

The following space is leased to ATLANTIC COAST AIRLINES, a division of WESTAIR COMMUTER AIRLINES, as provided for in this Agreement:

                      PAP (P)              RENTAL RATE
                                 SQUARE
AREA/NUMBER/PURPOSE      or                PER SQUARE    ANNUAL
                                  FEET        FOOT
                      TAP (T)                              RATE
                                             PER ANNUM



Type  2  Space - Ticket Offices; Administrative and Upper  Level
Offices; VIP Rooms; Hold Rooms



Exhibit D-B-1, p.5



W-200                    T         169
Administrative
Office

W-201                    T         213
Administrative
Office

W-202                    T         260
Administrative
Office

W-203                    T          84
Administrative
Office

W-210    Gate   A-11     T       1,833
Hold Room

W-220    Gate   A-12             1,833
Hold Room



Exhibit D-B-1, p.10



E-270  Gate A-1 Hold     T       1,459
Room



    TOTAL   Type   2             5,851    $ 83.37        $487,79
Space                                                       7.87



                      TOTAL   ANNUAL  RENTAL  EFFECTIVE  $487,79
                      1/1/91:                               7.87



                      TOTAL  MONTHLY  RENTAL  EFFECTIVE        $
                      1/1/91:                            40,649.
                                                              82



     THIS AMENDMENT NO. 2 is made effective as of January 1,

1992, by and between the METROPOLITAN WASHINGTON AIRPORTS

AUTHORITY ("Authority") and ATLANTIC COAST AIRLINES, a

California corporation with its principal office in

Sterling, Virginia ("ACAI"), and ATLANTIC COAST AIRLINES, a

Delaware corporation, with its principal office in Sterling,

Virginia ("ACA") (collectively referred to in this Amendment as the ("Airline") to Agreement No. 4-90-A040 (the

"Agreement").

     WHEREAS, the Agreement provides that the Airline lease

the aircraft parking positions connected to the preferential use holdrooms leased by the Airline under the Agreement.

     NOW, THEREFORE, the Parties hereto agree as follows:


     As provided for in Article 8.04, Aircraft Parking Position Charges and Dulles Jet Apron Fees, the preferential use aircraft parking positions for Gates A-1, A-11, and A-12, all narrow-bodied aircraft positions, are added to the Airline's leased premises at Washington Dulles, effective January 1, 1992, as shown on the attached Exhibit D-B-1A and Exhibit D-B-1, p.5 and 10.
     All other terms and conditions of the Agreement remain

unchanged.

     WITNESS the following signatures:


          METROPOLITAN WASHINGTON AIRPORTS AUTHORITY



          By

               Charles C. Erhard, Manager
               Finance and Administration Division
               Washington Dulles International Airport

          ATLANTIC COAST AIRLINES,
          a California Corporation

          By



          Title



                   SECRETARY'S CERTIFICATE
     I, ___________________, certify that I am the Ass't.

secretary of the corporation named as Atlantic Coast

Airlines, Inc., herein; that ___________________, who signed this amendment on behalf of the Airline, was then

_________________ of said corporation; that said amendment

was duly signed for and on behalf of said corporation by

authority of its governing body, and is within the scope of

its corporate powers.




                        ______________________________
                        (Corporate Seal)
                        Secretary's Signature



          ATLANTIC COAST AIRLINES,
          a California Corporation

          By



          Title



                   SECRETARY'S CERTIFICATE
     I, ___________________, certify that I am the Ass't.

secretary of the corporation named as Atlantic Coast

Airlines, Inc., herein; that ___________________, who signed this amendment on behalf of the Airline, was then

_________________ of said corporation; that said amendment

was duly signed for and on behalf of said corporation by

authority of its governing body, and is within the scope of

its corporate powers.




                        ______________________________
                        (Corporate Seal)
                        Secretary's Signature



         METROPOLITAN WASHINGTON AIRPORTS AUTHORITY
           WASHINGTON DULLES INTERNATIONAL AIRPORT
                  AIRLINE PREMISES EXHIBIT

The following space is leased to ATLANTIC COAST AIRLINES as provided for in this Agreement:

                      PAP (P)             RENTAL RATE
                                 SQUARE
AREA/NUMBER/PURPOSE      or                PER SQUARE    ANNUAL
                                  FEET        FOOT
                      TAP (T)                              RATE
                                               PER
                                             ANNUM



Type  2  Space - Ticket Offices; Administrative and Upper  Level
Offices; VIP Rooms; Hold Rooms



Exhibit D-B-1, p.5



W-200                    T         169
Administrative
Office

W-201                    T         213
Administrative
Office

W-202                    T         260
Administrative
Office

W-203                    T          84
Administrative
Office

W-210    Gate   A-11     T       1,833
Hold Room

W-220    Gate   A-12             1,833
Hold Room



Exhibit D-B-1, p.10



E-270  Gate A-1 Hold     T       1,459
Room



    TOTAL   Type   2             5,851    $ 61.99        $362,70
Space                                                       3.49



Aircraft     Parking
Positions



Exhibit D-B-1, p.5



Gate   A-11  Narrow-     T                               $13,750
body                                                         .32

Gate   A-12  Narrow-     T                               $13,750
body                                                         .32



Exhibit D-B-1, p.10



Gate   A-1   Narrow-     T                               $13,750
body                                                         .32



    TOTAL   Aircraft   Parking                           $41,250
Position Charges                                             .96



                      TOTAL  ANNUAL  RENTAL  EFFECTIVE   $403,95
                      1/1/91:                               4.45



                      TOTAL  MONTHLY RENTAL  EFFECTIVE         $
                      1/1/91:                            33,662.
                                                              87














Mr. Barron Beneski
Atlantic Coast Airlines
1 Export Drive
Sterling, VA  22170

Dear Mr. Beneski:

     Enclosed is proposed Amendment No. 3 to Agreement No.
4-90-A040 providing for the lease of the Gate A-2 passenger holdroom and the associated aircraft parking position at Washington Dulles.

     Please have three copies of the amendment signed, your Secretary's Certificate completed, and return the copies to me. The extra copy is for your file. When the amendment is executed on behalf of the Authority, a fully executed copy will be returned to you.

     If you have any questions about this issue, please call
James Flanagan of my staff on 703-661-2911.

                                   Sincerely,




                                   Keith W. Meurlin
                                   Airport Manager

Enclosures

KWM:lge

MA-230A:JMFlanagan & MA-232:DSMorris:lge:661-2911:4/13/93
Ltr revised per MA-7:DMorris:lge:661-2907:6/14/93
cc:  MA-1/2, 20, 22(Wenneson) w/enc., 50, 53 w/enc.,
     130 w/enc.,
     200(2), 230
(WP.Jim-1--AM3-A040.con)
          THIS AMENDMENT NO. 3 is made effective as of April

1, 1993, by and between the METROPOLITAN WASHINGTON AIRPORTS

AUTHORITY ("Authority") and ATLANTIC COAST AIRLINES, INC., a

California corporation with its principal office in

Sterling, Virginia ("ACAI"), and ATLANTIC COAST AIRLINES, a

Delaware corporation, with its principal office in Sterling,

Virginia ("ACA") (collectively referred to in this Amendment as the "Airline") to Agreement

No. 4-90-A040 (the "Agreement") as amended on January 10,

1992.

          WHEREAS, the Airline desires to lease an

additional passenger boarding gate and associated aircraft

parking position to handle an increase in its operations at

Washington Dulles; and

          WHEREAS, the Authority agrees to lease such space

and gate, which had previously been designated as airline

common use assigned premises, to the Airline.

          NOW, THEREFORE, the Parties hereto agree as

follows:

          As provided for in subparagraph 6.05, Modification of Premises, Area E-260, consisting of 1,877 square feet of space and known as the Gate A-2 Hold Room, and Aircraft Parking Position A-2, a narrow-body aircraft position, is added to the Airline's leased premises at Washington Dulles, effective April 1, 1993, as shown on the attached Exhibits D-B-1A and D-B-1, p.10.

          All other terms and conditions of the Agreement remain

unchanged.













Amendment No. 3
Agreement No. 4-90-A040
Page 1 of 3 Pages
          WITNESS the following signatures:

          METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


          By
               Charles C. Erhard, Manager
               Finance and Administration Division
               Washington Dulles International Airport



          ATLANTIC COAST AIRLINES, INC.
          a California Corporation


          By

          Title




                    SECRETARY'S CERTIFICATE

          I,                          , certify that I am

the secretary of the corporation named as Atlantic Coast

Airlines, Inc., herein; that                          , who

signed this amendment on behalf of the Airline was then

of said corporation; that said amendment was duly signed for and on behalf of said corporation by authority of its

governing body, and is within the scope of its corporate

powers.



                                           (Corporate Seal)
                     Secretary's Signature










Amendment No. 3
Agreement No. 4-90-A040
Page 2 of 3 Pages
          ATLANTIC COAST AIRLINES
          a Delaware Corporation


          By

          Title




                    SECRETARY'S CERTIFICATE

          I,                          , certify that I am

the secretary of the corporation named as Atlantic Coast

Airlines herein; that                          , who signed

this amendment on behalf of the Airline was then

of said corporation; that said amendment was duly signed for and on behalf of said corporation by authority of its

governing body, and is within the scope of its corporate

powers.



                                           (Corporate Seal)
                     Secretary's Signature



     THIS AMENDMENT NO. 4 is made effective as of May 1,

1994, by and between the METROPOLITAN WASHINGTON AIRPORTS

AUTHORITY ("Authority") and ATLANTIC COAST AIRLINES, INC., a

California corporation with its principal office in

Sterling, Virginia ("ACAI"), and ATLANTIC COAST AIRLINES, a

Delaware corporation, with its principal office in Sterling,

Virginia ("ACA") (collectively referred to in this Amendment as the "Airline").

     WHEREAS, the Authority has constructed an unenclosed,

covered baggage sort facility which the Airline desires to

lease to support its operations at Washington Dulles; and

     WHEREAS, the Authority desires to develop a portion of

the Airline's Gate A-11 passenger holdroom for use as a food and beverage concession area, and agrees to reduce the

Airline's leased premises to reflect this change.

     NOW, THEREFORE, the Parties hereto agree as follows:

     As provided for in subparagraph 6.06, Modification of Premises, the following changes are made to the Airline's leased premises at Washington Dulles, effective May 1, 1994, as shown on the attached Exhibits D-B-1A (IAD) and D-B-1, pages 5 and 16a:

     1. Add Area TB-400 consisting of 9,979 square feet of Type 6 unenclosed, covered space for a baggage sort facility.

     2. Add Area TB-401, consisting of 7,258 square feet of Type 7 uncovered equipment storage area adjacent to the baggage sort facility.

     3.   Reduce the size of Type 2 Holdroom W-210 by
127 square feet to 1,706 square feet, for use as a food and beverage concession area.

     All other terms and conditions of the Agreement remain unchanged.



     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the dates shown below.


     METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


     By _________________________________________________
          Charles C. Erhard, Manager
          Finance and Administration Division
          Washington Dulles International Airport

     Date _______________________________________________


     ATLANTIC COAST AIRLINES, INC.
     a California Corporation


     By _________________________________________________

     Title ________________________________________________


     Date ________________________________________________


                   SECRETARY'S CERTIFICATE

     I, _______________________, certify that I am the Chief

Financial Officer of the corporation named as Atlantic Coast

Airlines, Inc., herein; that Kerry Skeen, who signed this

amendment on behalf of the Airline was then President of

said corporation; that said amendment was duly signed for

and on behalf of said corporation by authority of its

governing body, and is within the scope of its corporate

powers.

               _________________________ (Corporate Seal)
               Chief Financial Officer & Assistant
Secretary's Signature


         METROPOLITAN WASHINGTON AIRPORTS AUTHORITY
           WASHINGTON DULLES INTERNATIONAL AIRPORT
                  AIRLINE PREMISES EXHIBIT

The following space is leased to ATLANTIC COAST AIRLINES as provided for in this Agreement:

                         PAP (P)                     RENTAL
RATE
                           or   SQUARE  PER SQURE FOOT
ANNUAL
AREA NUMBER/PURPOSE      TAP (T)        FEET PER ANNUM
RENTAL

Type 2 Space -           Ticket Offices; Administrative and
Upper Level Offices;
          VIP Rooms; Holdrooms

Exhibit D-B-1, p.5

W-200 Administrative Office     T         169
W-201 Administrative Office     T         213
W-202 Administrative Office     T         260
W-203 Administrative Office     T          84
W-210 Gate A-11 Holdroom        T       1,706
W-220 Gate A-12 Holdroom        T       1,833

Exhibit D-B-1, p.10

E-260 Gate A-2 Holdroom  T      1,877
E-270 Gate A-1 Holdroom  T      1,459

      TOTAL Type 2 Space        7,601   $65.25
$495,965.25

Type 6 Space - Unenclosed Covered Area

Exhibit D-B-1, p.16a

Area TB-400 Baggage Sort Facility       T    9,979

      TOTAL Type 6 Space        9,979   $4.58
$45,703.82

Type 7 Space - Uncovered Equipment Storage Area

Exhibit D-B-1, p.16a

Area TB-401 Baggage Equipment
      Staging Area       T      7,258

      TOTAL Type 7 Space        7,258   $1.15
$8,346.70

Aircraft Parking Positions

Exhibit D-B-1, p.5

Gate A-11 Narrow-body    T
$18,103.00
Gate A-12 Narrow-body    T
$18,103.00

Exhibit D-B-1, p.10

Gate A-1 Narrow-body     T
$18,103.00
Gate A-1 Narrow-body     T
$18,103.00

      TOTAL Aircraft Parking Charges
$72,412.00

      TOTAL ANNUAL RENTAL EFFECTIVE 5/1/94:
$622,427.77
      TOTAL MONTHLY RENTAL EFFECTIVE 5/1/94:         $
51,868.98












Ms. Amy L. Patterson
Manager, Properties and Facilities
Atlantic Coast Airlines
1 Export Drive
Sterling, VA  22170

Dear Ms. Patterson:

     Enclosed is proposed Amendment No. 5 to Agreement No. 4-
90-A040, providing for the lease of operations building space at Washington Dulles.

     Please have three copies of the amendment signed, the Secretary's Certificate completed, and return the copies to me. Upon execution by the Authority, a fully executed copy will be returned to you. The extra copy is for your files.

     If you have any questions about this issue, please call
James Flanagan of my staff
on 703-572-2911.

                                   Sincerely,




                                   Keith W. Meurlin
                                   Airport Manager

Enclosure (4)

KWM:lge

MA-230A:JMFlanagan:lge:572-2911:12/13/96      (WP61WIN--
H:\JMF\AM5-A040.CON)
cc:  MA-1/2, -4 w/enc., -22(Wenneson) w/enc., -130 w/enc., -
     200(2), 230












THIS AMENDMENT NO. 5 is made effective as of December 1, 1996, by and between the METROPOLITAN WASHINGTON AIRPORTS AUTHORITY ("Authority") and ATLANTIC COAST AIRLINES, INC., a California corporation with its principal office in Sterling, Virginia ("ACAI"), and ATLANTIC COAST AIRLINES, a Delaware corporation, with its principal office in Sterling, Virginia ("ACA") (collectively referred to in this Amendment as the "Airline").
          WHEREAS, the Airline desires to lease operations

building Premises at Washington Dulles.

          NOW, THEREFORE, the Authority and the Airline

hereto agree as follows:

          1. As provided for in Section 6.05, Modification of Premises, the Airline's Premises are amended, effective December 1, 1996, to add Area BR-201C and a 13.3 percent share of Joint Use Areas BR-200 and BR-210, containing a total of 1,130 square feet of space, as shown on the enclosed Exhibit D-B-1, page 11A. The enclosed Exhibit D-B-1A, dated December 1, 1996, reflects this change and replaces Exhibit D-B-1A, dated October 1, 1996.

          2. In accordance with paragraph 7.01.5,, the Airline agrees to be responsible for:

               a. Interior maintenance, including janitorial services, for the joint use utility, hallway, and restroom premises Areas BR-200 and BR-210, in common with the other tenants leasing space in the Bravo Ramp operations building.

               b.   Maintenance and repair of the heating,
ventilation, and air-conditioning (HVAC) production and distribution system exclusively servicing Area BR-201C, in common with the other tenants leasing space in Areas BR-
201B and BR-201A.

          All other terms and conditions of the Agreement remain unchanged.











Amendment No. 5
Agreement No. 4-90-A040
Page 1 of 2 Pages

          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the dates shown below.


          METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


          By
               Charles C. Erhard, Manager
               Finance and Administration Division
               Washington Dulles International Airport

          Date


          ATLANTIC COAST AIRLINES, INC.
          a California Corporation


          By

          Title

          Date
                    SECRETARY'S CERTIFICATE

          I,

, certify that I am the secretary of the corporation named

as Atlantic Coast Airlines, Inc., herein; that



          , who signed this Amendment on behalf of the Airline was

then                                             of said

corporation; that said Amendment was duly signed for and on

behalf of said corporation by authority of its governing

body, and is within the scope of its corporate powers.


                    (Corporate Seal)
                     Secretary's Signature












Ms. Amy L. Patterson
Manager, Properties and Facilities
Atlantic Coast Airlines
1 Export Drive
Sterling, VA  22170

Dear Ms. Patterson:

     Enclosed is proposed Amendment No. 6 to Agreement No. 4-90-A040, providing for the deletion of your baggage sort building and the associated equipment staging area. As previously agreed, the Authority is demolishing the building and the area will be restored for aircraft parking use.

     Please have three copies of the amendment signed, the Secretary's Certificate completed, and return the copies to me. Upon execution by the Authority, a fully executed copy will be returned to you. The extra copy is for your files.

     If you have any questions about this issue, please call
James Flanagan of my staff
on 572-2911.

                                   Sincerely,




                                   Keith W. Meurlin
                                   Airport Manager

Enclosure (4)

KWM:lge

MA-230A:JMFlanagan:lge:572-2911:7/1/97      (WP61--
H:\JMF\AM6-A040.CON)
cc:  MA-1/2, -4 w/enc., -22(Wenneson) w/enc., -130 w/enc., -
     200(2), 230


          THIS AMENDMENT NO. 6 is made effective as of

July 1, 1997, by and between the METROPOLITAN WASHINGTON

AIRPORTS AUTHORITY ("Authority") and ATLANTIC COAST

AIRLINES, INC., a California corporation with its principal

office in Sterling, Virginia ("ACAI"), and ATLANTIC COAST

AIRLINES, a Delaware corporation, with its principal office

in Sterling, Virginia ("ACA") (collectively referred to in

this Amendment as the "Airline").

          WHEREAS, the Authority and the Airline have agreed

to demolish an unenclosed, covered baggage sort facility

which has been leased to the Airline, to provide additional

aircraft parking area.

          NOW, THEREFORE, the Authority and the Airline

hereto agree as follows:

          1. As provided in Section 6.05 of the Agreement, the Airline's Premises are amended, effective July 1, 1997, to delete Area TB-400, containing 9,979 square feet of Type 6 covered space, and Area TB-401, containing 7,258 square feet of Type 7 uncovered space.
The enclosed Exhibit D-B-1A (IAD), dated July 1, 1997, reflects this change and replaces
Exhibit D-B-1A (IAD), dated December 1, 1996.

          All other terms and conditions of the Agreement remain unchanged.



















Amendment No. 6
Agreement No. 4-90-A040
Page 1 of 2 Pages
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the dates shown below.


          METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


          By
               Charles C. Erhard, Manager
               Finance and Administration Division
               Washington Dulles International Airport

          Date


          ATLANTIC COAST AIRLINES, INC.
          a California Corporation


          By

          Title

          Date

                    SECRETARY'S CERTIFICATE

          I,

, certify that I am the secretary of the corporation named

as Atlantic Coast Airlines, Inc., herein; that



          , who signed this Amendment on behalf of the Airline was

then                                               of said

corporation; that said Amendment was duly signed for and on

behalf of said corporation by authority of its governing

body, and is within the scope of its corporate powers.


                    (Corporate Seal)
                     Secretary's Signature



Ms. Amy L. Patterson
Manager, Properties and Facilities
Atlantic Coast Airlines
515A Shaw Road
Dulles, VA   20166

Dear Ms. Patterson:

     Enclosed is proposed Amendment No. 7 to Agreement No. 4-90-A040, providing for the lease of unimproved operations building premises at Washington Dulles. As you discussed with my staff, we anticipate these premises will be replaced when alternative premises become available next year.

     Please have three copies of the amendment signed, the Secretary's Certificate completed, and return the copies to me. Upon execution by the Authority, a fully executed copy will be returned to you. The extra copy is for your files.

     If you have any questions about this issue, please call
James Flanagan of my staff
on 572-2911.

                                   Sincerely,




                                   Keith W. Meurlin
                                   Airport Manager

Enclosure (4)

KWM:lge

MA-230A:JMFlanagan:lge:572-2911:10/24/97      (WP61--
H:\JMF\AM7-A040.CON)
cc:  MA-1/2, -4 w/enc., -22(Wenneson) w/enc., -130 w/enc., -
     200(2), 230

THIS AMENDMENT NO. 7 is made effective as of November 1, 1997, by and between the METROPOLITAN WASHINGTON AIRPORTS AUTHORITY ("Authority") and ATLANTIC COAST AIRLINES, a California corporation with its principal office in Sterling, Virginia ("ACA"), and ATLANTIC COAST AIRLINES, INC., a Delaware corporation with its principal office in Sterling, Virginia ("ACAI") (collectively referred to in this Amendment as the "Airline").
          WHEREAS, the Airline desires to lease certain

unimproved operations building premises at Washington

Dulles, and the Authority agrees to such lease, subject to

the conditions described below.

          NOW, THEREFORE, the Parties hereto agree as

follows:

          1.   As provided for in subparagraph 6.05,
Modification of Premises, Bravo Ramp Operations Building
Area BR-107, consisting of 1,833 square feet of Exclusive Use Premises, and a 23.7 percent share of Areas BR-100 through BR-110, consisting of 179 square feet of Joint Use Premises, are added to the Airline's premises at Washington Dulles effective November 1, 1997, as shown on the enclosed Exhibit D-B-1, p.11A. The enclosed
Exhibit D-B-1A, dated November 1, 1997, reflects this change and replaces Exhibit D-B-1A, dated July 1, 1997.

          2. The lease of these premises may be canceled by either Party by providing the other Party with 30 days advance written notice, subject to the availability and lease of alternative replacement premises.

          3. The Exclusive Use Premises are in a shell finish condition. The Authority agrees to allow the Airline to occupy the premises in such condition, provided the premises are used only for the storage of aircraft maintenance equipment and components, and other nonflammable, low hazard group S-2 classification materials. The Airline will be responsible for custodial maintenance of the restrooms and other Joint Use Premises, in common with other tenants who may occupy the building, and shall be responsible for maintenance of existing electrical and mechanical equipment and fixtures in the Exclusive Use Premises.

          All other terms and conditions of the Agreement remain unchanged.







Amendment No. 7
Agreement No. 4-90-A040
Page 1 of 2 Pages

          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the dates shown below.


          METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


          By
               Charles C. Erhard, Manager
               Finance and Administration Division
               Washington Dulles International Airport

          Date


          ATLANTIC COAST AIRLINES
          a California Corporation
                    and
          ATLANTIC COAST AIRLINES, INC,
          a Delaware Corporation

          By

          Title

          Date



                    SECRETARY'S CERTIFICATE

          I,                                               ,

certify that I am the secretary of the corporation named

herein; that

, who signed this Amendment on behalf of the Airline was

then

of said corporation; that said Amendment was duly signed for and on behalf of said corporation by authority of its

governing body, and is within the scope of its corporate

powers.



                    (Corporate Seal)
                     Secretary's Signature


                       AMENDMENT NO. 8

                 TO AGREEMENT NO. 4-90-A040

                           BETWEEN

         METROPOLITAN WASHINGTON AIRPORTS AUTHORITY

                 AND ATLANTIC COAST AIRLINES



     WHEREAS, the Metropolitan Washington Airports Authority

("Authority") and ATLANTIC COAST AIRLINES, a California

corporation with its principal office in Sterling, Virginia

("ACA"), and ATLANTIC COAST AIRLINES HOLDINGS, INC., a

Delaware corporation with its principal office in Sterling,

Virginia ("ACAI") (collectively referred to as the

"Airline"), have entered into Agreement No. 4-90-A040

("Agreement") providing for the use and lease of facilities

at Washington Dulles International Airport; and

     WHEREAS, the Airline desires to lease and use Premises

including holdrooms, operations space, offices, and Aircraft

Parking Positions suitable for use by a Regional/Commuter

Air Carrier; and

     WHEREAS, the Authority is willing to plan, finance,

design, construct, operate, and maintain a Regional

Concourse and aircraft parking apron for the Airline at

Washington Dulles International Airport under the terms and

conditions of the Agreement and as expressed herein; and

          WHEREAS, the Airline is willing to facilitate the

Project, as defined herein, and, in order to induce the

Authority to undertake the development of the Regional

Concourse and aircraft parking apron is willing to lease

Premises in the Regional Concourse along with the associated

Aircraft Parking Positions under the terms and conditions of the Agreement and such other terms as expressed herein;

     NOW, THEREFORE, in consideration of the preceding, and

the fees, charges, covenants and agreements contained

herein, the Authority and the Airline (the "Parties") agree

to amend Agreement No. 4-90-A040 as follows:

     1.   The Project. The Project for purposes of this

Amendment No. 8 consists of the Regional Concourse and

adjacent aircraft apron paving and related improvements.

          a.   The Authority will undertake and use its best

efforts to plan, finance, design, construct, equip, operate

and maintain an approximate 68,100 square foot Regional

Concourse with 36 gates that is suitable for the operation

of Regional/Commuter Air Carriers at Washington Dulles

International Airport.  The Regional Concourse, as described in Attachment A, will include facilities for accommodating

the enplaning and deplaning of passengers and baggage and

include concessions and other facilities and services for

the public.  Construction of the Regional Concourse is

expected to be substantially complete by September 1999.

          b.   In conjunction with the Regional Concourse,

the Authority will plan, finance, design and construct an

aircraft parking apron adequate for the movement and parking of up to 36 regional/commuter aircraft using the Regional

Concourse.  Construction of the aircraft parking apron is

expected to be substantially complete by September 1999.

See Attachment A.

     2.   The Airline Covenants.

          a.   The Airline agrees that the Regional Concourse will be

               an Additional Project in Airline Supported Areas and that as such, the Authority cannot proceed with the Regional

               Concourse unless and until the provisions of Section 10.05.4 of the Agreement are met.



          b.   The Airline hereby covenants that it will

support the Authority in its efforts to undertake and

complete the Regional Concourse and that the Airline will

take all action necessary or appropriate so that the

Authority can proceed in a timely manner to complete the

Regional Concourse as an Additional Project in an Airline

Supported Area.

          c.   The Airline hereby commits to lease from the

Authority, and take possession of, the leasable Premises in

the Regional Concourse and the associated Aircraft Parking

Positions offered to it by the Authority on the Substantial

Completion Date of the Project for the duration of the

Agreement which shall not be less than 80 percent of the

leasable Premises in the Regional Concourse along with the

associated Aircraft Parking Positions.  The Regional

Concourse is in the Airline Supported Areas at Washington

Dulles International Airport.

     3.   Fitout of Space in the Regional Concourse.

          a.   Consistent with paragraph 1 above, the Authority will

               furnish or contract to furnish all labor, materials,

               equipment and furnishings to fitout and furnish the public areas of the Regional Concourse, including: a) the gate

               holdrooms with public area seating, carpeting, public

               address system, and podium casework; b) the public

               corridors, stairways, elevators, and restrooms; MUFIDS, and security equipment and cabling; canopies and walkways

               leading to the Aircraft Parking Positions; conduit and plugs for ground power units; and d) through its concessionaires the concession areas.

          b.   The Authority shall give written notice to

          the Airline of the estimated Substantial

          Completion Date of the Project at least one

          hundred and twenty (120) days prior to that date.

          Upon receipt of the notice of the estimated

          Substantial Completion Date, the Airline will be

          allowed to commence installation of its own

          equipment and furnishings and otherwise fitout and

          furnish its exclusively leased club, office, and

          operations Premises in the Regional Concourse.

     4.   Authority not liable for delay.  If there is any

delay in the completion of the Project which delays the use

of the Regional Concourse by the Airline beyond the

estimated Substantial Completion Date, the Authority shall

not be liable to the Airline for failure to complete the

Project or deliver possession of the Premises on the

estimated Substantial Completion Date.  The Authority will

notify the Airline of any change in the estimated

Substantial Completion Date and the Airline's obligations

will remain as agreed to herein with the changed estimated

Substantial Completion Date.  Failure by the Airline to

complete the fitout and furnishing of its exclusively leased

Premises shall not delay the Substantial Completion Date for purposes of paragraph 6, below.

     5.   Substantial Completion Date.  On the Substantial

Completion Date of the Project, the date of which, unless

changed by mutual agreement, shall not be sooner than one

hundred and twenty (120) days after the notice given in

paragraph 3.b. above, the following shall occur:

          a.   The lease of the Premises in the Regional

Concourse and associated Aircraft Parking Positions offered

to the Airline shall become effective.  Exhibit D-B-1 and

D-B-1A shall be deemed amended to add the Airline's Premises and associated Aircraft Parking Positions under the

Agreement and all of the provisions, rights, privileges,

obligations including rental charges and other fees, terms

and conditions of the Agreement as amended shall apply.

b.   Provided that the Airline has otherwise satisfied all

of its requirements for the Authority to issue a certificate of public occupancy, the Airline may occupy its Premises in

the Regional Concourse and associated Aircraft Parking

Positions for purposes of conducting its Air Transportation

Business.  The Airline's failure to satisfy all of its

requirements for the Authority to issue a certificate of

public occupancy shall not delay the effective date of the

lease of Premises in the Regional Concourse and associated

Aircraft Parking Positions.

     6.   Rates and Charges.

          a.   For purposes of determining rates and charges

under Section 8.03 of the Agreement, the Regional Concourse

will be a separate cost Sub-Center ("Regional Concourse Sub-

Center").  Other than those costs paid for with PFC revenue,

all costs to design, finance, construct, operate and

maintain the Regional Concourse, as described under

paragraph 1.a. above, and those additional costs allocated

to the Regional Concourse under the methodology of Article 8 of the Agreement will be allocated to the Regional Concourse

Sub-Center for purposes of determining rates and charges.

          b.   Except as provided in paragraph 8 hereinafter, all

               other costs to design, finance, construct, and maintain the aircraft movement and parking areas serving the Regional

               Concourse, as described under paragraph 1.b. above,

               including the additional costs allocated under the

               methodology of Article 8 of the Agreement, will be included in the Airfield Cost Center for Washington Dulles

               International Airport.  There will be Aircraft Parking

               Position Charges as provided for in Section 8.04. of the

               Agreement assessed to the Airline for the use of the

               aircraft parking areas serving the Regional Concourse.  The

               Aircraft Parking Position Charges will be established as

               equivalent to 12 narrow-body air carrier Aircraft Parking

               Positions for the entire Regional Concourse.  That is, three regional/commuter aircraft parking positions will be

               equivalent to one narrow-body air carrier aircraft parking position for the purpose of assessing the Aircraft Parking

               Position Charges associated with the Regional Concourse.

          c.   See Attachment B for the estimate of rates

          and charges of the Regional Concourse with Bonds

          and PFC's and the estimated Aircraft Parking

          Position Charges.  The amortization period for the

          Bond financing shall be the life of the Bonds.

     7.   Bond Financing, Airline Interim Financing, and

Passenger Facility Charges (PFC's). The Authority agrees to

submit an application to the Federal Aviation Administration

(FAA) to impose a PFC and use a portion of the PFC revenue

collected, subject to FAA approval, to finance the cost of

the construction of those parts of the Regional Concourse

eligible for PFC financing.  The Airline understands that

the application to impose and use PFC revenue may not be

approved by the FAA.  The Parties agree that, prior to the

approval of the application to use PFC revenue, or if the

PFC application is not approved, the Parties will pursue

either of the following two financing options, as they may

mutually decide, to complete the Regional Concourse:

          a.   The Authority may proceed with the usual and customary

               planning, design, and construction of the Project and pay

               for such work with the proceeds of Bonds.  The Authority

               agrees that, upon the approval by the FAA to use PFC revenue for the Regional Concourse, the Authority will take

               reasonable and prudent measures to cause the repayment of

               the Bonds for those parts of the Regional Concourse eligible for PFC funding up to a limit of the PFC revenue allocated to the Regional Concourse and approved by the FAA.  The

               Airline also understands that to the extent the Project is paid for, in whole or in part, with Bonds before the

               application to use PFC revenue is approved by FAA, the

               timing for the repayment of the Bonds for those parts of the

               Regional Concourse eligible for PFC funding will be subject to applicable laws and regulations.

          b.   b.        The Airline may obtain its own Interim

               Financing from a third party lender and proceed through the lender to fund a portion of the total program cost of the

               Regional Concourse not to exceed Thirteen Million Dollars

               ($13 million) and utilize the Authority's construction

               contract by making construction progress payments to the

               Authority.  The provisions for the Airline's Interim

               Financing shall be by agreement between the Authority, the

               Airline, and the Airline's third party lender.  The

               Authority shall fund the balance of the total program cost of the Regional Concourse with Bonds that will total no less than $4.7 million.  The program cost of the Regional

               Concourse is estimated to total $17.7 million.  The

               Authority will not add changes to the Regional Concourse

               that increase costs unless requested by the Airline and/or unforseen costs occur during construction.  The Authority

               agrees that, upon the approval by the FAA to use PFC revenue for the Regional Concourse, provided such approval occurs no later than one year following the Substantial Completion

               Date of the Project, the Authority will take reasonable and prudent measures to replace the Airline's Interim Financing with its PFC Revenue Note up to the limit of the PFC funding allocated to the Regional Concourse and approved by the FAA.

               Should the FAA disapprove or not act on the Authority

               application within the one year period following the

               Substantial Completion Date of the Project, the Parties

               agree that the Authority shall be obligated to replace the

               Airline's Interim Financing with the proceeds of Bonds.

               Should the application to use PFC revenue for the Regional

               Concourse be subsequently approved by the FAA, the Authority will take reasonable and prudent measures to cause the

               repayment of that portion of the Bonds equal to the limit of the PFC funding allocated to the Regional Concourse and

               approved by the FAA, with the timing of such repayment of

               Bonds being subject to applicable laws and regulations.

c.
c. Should the Airline obtain its own Interim Financing to fund the construction of the Regional Concourse from a third party lender utilizing the Authority's construction contract by making construction progress payments to the Authority, the Authority agrees that it will recognize the interest of that lender in the Regional Concourse and it will execute documents to provide appropriate security for the lender upon the condition, however, that all rights acquired by the lender under such Interim Financing shall be subject to all of the covenants, conditions, and restrictions set forth in Agreement No. 4-90-A040, this Amendment No. 8, and any supplemental agreement entered into by the Authority, the Airline, and the lender providing the Interim Financing.
     8.   Hydrant Fueling.  The Authority will plan,

finance, design, and construct a hydrant fueling system to

serve the 36 regional/commuter aircraft parking positions of the Regional Concourse as part of the work under the Project completed under paragraph 1.b. above.  The costs of this

addition to the hydrant fueling system shall not be part of

the Project.  The Airline agrees to make use of the hydrant

fueling system through the Fueling Agent.

     9.   Maintenance.  Maintenance responsibilities for the

Regional Concourse and associated Aircraft Parking Positions by the Parties will be as provided for under Exhibit D-D of

the Agreement.

     10.  Cancellation/Termination, Surrender of Premises.

          a.   Notwithstanding that a portion of the Project

is to be funded with PFC revenue, the Airline's right to

terminate this Amendment No. 8 to Agreement No. 4-90-A040

shall be as specified in the Agreement with respect to Bond

financed projects.  Further, in addition to the rights of

the Authority under Paragraph 2.02.2 of the Agreement, the

Authority may, in its sole discretion, terminate the

Airline's lease of Premises in the Regional Concourse and

associated Aircraft Parking Positions, effective at

midnight, December 31, 2004, or December 31 of any year

thereafter during the period of the Agreement, provided that the Authority gives one hundred eighty (180) days written

notice to the Airline and the Authority terminates the

leases and the rights of all other Airlines using the

Regional Concourse effective on the same date.

          b.   The Authority may terminate the Airline's

lease of Premises in the Regional Concourse and associated

Aircraft Parking Positions without terminating the Agreement or leases of Premises elsewhere on the Airport.  Article 14,

"Surrender of Premises; Holding over," shall apply to any

action under this paragraph 10.

          c.   The Airline agrees that, in the event the

Authority exercises the right of termination as described in this paragraph 10., the Airline shall be relieved on the

date the Authority terminates the lease of Premises of any

remaining unamortized costs of the Regional Concourse.

     11.  All terms and conditions of the Agreement,

including the provisions of Article 17 regarding

reallocation of Premises and accommodation of other

Airlines, shall apply to the Regional Concourse, except that the date for periodic reallocation of Premises in the

Regional Concourse, shall be the first anniversary of the

Substantial Completion Date of the Regional Concourse or the

next date for reallocation of Premises for the Airport in

accordance with Section 17.02, whichever is the later date.

     12.  Any Project cost associated with environmental

clean up of the Project site, if any (e.g., remediation of

contaminated soil), shall be assigned to the Regional

Concourse Sub-Center or to the Airfield Cost Center, as

appropriate.

     IN WITNESS WHEREOF, the Parties hereto have executed

this Amendment No. 8 as of the dates shown below.


          METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


          By   _____________________________________________
                    James A. Wilding
                    President and Chief Executive Officer

          Date ____________________________________________


          ATLANTIC COAST AIRLINES
          a California Corporation
                    and
          ATLANTIC COAST AIRLINES HOLDINGS, INC.
          A Delaware Corporation


          By   _____________________________________________
                    Michael S. Davis
                    Senior Vice President
                    Customer Service

          Date _____________________________________________


                    SECRETARY'S CERTIFICATE

     I, ____________________________, certify that I am the
Secretary of the corporation named herein; that ______________________________, who signed this Agreement on behalf of the Airline was then _____________________________
of said corporation, that said Agreement was duly signed for and on behalf of said corporation by authority of its governing body and is within the scope of its corporate powers.


          _______________________________ (Corporate Seal)
                    Secretary's Signature

                     Regional Concourse

                         ATTACHMENTS


Attachment A        Regional Concourse and Aircraft Parking
Apron

Attachment B        Rates and Charges











Mr. Jerome J. Barnack
Acting Director, Properties and Facilities
Atlantic Coast Airlines
515A Shaw Road
Dulles, VA   20166

Dear Mr. Barnack:

     Enclosed is proposed Amendment No. 9 to Agreement No. 4-
90-A040, providing for the lease of passenger holdrooms and aircraft parking positions for Gates A-5, A-6, and A-7 at Washington Dulles, along with additional administrative offices in two Concourse A locations.

     Please have the original and two copies of the amendment signed by the appropriate official, the Secretary's Certificate completed, and return all three copies to me. The extra copy is for your files. When the amendment is signed on behalf of the Authority, a fully executed copy will be returned to you.

     If you have any questions, please call Charles Erhard or James Flanagan of my staff on 572-2900.

                                   Sincerely,




                                   Keith W. Meurlin
                                   Airport Manager

Enclosure (4)

KWM:lge

MA-230A:JMFlanagan:lge:572-2911:3/18/98     (WP61---
H:\JMF\AM9-A040.CON)
cc:   MA-1/2, 4 w/enc., 22(Wenneson) w/enc., 130 w/enc.,
200(2) (IAD#004:1/19/98), 230

          THIS Amendment No. 9 is made effective as of

March 16, 1998, by and between the METROPOLITAN WASHINGTON

AIRPORTS AUTHORITY ("Authority") and ATLANTIC COAST

AIRLINES, a California corporation with its principal office in Sterling, Virginia ("ACA"), and ATLANTIC COAST AIRLINES,

INC., a Delaware corporation with its principal office in

Sterling, Virginia ("ACAI") (collectively referred to in

this Amendment as the "Airline").

          WHEREAS, the Airline desires to lease certain

aircraft gates, passenger holdrooms, and administrative

offices in Concourse A at Washington Dulles, and the

Authority agrees to such lease.

          NOW, THEREFORE, the Parties hereto agree as

follows:

          As provided for in Section 6.05 Modification of Premises of the Agreement, the Airline's Premises at Washington Dulles are amended, effective March 16, 1998, to add the following Premises:

          --                                      Type 2
                                                  Holdrooms
                                                  E-210, E-
                                                  220, and E-
                                                  230
                                                  4,978
                                                  square
                                                  feet

          --Type 2 Administrative Offices E-231, E-232,
            E-233, E-234, and E-235
                                                  1,010
                                                  square
                                                  feet

          --Type 2 Administrative Offices E-261, E-262,
            E-263, and E-264
                                                  967 square
                                                  feet

          --Narrow-body Aircraft Parking Positions
            Gates A-5, A-6, and A-7
                                                  3 parking
                                                  positions


          These Premises are shown on the enclosed drawing
Exhibit D-B-1, p.10. The enclosed Exhibit D-B-1A (IAD), dated March 16, 1998, reflects this change and replaces
Exhibit D-B-1A (IAD), dated January 1, 1998.

          All other terms and conditions of the Agreement remain unchanged.





          IN WITNESS WHEREOF, the Parties hereto have

executed this Amendment as of the dates shown below.



            METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


            By
                         Charles C. Erhard
                         Airport Administration Manager
                         Washington Dulles International
Airport

            Date


            ATLANTIC COAST AIRLINES
            a California Corporation
                    and
            ATLANTIC COAST AIRLINES, INC.
            a Delaware Corporation


            By

            Title

            Date


                    SECRETARY'S CERTIFICATE

          I,

, certify that I am the secretary of the corporation named

as the Airline herein; that

who signed this Amendment on behalf of the Airline, was then of said corporation; that said Amendment was duly signed for and on behalf of said corporation by authority of its

governing body and is within the scope of its corporate

powers.



                    (Corporate Seal)
                         Secretary's Signature










Mr. Jerome J. Barnack
Acting Director, Properties and Facilities
Atlantic Coast Airlines
515A Shaw Road
Dulles, VA   20166

Dear Mr. Barnack:

     Enclosed is proposed Amendment No. 10 to Agreement
No. 4-90-A040, providing for your relocation to larger operations building premises at Washington Dulles.

     Please have the original and two copies of the amendment signed by the appropriate official, the Secretary's Certificate completed, and return all three copies to me. The extra copy is for your files. When the amendment is signed on behalf of the Authority, a fully executed copy will be returned to you.

     If you have any questions, please call Charles Erhard or James Flanagan of my staff on 572-2900.

                                   Sincerely,




                                   Keith W. Meurlin
                                   Airport Manager

Enclosure (4)

KWM:lge

MA-230A:JMFlanagan:lge:572-2911:5/13/98     (WP61---
H:\JMF\AM10-A040.CON)
cc:   MA-1/2, 22(Wenneson) w/enc., 130 w/enc., 200(2), 230,
460 w/enc.

          THIS Amendment No. 10 is made effective as of

May 1, 1998, by and between the METROPOLITAN WASHINGTON

AIRPORTS AUTHORITY ("Authority") and ATLANTIC COAST

AIRLINES, a California corporation with its principal office in Sterling, Virginia ("ACA"), and ATLANTIC COAST AIRLINES

HOLDINGS, INC., a Delaware corporation with its principal

office in Sterling, Virginia ("ACAI") (collectively referred to in this Amendment as the "Airline").

          WHEREAS, the Airline desires to relocate to larger

operations building premises at Washington Dulles, and the

Authority agrees to such lease.

          NOW, THEREFORE, the Parties hereto agree as

follows:

          1.        As provided for in Section 6.05
Modification of Premises of the Agreement, the following changes are made to the Airline's Premises, effective May 1, 1998:

             a.Delete the following Premises:

                --                                    Bravo
                                                      Ramp
                                                      Opera
                                                      tions
                                                      Build
                                                      ing
                                                      Area
                                                      BR-
                                                      107           1,833 square
                                                      feet

                --            Share of Joint Use Premises BR-
                 100/BR-110
                 (23.7 percent of 756 square feet)                         179
                                                      square feet

             b.Add the following Premises:

                --            Bravo Ramp Operations Building
                 Areas BR-202,
                 BR-204, and BR-211                          3,817 square feet

             c.Increase the Share of Joint Use Premises
                BR-200/BR-210 from 101 square feet to
                474 square feet

          These areas are shown on the enclosed lease drawing Exhibit D-B-1, p.11A. The enclosed Exhibit D-B-1A
(IAD), dated May 1, 1998, reflects these changes and replaces Exhibit D-B-1A (IAD), dated March 16, 1998.

          2. In accordance with paragraph 7.01.5, the Airline will be responsible for interior maintenance, including janitorial services, for the joint use utility, hallway, and restroom premises Areas BR-200 and BR-210, in common with the other tenants leasing space in this Bravo Ramp operations building. The Authority agrees to be responsible for the maintenance and repair of the heating, ventilation, and air-conditioning (HVAC) production and distribution system servicing areas BR-202, BR-204, and BR-211, as well as the HVAC system servicing area BR-201C previously added to the Airline's Premises by Amendment No. 5 to the Agreement.


Amendment No. 10
Agreement No. 4-90-A040
Page 1 of 2 Pages

          All other terms and conditions of the Agreement remain unchanged.

          IN WITNESS WHEREOF, the Parties hereto have

executed this Amendment as of the dates shown below.


            METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


            By
                         Charles C. Erhard, Manager
                         Airport Administration Department
                         Washington Dulles International
Airport

            Date



            ATLANTIC COAST AIRLINES
            a California Corporation
                    and
            ATLANTIC COAST AIRLINES HOLDINGS, INC.
            a Delaware Corporation


            By
                         Michael F. Davis
                         Senior Vice President
                         Customer Service

            Date



                    SECRETARY'S CERTIFICATE

          I,

, certify that I am the secretary of the corporation named

as the Airline herein; that

who signed this Amendment on behalf of the Airline, was then of said corporation; that said Amendment was duly signed for and on behalf of said corporation by authority of its

governing body and is within the scope of its corporate

powers.



(Corporate Seal)
                         Secretary's Signature

Amendment No. 10
Agreement No. 4-90-A040
Page 2 of 2 Pages










Mr. Jerome J. Barnack
General Manager - Properties
Atlantic Coast Airlines
515A Shaw Road
Dulles, VA   20166

Dear Mr. Barnack:

     Enclosed is proposed Amendment No. 11 to Agreement
No. 4-90-A040, providing for the lease of passenger holdrooms and aircraft parking positions for Gates A-3 and A-
4 at Washington Dulles, along with additional administrative offices in Concourse A.

     Please have the original and two copies of the amendment signed by the appropriate official, the Secretary's Certificate completed, and return all three copies to me. The extra copy is for your files. When the amendment is signed on behalf of the Authority, a fully executed copy will be returned to you.

     If you have any questions, please call Charles Erhard or James Flanagan of my staff on 572-2900.

                                   Sincerely,




                                   Keith W. Meurlin
                                   Airport Manager

Enclosure (4)

KWM:lge

MA-230A:JMFlanagan:lge:572-2911:7/30/98 (WP61---
H:\JMF\AM11A040.CON)
cc:   MA-1/2, 22 (Wenneson) w/enc., 130 (Wilkinson) w/enc.,
200(2), 230, 460 w/enc.

WHEREAS, the METROPOLITAN WASHINGTON AIRPORTS AUTHORITY
("Authority") and ATLANTIC COAST AIRLINES, a California corporation with its principal office in Sterling, Virginia
("ACA"), and ATLANTIC COAST AIRLINES HOLDINGS, INC., a
Delaware corporation with its principal office in Sterling, Virginia ("ACAHI") (collectively referred to in this Amendment as the "Airline"), have entered into Agreement
No. 4-90-A040 ("Agreement") providing for the use and lease of facilities at Washington Dulles International Airport;
and
          WHEREAS, the Airline desires to lease certain

aircraft gates, passenger holdrooms, and administrative

offices in Concourse A at Washington Dulles, and the

Authority agrees to such lease.

          NOW, THEREFORE, the Parties hereto agree as

follows:

          As provided for in Section 6.05 Modification of Premises of the Agreement, the Airline's Premises at Washington Dulles are amended to add the following Premises:

          1.   Effective July 16, 1998:

               --       Type 2 Holdrooms E-240 and E-250
                 2,994 square feet

               --       Narrow-body Aircraft Parking
                 Positions
                 Gates A-3 and A-4
                                                  2 parking
                                                  positions

         2.   Effective August 1, 1998:

               --       Type 2 Administrative Offices E-
                 251,
                 E-252, E-253, E-254, and E-255
                                                  985 square
                                                  feet


         These Premises are shown on the enclosed drawing
Exhibit D-B-1, p.10. The enclosed Exhibits D-B-1A (IAD), dated July 16 and August 1, 1998, reflect these changes and replace Exhibit D-B-1A (IAD), dated July 1, 1998.

         All other terms and conditions of the Agreement remain unchanged.




         IN WITNESS WHEREOF, the Parties hereto have

executed this Amendment No. 11 as of the dates shown below.



               METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


               By
                    Charles C. Erhard, Manager
                    Airport Administration Department
                    Washington Dulles International Airport

               Date


               ATLANTIC COAST AIRLINES
               a California Corporation
                 and
               ATLANTIC COAST AIRLINES HOLDINGS, INC.
               a Delaware Corporation


               By

               Title

               Date


                 SECRETARY'S CERTIFICATE

         I,                                               ,

certify that I am the secretary of the corporation named as

the Airline herein; that

who signed this Amendment on behalf of the Airline, was then of said corporation; that said Amendment was duly signed for and on behalf of said corporation by authority of its

governing body and is within the scope of its corporate

powers.



                 (Corporate Seal)
                      Secretary's Signature

          WHEREAS, the METROPOLITAN WASHINGTON AIRPORTS

AUTHORITY ("Authority") and ATLANTIC COAST AIRLINES, a

California corporation with its principal office in

Sterling, Virginia ("ACA"), and ATLANTIC COAST AIRLINES

HOLDINGS, INC., a Delaware corporation with its principal

office in Sterling, Virginia ("ACAHI") (collectively

referred to in this Amendment as the "Airline"), have

entered into Agreement No. 4-90-A040 ("Agreement") providing for the use and lease of facilities at Washington Dulles

International Airport; and

          WHEREAS, the Authority is responsible under the

Agreement for providing the Passenger Conveyances at Dulles;

and

          WHEREAS, the Airline, with the approval of the

Authority, is providing supplemental passenger ground

transportation to and from the Main Terminal and its

aircraft parked on the Dulles Jet Apron; and

          WHEREAS, the Authority agrees to reimburse the

Airline for the costs it incurs in providing its

supplemental passenger ground transportation, as approved by the Authority.

          NOW, THEREFORE, the Parties hereto agree as

follows:

          1.        The Agreement shall be effective when
signed by both parties and shall be applicable to costs incurred and approved by the Authority beginning as of January 1, 1998.

          2.        Section 8.09 Passenger Conveyance
Charges is amended by adding the following paragraph after Paragraph 8.09.2:

            "8.09.3.   The Airline shall provide the
supplemental passenger ground transportation to and from its aircraft and the Main Terminal in a manner that is acceptable to the Authority and shall be reimbursed by the Authority for the costs of that service in accordance with the following procedures:

               (i.)           The Airline shall select and
enter into a contract with a service contractor to provide, operate, and maintain shuttle buses or vans to provide the supplemental passenger ground transportation. The Authority shall not be a party to that contract. The Airline shall submit for the approval of the Authority each contract or amendment to a contract for which a reimbursement will be requested.
                (ii.)         The Airline's supplemental
passenger ground transportation shall be used to transport passengers to and from its aircraft parked on the Dulles Jet Apron and the Main Terminal until the Airline relocates its aircraft to the Regional Concourse. Thereafter, the Airline's passengers will be transported to the Regional Concourse by the Authority's Passenger Conveyance system.
It is intended that the remainder of the Airline's aircraft will be accommodated at the Main Terminal gates and that the supplemental passenger ground transportation shall be discontinued at that time..

               (iii.)         The Authority shall reimburse
the Airline for the supplemental passenger ground transportation costs approved by the Authority and incurred by the Airline up to a maximum of $110,000 per month. Such costs shall include the vehicle leasing costs for up to seven buses; driver; supervisor/dispatcher labor costs; and vehicle maintenance, insurance, and fueling costs. Costs in excess of the $110,000 per month shall not be eligible for reimbursement unless necessitated by increased passenger levels.

               (iv.)          Costs for services that are
not directly related to passenger ground transportation, as well as the Airline's personnel and overhead costs for administering the service contract, are not eligible for reimbursement.

               (v.)           The Authority shall reimburse
the Airline by granting the Airline a credit against the monthly fees and charges due to the Authority from the Airline under the Agreement in accordance with the
following:   Within 45 days after the end of each month, the
Airline shall provide to the Authority a certified statement of the costs it incurred, including original paid invoices from the service contractor in sufficient detail and format to compare to the contract terms. In addition, the Airline shall provide a summary of the service levels provided for the month, including the number of buses scheduled per hour for a typical operating day. The Authority shall notify the Airline in writing, within 15 days after receipt of the certified statement, of the approval or disapproval of the certified statement. If disapproved, the reasons for disapproval and the identification of the costs disapproved for reimbursement will be stated. After approval by the Authority, the Airline may apply the approved cost amount as a credit against fees and charges otherwise due to the Authority under the Agreement.

               (vi.)          The certified statement of
costs submitted by the Airline and approved by the Authority shall be subject to audit by the Authority. The Airline agrees to maintain all documentation supporting the certified statement for two year and will make that documentation available to the Authority upon request. The Authority reserves the right to adjust the amount of the credit based on subsequent audits and examination of supporting documentation.

               (vii.)         The amount of the approved
credits for the supplemental passenger ground transportation shall be added to the Passenger Conveyance charge requirement and recovered as part of the Passenger
Conveyance Charge as provided for under Article 8 of the Agreement."

          All other terms and conditions of the Agreement remain unchanged.
          IN WITNESS WHEREOF, the Parties hereto have

executed this Amendment No. 12 as of the dates shown below.


            METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


            By
                   James A. Wilding
                   President and Chief Executive Officer

            Date



            ATLANTIC COAST AIRLINES
            a California Corporation
                   and
            ATLANTIC COAST AIRLINES HOLDINGS, INC.
            a Delaware Corporation


            By

            Title

            Date



               SECRETARY'S CERTIFICATE

          I,

, certify that I am the secretary of the corporation named

as the Airline herein; that

who signed this Amendment on behalf of the Airline, was then of said corporation; that said Amendment was duly signed for and on behalf of said corporation by authority of its

governing body and is within the scope of its corporate

powers.



               (Corporate Seal)
                    Secretary's Signature

[METROPOLITAN WASHINGTON AIRPORTS AUTHORITY LETTERHEAD]



                            Date



Mr. Jerome J. Barnack
General Manager, Properties
Atlantic Coast Airlines
515A Shaw Road
Dulles, VA  20166

Dear Mr. Barnack:

     Enclosed is a fully executed copy of Amendment No. 13 to Amendment No. 4-90-A040 for the provision and use of boarding devices for individuals with disabilities using small aircraft at Ronald Reagan Washington National Airport and Washington Dulles International Airport.

     If you have any questions, please contact Ford Larsen at (703) 417-8765

                              Sincerely,



                              James A. Wilding
                              President and CEO

Enclosure


WA990760.179/2+


 AGREEMENT FOR THE PROVISION AND USE OF BOARDING DEVICES FOR
     INDIVIDUALS WITH DISABILITIES USING SMALL AIRCRAFT


WHEREAS, the Metropolitan Washington Airports Authority (hereafter the "Authority") and Atlantic Coast Airlines (hereafter, the "Airline" and together with the Authority, the "Parties,") have entered into Agreement No. 4-9-A040 (hereafter, the "Agreement") providing for the use and lease of facilities at Ronald Reagan Washington National Airport ("National") and Washington Dulles International Airport ("Dulles") together the "Airports"; and

WHEREAS, the Authority and the Airline desire to provide boarding assistance devices for individuals with disabilities who are enplaning onto, or deplaning from, certain small aircraft operated by the Airline at the Airports and to do so in a manner that is at least sufficient to meet the requirements of federal regulations
(49 CFR, Part 27) in effect on the date hereof requiring an agreement between the Parties on the provision of boarding devices; and

WHEREAS, the Parties are willing to make commitments to the terms and conditions expressed herein;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Authority and the Airline agree to amend the Agreement as follows:

1.   Definitions:

     Boarding device shall mean a boarding assistance device for individuals with a disability enplaning or deplaning on small aircraft.

     Small aircraft shall mean aircraft with a capacity of 19 seats or more, but not exceeding 30 seats for passengers exclusive of crew.

2. The Parties agree that they will cooperate with each other to provide boarding assistance to individuals with disabilities who are enplaning onto or deplaning from small aircraft at the Airports by providing mechanical lifts, ramps or other devices that will eliminate the need for employees of the Airline or other persons to lift or carry passengers up, or downstairs, to or from the small aircraft except for extraordinary conditions beyond the control of the Parties.


3. The Authority shall purchase and have available for the use by the Airline at the Airports following boarding devices:

     a.   At National Airport:

          Two (2) Self-propelled (electric) Wollard
          Passenger Access Lifts (PAL) 651.

     b.   At Dulles Airport:

          Two (2) Self-propelled (electric) Wollard
          Passenger Access Lifts (PAL) 651.

4. The Parties agree that these boarding devices are suitable for providing boarding assistance for individuals with disabilities who seek to enplane onto or deplane from small aircraft other than those aircraft that have been determined by the United States Department of Transportation to be unsuitable for boarding assistance by a lift device.

5. The Authority agrees to make these boarding devices available at the Airports on or before December 2, 1998, and the Airline agrees that, thereafter, it will use said boarding devices or other suitable boarding devices to assist individuals with disabilities at the Airports on the Airline's small aircraft unless
     (i) circumstances beyond the control of the Airline prevent the Airline from using the boarding devices, or
     (ii) the United States Department of Transportation determines that such assistance is not required.

6. Nothing herein shall preclude the Airline from purchasing or otherwise providing its own boarding devices for individuals enplaning or deplaning on its aircraft. Also, the Authority may in its discretion provide additional boarding devices of the kind described herein or of some other kind and deploy them at the Airports.

7. The boarding devices purchased by the Authority in accordance with paragraph 3 shall be owned by the Authority. They will be stored on the Airport so as to be accessible by the Airline for use by the Airline at the Airports as provided herein.

8. The Airline may use a boarding device that is owned by the Authority as follows:

     a. The Airline shall have access to the boarding device on a first come, first serve basis to serve individuals who are present at the Airport. If the Airline is aware in advance of the individual's arrival at the airport of the need for the boarding device, the Airline agrees to acquire the boarding device from the Authority not more than 45 minutes before the scheduled departure of the aircraft or more than 15 minutes before the scheduled arrival. Unless the Authority agrees otherwise, transportation of the boarding device between the place where it is the responsibility of the Airline. When it has concluded using the boarding device, the Airline shall promptly return the boarding device to the storage area and take all appropriate measures to properly store the boarding device.

     b. Training - The Airline shall assure that each of its employees or agents who operates the boarding device on behalf of the Airline is trained to proficiency in the use of the particular boarding device. The Airline agrees that only individuals so trained shall operate the boarding device.

     c. Duty to inspect - Prior to each use of the boarding device by the Airline, qualified representatives of the Airline shall inspect the boarding device and following such inspection shall either (a) in the boarding device appears to be fit for its intended use, accept the boarding device for use in accordance with this Agreement, or (b) if the boarding device appears to be in any way damaged, unsafe, broken, improperly or not maintained, missing parts or deficient so as to be unfit for its intended use, promptly notify the Authority and not use the boarding device until such time as the problems identified have been corrected so as to permit the boarding device to be safely used for its intended purpose.

9. Maintenance - If at any time the Airline becomes aware of the need for maintenance or repairs to the Authority's boarding device, the Airline shall promptly notify the Authority in writing of the nature of the maintenance or repairs needed, and refrain from using the boarding device until such time as the Authority has performed such repairs or maintenance as it deems necessary or has granted its written consent to the continued use of the boarding device. The Airline shall make no repairs or alterations to the Authority's boarding device without the prior written consent of the Authority.

10. After the Airline has taken possession of the Authority's boarding device, the Authority's boarding device is to be used exclusively for the purpose of enplaning and deplaning passengers from small aircraft that are owned or operated by the Airline and located at the Airports. The Airline will not permit any other use of the boarding device without the permission of the Authority.

11. The cost of the boarding device shall be recovered by the Authority through the airfield cost center at each Airport.

12. No warranties - The Authority makes no warranty or representation, either express or implied, as to the design or condition of, or as the quality of the material, equipment or workmanship in the boarding devices provided by the Authority and the Authority makes no warranty of merchant ability, or fitness or suitability of the devices for any particular purpose or any component thereof or as to any other matter, it being agreed that all such risks, as between the airline and the benefits of any and all implied warranties of the Authority are hereby waived by the airline.

13. Entire Agreement - The Parties agree that the Agreement as amended herein sets forth the entire agreement between the parties with regard to the provision of boarding devices and there are no promises or understandings other than those stated in the Agreement as amended herein.

14. All other terms and conditions of the Agreement as previously amended remain in effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the dates shown below.


     METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


     By _________________________________________________

     Title ________________________________________________


     Date ________________________________________________


     ATLANTIC COAST AIRLINES


     By _________________________________________________

     Title ________________________________________________


     Date ________________________________________________


                   SECRETARY'S CERTIFICATE

     I, _______________________, certify that I am the

Secretary of the Corporation named herein; that

_______________________, who signed this Agreement on behalf of Atlantic Coast Airlines was the Senior Vice President of

said corporation; that this Agreement was duly signed for

and on behalf of said Corporation by authority of its

governing body, and is within the scope of its corporate

powers.

               _________________________ (Corporate Seal)
               Secretary's Signature





WA990760.178/4+




     WHEREAS, the Metropolitan Washington Airports Authority

(hereinafter referred to as the "Authority") and ATLANTIC

COAST AIRLINES, a California corporation with its principal

office in Sterling, Virginia ("ACA"), and ATLANTIC COAST

AIRLINES HOLDINGS, INC., a Delaware corporation with its

principal office in Sterling, Virginia ("ACAI")

(collectively referred to as the "Airline", and together

with the "Authority" referred to herein as the "Parties"),

have entered into Agreement No. 4-90-A040 ("Agreement")

providing for the use of facilities at Washington Dulles

International Airport and the lease of Premises; and

     WHEREAS, the Airline desires to lease and use

additional Premises including holdrooms, operations space,

offices, and Aircraft Parking Positions suitable for use by

a Regional/Commuter Air Carrier; and

     WHEREAS, the Authority is willing to plan, finance,

design, construct, operate, and maintain the additional

Premises for the Airline as part of a development project

(the Project) as defined herein, and lease same to the

Airline at Washington Dulles International Airport under the terms and conditions of the Agreement and as expressed

herein; and

     WHEREAS, the Airline is willing to facilitate the

Project and, in order to induce the Authority to undertake

the development of the Premises, is willing to commit to

lease said Premises under the terms and conditions of the

Agreement and such other terms as expressed herein;

     NOW, THEREFORE, in consideration of the preceding, and

of the fees, charges, covenants and agreements contained

herein, the Parties agree to amend Agreement No. 4-90-A040 as follows:

     1.   The definitions in the Agreement apply to this

Amendment No. 14 unless expressly stated otherwise.

     2.   Amendment No. 8 represents a prior agreement

between the Parties on the subject of the Project and the

financing thereof.  This Amendment No. 14 represents the

agreement of the Parties as of the date hereof and is a

restatement of, and in furtherance of, the agreement reached in Amendment No. 8.  In the event of any inconsistencies

between the two Amendments, Amendment No. 8 and this

Amendment No. 14 are to be construed so as to give full

effect to this Amendment No. 14.

     3.   The Project. The Project for purposes of this

Amendment No. 14 consists of the Regional Concourse,

adjacent aircraft apron paving including Aircraft Parking

Positions and other related improvements.

          a.   The Authority will undertake and use its best

efforts to plan, finance, design, construct, equip, operate

and maintain a building, also known as the Regional

Concourse, containing usual and customary facilities for

accommodating passengers and their baggage, concessions, and other facilities to serve the Airline's passengers and

others who are associated with the enplaning and deplaning

of aircraft on the apron adjacent to the Regional Concourse.

The Regional Concourse will be constructed to substantially

conform to the drawings attached here to as Exhibit D-B-1

dated January 8, 1999, depicting the Regional Concourse and

the apron. b.  In conjunction with the Regional Concourse,

the Authority will plan, finance, design and construct an

aircraft parking apron adequate for the parking and movement of 36 regional/commuter aircraft.  The apron when

constructed will conform substantially to the drawing

attached hereto as Exhibit D-B-1, dated January 8, 1999,

depicting the Regional Concourse and the apron.  The

demarcation of the Aircraft Parking Positions will be

proposed by the Airline and approved by the Airport Manager

consistent with the Exhibit.

     4.   Lease of Permanent Premises.  The Airline hereby

commits to the Authority that, as of the Substantial

Completion Date, as provided for in Section 6.02 of the

Agreement, Lease of Permanent Premises and Equipment, the

Airline, without the need for any further action, will lease from the Authority, subject to all of the terms and

conditions herein, the following Permanent Premises:

          a.   Type 2  Preferential Use Holdrooms -                   24,480
square feet
               203.02, 203.04, 204.03, 204.05, 205.10,
               and 205.12

          b.   Type 2 Exclusive Use Club - 204.09                     1,330
square feet

          c.   Type 2 Exclusive Use Admin. Offices -                  3,413
square feet
               202.04, 204.09A, and 204.01

          d.   Type 4 Exclusive Use Operations Space -
12,052 square feet
               102.12, 102.11, 102.07, 202.03,
               204.07, 205.02, 205.14, and 401.02

          e.   Type 6 Preferential Use Covered Walkways
33,896 square feet
               and Covered Baggage Facility - 203.01,
               203.05, 204.02, 204.06, 205.09, 205.13,
               and 102.05

These Permanent Premises are shown on enclosed drawings

Exhibit D-B-1.

     5.   Fitout of Space in the Regional Concourse. a.

Consistent with paragraph 3 above, the Authority will

furnish or contract to furnish all labor, materials,

equipment and furnishings to fitout and furnish the public

areas of the Regional Concourse, including: a) the gate

holdrooms with public area seating, carpeting, public

address system, and podium casework; b) the public

corridors, stairways, elevators, and restrooms; c) mobile

lounge docks; d) MUFIDS, and security equipment and cabling;

e) canopies and walkways leading to the Aircraft Parking

Positions; f) conduit and plugs for ground power units; and

g) through its concessionaires, the concession areas.

          b.   The Authority shall give written notice to

the Airline of the estimated Substantial Completion Date of

the Project at least one hundred and twenty (120) days prior to that date.  Upon receipt of the notice of the estimated

Substantial Completion Date, the Airline will be allowed to

commence installation of its own equipment and furnishings

and otherwise fitout and furnish its exclusively leased

club, office, and operations Premises in the Regional

Concourse.

     6.   Authority not liable for delay. The Authority

shall not be liable to the Airline for failure to complete

the Project or deliver possession of the Premises on the

estimated Substantial Completion Date.  The Authority will

notify the Airline of any change in the estimated

Substantial Completion Date and the Airline's obligations

will remain as agreed to herein with the changed estimated

Substantial Completion Date.  Failure by the Airline to

complete the fitout and furnishing of its exclusively leased

Premises shall not delay the Substantial Completion Date for purposes of paragraph 7, below.

     7.   Substantial Completion Date.  On the Substantial

Completion Date of the Project, the date of which, unless

changed by mutual agreement, shall not be sooner than one

hundred and twenty (120) days after the notice given in

paragraph 5.b. above, the following shall occur a.     The

Airline's lease of the Premises in the Regional Concourse

described in paragraph 4, above, and associated Aircraft

Parking Positions shall become effective.  Exhibit D-B-1 and

D-B-1A shall be deemed amended as of that date to add the

Airline's Premises and associated Aircraft Parking Positions under the Agreement and all of the provisions, rights,

privileges, obligations including rental charges and other

fees, terms and conditions of the Agreement as amended shall apply.

          b.   Provided that the Airline has otherwise

satisfied all of its requirements for the Authority to issue a certificate of public occupancy, the Authority shall issue said certificate and the Airline may occupy its Premises in

the Regional Concourse and associated Aircraft Parking

Positions for purposes of conducting its Air Transportation

Business.  The Airline's failure to satisfy all of its

requirements for the Authority to issue a certificate of

public occupancy shall not delay the effective date of the

lease of Premises in the Regional Concourse and associated

Aircraft Parking Positions.

     8.   PFC and Airline Interim Financing.

          a.   Pursuant to the Agreement of the Parties in

Amendment No. 8 for the Airline to provide to the Authority

interim financing for the Project in the absence of the

approval by the United States Federal Aviation

Administration (the "FAA") of a Passenger Facility Charge to

finance the cost of the construction of certain eligible

parts of the Project ("PFC Financing") (which PFC Financing

is not available for the Project as of the date hereof due

to no fault or failure of the Authority), the Parties hereby agree as follows with respect to certain interim funding for

the Project. b.     The Airline either will loan to the

Authority, or facilitate the lending to the Authority, of up to $15.0 million to be utilized by the Authority to pay for

a portion of the total costs of the Project including the

Authority's program management costs (the "Project Costs").

The Airline will utilize the proceeds of a bridge loan (the

"Bridge Loan") from Fleet Capital Corporation (the "Lender")

to reimburse the Authority for Project Costs, on the terms

and conditions provided herein.

          c.   Bridge Loan proceeds shall be paid by the

Airline to the Authority not later than the 14th day (or

next business day) after receipt by the Airline of a

notification (the "Notification") from the Authority that

the Authority has incurred and paid Project Costs.  In the

Notification, the Authority shall (i) include a copy of the

paid invoice(s) representing and confirming the actual

payment of Project Costs by the Authority; (ii) certify and

acknowledge the obligation of the Authority to repay the

principal amount requested in the Notification, that the

amount requested to be paid or reimbursed by the Airline

constitutes the binding repayment obligation of the

Authority to the Airline as provided for herein (a "Bridge

Loan Obligation") as well as a Bridge Loan Obligation

pursuant to, and as defined in, the January __, 1999, Escrow

Agreement (the "Escrow Agreement") among the Airline, the

Authority and Lender; and (iii) certify and acknowledge that all Project Costs included in the Notification actually have been incurred (and not prepaid) by the Authority in

connection with the Project in accordance with all

applicable contractual conditions and requirements. d. The

Authority shall pay the balance of the total cost of the

Project with PFC Financing, the proceeds of Bonds and/or an

additional $1.0 million grant from the State of Virginia.

The total cost of the Regional Concourse is reasonably

estimated by the Authority at $21.7 million, and the

Authority has no knowledge, or reason to believe, that the

Regional Concourse cannot be completed for $21.7 million.

The Authority will not add changes to the Regional Concourse that will materially increase costs without the consent of

the Airline.  There exists no material claim or dispute

arising out of the Contract, any other material agreement

concerning the Regional Concourse or with respect to the

construction or completion of the Project.

          e.   The repayment of the Lender shall be the

Airline's obligation and responsibility subject only to the

terms and conditions of the Escrow Agreement.  The Authority may prepay the Bridge Loan Obligations in whole or in part

at any time, or from time to time, without penalty and will

repay to the Airline the entire then outstanding principal

amount of the Bridge Loan Obligations without right of set-

off, counterclaim or deduction on or before May 1, 2000,

utilizing PFC Financing, Bond proceeds, the amount deposited in to escrow pursuant to the Escrow Agreement or other

funds.  The Authority will be responsible only for the

repayment of the principal amount of the Bridge Loan

Obligations and shall not be obligated to pay to the Airline or the Lender any interest thereon, or any expenses,

charges, costs or amounts with respect thereto or arising

out of the Bridge Loan, which shall remain the sole

obligation of the Airline.

          f.   Any amount paid to the Airline by, or on

behalf of, the Authority with respect to the Bridge Loan

Obligations shall be utilized by the Airline to repay its

principal obligation on the Bridge Loan to the Lender with

one business day of receipt from the Authority.

          g.   The Airline acknowledges that the Authority

has submitted a PFC Application to the FAA for PFC funding

of the Project and is using its reasonable best efforts to

cause the PFC Application to be approved.  In the event any

PFC Financing which is obtained is inadequate to repay the

entire amount of the Bridge Loan Obligations which either

then or subsequently are outstanding, the Authority shall

remain obligated pursuant to the terms of this Amendment No.

14 and the Escrow Agreement for the balance of any Bridge

Loan Obligations.  In the event the FAA has disapproved, or

failed to act on the PFC Application on or before the date

which is one year after the Substantial Completion Date of

the Regional Concourse, the Authority may repay the Bridge

Loan Obligations with the proceeds of Bonds.  Provided,

however, in the event that the Authority has given

Notification to the Airline in accordance with paragraph

8.c. above and payment is not received by the Authority on

or before the 14th day after Notification, the Authority may expend Bond funds on costs that were the subject of the

Notification.

     9.   Provisions of Airline Bridge Loan, Security, and

Defaulta. In furtherance of Amendment No. 8, paragraph 7.c.,

the Authority will deposit $15 million with an escrow agent

pursuant and subject to the terms of the Escrow Agreement to provide security to the Lender for the Bridge Loan

Obligations in the event of a default by the Airline under

the Bridge Loan or, in the event the Bridge Loan Obligations are not otherwise repaid on or before May 1, 2000, to

provide for repayment of the Bridge Loan Obligations by the

Authority to the Airline, in each case as set forth in the

Escrow Agreement.  The Lender shall only have such rights as against the Authority as are expressly set forth in the

Escrow Agreement.

          b.   Nothing contained herein, in the Escrow

Agreement or otherwise shall preclude the Airline, the

Lender and the Authority from agreeing that the Authority

will pay the Bridge Loan Obligations directly to the Lender

and that acceptance thereof by the Lender and the

application of such payment by the Lender to the obligations of the Airline with respect to the Bridge Loan shall

constitute full performance by the Authority and that no

additional amount to the Airline from the Authority will be

due and owing under this Amendment No. 14.

          c.   Any claim by the Lender against the Airline

or the Authority for any amount in excess of the amount

placed in escrow for any interest due on the Bridge Loan

Obligations, or for any penalty, damages, or fine, shall be

the responsibility of the Airline and not an obligation of

the Authority.

          d.   Upon the payment by the Authority of the

amount of the Airline's Bridge Loan as provided for herein

with the proceeds of Bonds or PFC Secured Funds, the

Authority shall adjust the Airline's rates and charges as

provided for under Article 8 of the Agreement and paragraph

10 of this Amendment 14 and the Airline shall pay the

adjusted amount due, if any, as provided for under the

Agreement.

          e.   In addition to its obligations under Article

12 of the Agreement, the Airline shall defend, indemnify,

and hold the Authority and its agents, officers, and

employees completely harmless from and against any and all

claims, suits, demands, actions, liabilities, losses,

damages, judgments, or fines arising from its Bridge Loan.

f.   In furtherance of Section 19.14.1 of the Agreement,

this Amendment and any agreement for the Bridge Loan is

expressly subordinated and subject to the pledges, transfer,

hypothecation or assignment made by the Authority in any

prior Indenture or Indenture hereafter entered into to issue

Bonds.

          g.   The Airline shall not place any lien upon the

Project, or against any Premises Equipment or any rents or

fees due from the Airline to the Authority without the

express written consent of the Authority.

          h.   By the terms of an agreement among the

Authority, the Airline and the Lender the provisions hereof

may be modified.

     10.  Rates and Charges.

          a.   For purposes of determining rates and charges

under Section 8.03 of the Agreement, the Regional Concourse

will be a separate Terminal and Equipment Sub-Center

("Regional Concourse Sub-Center").  All Authority costs to

design, finance, construct, operate and maintain the

Regional Concourse, as described under paragraph 3.a. above,

and those additional Authority costs allocated to the

Regional Concourse under the methodology of Article 8 of the

Agreement will be allocated to the Regional Concourse Sub-

Center for purposes of determining rates and charges. b.

Except as provided in paragraph 11 herein, all other

Authority costs to design, finance, construct, and maintain

the aircraft movement and parking areas serving the Regional

Concourse, as described under paragraph 3.b. above,

including the additional Authority costs allocated under the methodology of Article 8 of the Agreement, will be included

in the Airfield Cost Center for Washington Dulles

International Airport.  The Airline will be responsible for

the Aircraft Parking Position Charges as provided for in

Section 8.04. of the Agreement for the use of the aircraft

parking areas serving the Regional Concourse.  Three

regional/commuter aircraft parking positions (Exhibit D-B-1,

Sheet 1) will be equivalent to one narrow-body air carrier

aircraft parking position for the purpose of assessing the

Aircraft Parking Position Charges associated with the

Regional Concourse.

          c.   Attachment A provides an estimate of rates

and charges for the Regional Concourse assuming

               (i)  expenditures of $5.7 million in Bonds by

the Authority, $1.0 million grant from the Commonwealth of

Virginia, and Airline Interim Financing of $15 million;

               (ii) the same as (i) except that PFC secured

funds are used to repay the Airline for the Interim

Financing, or;

               (iii)     the same as (i) except that the

proceeds of Bonds are used to repay the Airline for the

Interim Financing.

Exhibit D-B-1A (IAD) will be revised to include the rental

due for the lease of the Premises constructed under the

Project effective on the Substantial Completion Date.

Attachment B presents an estimate of rentals and charges

that will be due for the additional Premises and the

Aircraft Parking Positions in the format of Exhibit D-B-1A

(IAD).  The amortization period for any Bond financing shall be the life of the Bonds as is provided for with other Bond

funded facilities and terminal projects under the

Authority's Capital Development Program.1.   Hydrant

Fueling.  The Authority will plan, finance, design, and

construct a hydrant fueling system ("the Fueling System") to serve the aircraft parking apron of the Regional Concourse.

The costs of this addition to the Fueling System shall be

recovered by the Authority from the charges assessed to all

users of the Fueling System.

     12.  Maintenance.  Maintenance responsibilities for the

Regional Concourse and associated Aircraft Parking Positions by the Parties will be allocated as provided for under

Exhibit D-D of the Agreement.

     13.  Cancellation/Termination, Surrender of Premises.

          a.   Notwithstanding that a portion of the Project

is to be funded with PFC revenue, the Airline's right to

terminate its lease of Premises constructed under the

Project shall be to the same extent as its right to

terminate this Agreement No. 4-90-A040 while Bonds are

outstanding.

     14.  All terms and conditions of the Agreement,

including the provisions of Article 2 regarding termination

and Article 17 regarding reallocation of Premises and

accommodation of other Airlines, shall apply to the Regional

Concourse, except that the date for periodic reallocation of

Premises in the Regional Concourse shall be the second

anniversary of the Substantial Completion Date of the

Regional Concourse or the next date for reallocation of

Premises for the Airport in accordance with Section 17.02,

whichever is the later date. 15.   Any Project cost

associated with environmental clean up of the Project site,

if any (e.g., remediation of contaminated soil), shall be

assigned to the Regional Concourse Sub-Center as a cost of

site preparation or to the Airfield Cost Center, or the

Aviation Cost Center as appropriate.

     16.  Mobile Lounge Service to the Regional Concourse

          The Authority's responsibilities to provide

regular shuttle-type mobile lounge service as provided for

under Article 7.01.7 of the Agreement shall include such

service between the Main Terminal and the Regional Concourse commencing on the Substantial Completion Date.

     17.  All other terms and conditions of the Agreement

remain unchanged.

     18.  This Amendment No. 14 shall be effective upon the

signature of the Parties.

     IN WITNESS WHEREOF, the Parties hereto have executed

this Amendment No. 14 as of the dates shown below.


          METROPOLITAN WASHINGTON AIRPORTS AUTHORITY


          By   _____________________________________________
                    Charles C. Erhard, Manager
                    Airport Administration Department

          Date ____________________________________________


          ATLANTIC COAST AIRLINES
          a California Corporation
                    and
          ATLANTIC COAST AIRLINES HOLDINGS, INC.
          A Delaware Corporation


          By   _____________________________________________
                    Michael S. Davis
                    Senior Vice President
                    Customer Service

          Date _____________________________________________


                    SECRETARY'S CERTIFICATE

     I, ____________________________, certify that I am the
Secretary of the corporation named herein; that ______________________________, who signed this Agreement on behalf of the Airline was then _____________________________
of said corporation, that said Agreement was duly signed for and on behalf of said corporation by authority of its governing body and is within the scope of its corporate powers.


          _______________________________ (Corporate Seal)
                    Secretary's Signature
                    Regional Concourse

                         ATTACHMENTS


Attachment A        Regional Concourse and Aircraft Parking
Apron

Attachment B        Rates and Charges
                                             EXHIBIT D-B-1A
                                             (IAD)
                                             Preliminary
                                             Rates
                                             Regional
                                             Concourse


         METROPOLITAN WASHINGTON AIRPORTS AUTHORITY
           WAHSINGTON DULLES INTERNATIONAL AIRPORT
                  AIRLINE PREMISES EXHIBIT

                   ATLANTIC COAST AIRLINES

                                             RENTAL RATE
                            PAP (P)         PER SQUARE
                            or     SQUARE   FOOT PER
ANNUAL
AREA NUMBER/PURPOSE         TAP (T) FEET     ANNUM
RENTAL

Type 2 Space    Holdrooms; VIP Rooms; Administrative Offices

Exhibit D-B-1

205.10 Gates A-1 and 3 Holdroom     P        4,080
205.12 Gates A-2 and 4 Holdroom     P        4,080
204.03 Gates A-5 and 7 Holdroom     P        4.080
204.05 Gates A-6 and 8 Holdroom     P        4,080
203.02 Gates A-9 and 11 Holdroom    P        4,080
203.04 Gates A-10 and 12 Holdroom   P        4,080

204.09 VIP Room             P       1,330

202.04 Administrative Offices
204.01 Administrative Offices       P        2,898

204.09A                     Administrative Offices      P      515

TOTAL Type 2 Space                  29,223   $43.05
$1,258,050.15

Type 4 Space    Operations Space

102.12, 102.11, 102.07, 202.03,
204.07, 205.02, 205.14      P       12,052   $26.31     $
317,088.12

Type 6 Space    Unenclosed Covered Area

203.01, 203.05, 204.02, 204.06,
205.09, 205.13, 102.05      P       33,896   $ 5.12     $
173,448.00
Aircraft Parking Positions

Exhibit D-B-1

Gates A-1 and 3             2 Narrow-body    P
$14,029 x 2    $      28,058.00
Gates A-2 and 4             2 Narrow-body    P
$14,029 x 2    $      28,058.00
Gates A-5 and 7             2 Narrow-body    P
$14,029 x 2    $      28,058.00
Gates A-6 and 8             2 Narrow-body    P
$14,029 x 2    $      28,058.00
Gates A-9 and 11            2 Narrow-body    P
$14,029 x 2    $      28,058.00
Gates A-10 and 12           2 Narrow-body    P
$14,029 x 2    $      28,058.00

TOTAL Aircraft Parking Positions                            $
168,348.00

TOTAL ANNUAL RENTAL (Preliminary)
EFFECTIVE SUBSTANTIAL COMPLETION DATE:
$1,916,934.27

TOTAL MONTHLY RENTAL (Preliminary)
EFFECTIVE SUBSTANTIAL COMPLETION DATE:                  $
159,744.52



     This Amendment between the Metropolitan Washington
Airports Authority (hereinafter referred to as the "Authority") and Atlantic Coast Airlines (hereinafter referred to as the "Airline") is to provide for the improvement of the Premises that are being constructed by the Authority and which will be leased by the Airline as Permanent Airline Premises at Washington Dulles
International Airport.

     WHEREAS, the Airline and the Authority agree that the Airline is responsible for making these improvements known as "Fitout Improvements," and that the Airline's Eligible Costs thereof (Eligible Costs) shall be paid by the Authority as part of the Capital Development Program and recovered from the Airline by the Authority through the Equipment Cost Center identified in Section 8.01(4)(i)(f) of the Agreement;

     NOW THEREFORE, the Parties hereto agree as follows:

1.   The  effective date of this Amendment shall be February
     1, 1999.

2. Section 10.09, Improvements by the Airline, is amended by adding the following paragraph at the end of the section:

     Section 10.09.7 - The Fitout Improvements listed in paragraph (ii) to this Amendment shall be constructed by the Airline. The Eligible Costs of these Fitout Improvements shall be reimbursed to the Airline by the Authority in accordance with the following:

     (i) The Airline shall select and enter into contracts with an architect/engineer and a construction contractor to accomplish the Fitout Improvements. The Authority shall not be a party to these contracts. Airline shall submit for review a copy of each contract for which reimbursement will be requested This shall be accomplished prior to reimbursement for work performed under that contract.

     (ii) The Airline's construction contracts for the Fitout Improvements shall require completion of the Fitout Improvements by a certain date, which date shall not be after May 2, 1999, provided that the Authority makes the Premises available to the Airline for Fitout Improvements on or before November 9, 1998.

          Provided further, that for every day the Authority delays in making particular Premises available to the Airline, the date by which the Airlines must complete the Fitout Improvements for those
          Premises is extended one day The Authority's rights to move the Airline into Temporary Airline Premises, or Permanent Airline Premises, in accordance with Article 5, and the rights of the other Signatory Airlines to move into Permanent Airline Premises, shall not be diminished by the failure of the Airline to complete its Fitout Improvements. The Airline's acknowledges that time is of the essence and that the failure to complete the Fitout on or before May 2, 1999, may result in the Airline's Permanent Airline Premises not being substantially complete and that the substantial completion date of the Airline's Permanent Premises may, therefore, be delayed. The Airline's contracts to accomplish the Fitout Improvements shall contain provisions requiring the retention of 10 percent of its contractor's billings pending final acceptance by the Airline of the Fitout Improvements. The Airline shall take all reasonable actions necessary to enforce timely completion of the Fitout Improvements.

     (iii) The Authority shall reimburse the Airline for the Eligible Cost of the Fitout Improvements incurred by the Airline up to a maximum of $1,000,000 for Dulles. The Eligible Cost to be reimbursed by the Authority include amounts paid by the Airline for all construction, equipment, and material costs for the Fitout Improvement such as ceilings; walls; flooring; windows; doors; mechanical, electrical, and utility systems and connections and outlets; cabinets and mill work; and any other equipment and finish work attached to and made a permanent part of the Premises; and any taxes and freight costs directly attributed to the Fitout. The reimbursement would also include the reasonable amounts paid to architects and engineers. All invoices should be submitted no later than May 2, 2000.

     (iv) The following are not Eligible Costs: the cost of any Airline operating facilities, as specified in the Agreement, Article 3.01, including furniture, furnishings, special light fixtures, carpeting, draperies, wall coverings, decorations, decorating or other special finishing work, appliance, trade fixtures and equipment that is owned, furnished, installed and used by the airline in its operation at the Airport. The cost of Airline personnel and overhead costs of any Airline are not Eligible Costs.

     (v) Any Fitout Improvement costs incurred by the Airline in excess of the maximum stated above shall be the responsibility of the Airline and shall not be an Eligible Cost.

     (vi) The Authority shall reimburse the Airline in accordance with the payment procedures stated herein. The Airline will establish a separate bank checking account to be used exclusively for payment of Eligible Costs of reimbursable Fitout Improvement Cost. Checks drawn upon this account shall require the signature of both the Airline and the Authority regardless of the amount. The Authority shall make timely deposits of principal funds into the account in amounts sufficient to cover checks drawn on the account. Any interest earned by the account, less the amount of any bank charges against the account, including any penalties assessed by the bank for failure of the Authority to deposit sufficient funds into the account to cover checks, shall belong to the Authority and may be withdrawn by the Authority at any time after it has been credited to the account by the bank. Further, funds remaining in the account after payment of Eligible Costs shall belong to the Authority to the extent that the Authority deposited principal into the account in excess of the reimbursable Fitout Improvement costs.

     (vii) The Airline shall be responsible for providing to the Authority complete documentation of the Fitout Improvements and costs for which reimbursement is sought showing that the work has been performed in an acceptable manner and that payment is due to the contractor(s). Failure to provide such documentation in a timely manner may delay payment to the Airline's contractor(s).

     (viii) Monthly progress payments shall be made on the basis of Eligible costs incurred or on estimates thereof as provided by the contractor and approved by the Airline and the Authority's contracting officer. The Airline shall require the contractor to submit an invoice to the Airline. The Airline has the responsibility to determine the amount to be paid. The Airline will mail a signed check, drawn on the account described herein payable to the contractor with an original and three copies of the contractor's invoice to the following address:

               Metropolitan Washington Airports Authority
               Accounting Operations Department, MA-22B
               44 Canal Center Plaza
               Alexandria, VA  22314-1562

          The Authority reserves the right to recommend to the Airline a reduction in the payment to the contractor for noncompliance with Airport regulations, the terms of this Agreement, as amended or other specified reasons. The final decision regarding any reduction in payment is the responsibility of the Airline. The reason for any reduction from the contractor's invoice amount by the Airline shall be stated in writing and attached to the invoice.

     (ix) The  Authority's Design Manual, revised as of July
          1997 (including Appendices 1-3), is to be employed by the Airline in making the Fitout Improvements.

     (x) All contractors and subcontractors working on Fitout Improvements must enroll in the Authority's Owner Controlled Wrap-Up Insurance Program (OCWIP). Eligibility and enrollment procedures
          are   defined  in  the  OCWIP  Manual,  which   is
          available from the Authority.

     (xii) The Airline shall take no action inconsistent with Article 19.14.2 of the Agreement pertaining to the Authority's compliance with the Internal
          Revenue Code of 1986.

     (xiii) The Authority strongly encourages the use of Minority and Women Business Enterprises (MBE/WBE) for the Fitout Improvements, regardless of the size or location of the MBE/WBE. The Local Disadvantaged Business Enterprise's (LDBE) participation is also strongly encouraged, with a goal of 25 percent LDBE participation. The Airline agrees to contact the Authority's Equal Opportunity Programs Department at (703) 417-8625 to pursue MBE/WBE/LDBE participation.

     All other terms and conditions of the Agreement remain unchanged.

     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment.

         METROPOLITAN WASHINGTON AIRPORTS AUTHORITY



     By:

                    James A. Wilding
Date
                    President & CEO

                   ATLANTIC COAST AIRLINES



     By:

             Name
Date
             Title

     I, ________________ certify that I am the Secretary of the Airline named herein: that who signed this Amendment on behalf of the Airline, was then ________________ of said
Airline; that said Amendment was duly signed for and on behalf of said corporation by authority of its governing body and is within the scope of its corporate powers.



                               ________________________
                               (Corporate Seal)
                               Secretary's Signature